                                                                    Exhibit 10.1
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                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                                   dated as of

                                  July 9, 2002

                                      among

                                LBI MEDIA, INC.,

                          THE GUARANTORS PARTY HERETO,

                            THE LENDERS PARTY HERETO,

                              FLEET NATIONAL BANK,

                            as Administrative Agent,

                             FLEET SECURITIES, INC.,

                              as Sole Lead Arranger

                      GENERAL ELECTRIC CAPITAL CORPORATION

                                       and

                                U.S. BANK, N.A.,

                           as Co- Syndication Agents,

                                       and

                        CIT LENDING SERVICES CORPORATION

                                       and

                                 SUNTRUST BANK,

                           as Co-Documentation Agents

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--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

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Article 1       Definitions ..........................................................   1
         1.1    Defined Terms ........................................................   1
         1.2    Classification of Loans and Borrowings ...............................  37
         1.3    Terms Generally ......................................................  37
         1.4    Accounting Terms; GAAP ...............................................  38

Article 2       The Credits ..........................................................  39

         2.1    Revolving Credit Commitments .........................................  39
         2.2    Loans and Borrowings .................................................  41
         2.3    Requests for Borrowings ..............................................  41
         2.4    Letters of Credit ....................................................  43
         2.5    Funding of Borrowings ................................................  47
         2.6    Interest Elections ...................................................  48
         2.7    Termination and Reduction of Commitments .............................  49
         2.8    Mitigation Obligations; Replacement of Lenders .......................  51
         2.9    Repayment of Loans; Evidence of Debt .................................  52
         2.10   Prepayment of Loans ..................................................  53
         2.11   Fees .................................................................  56
         2.12   Interest .............................................................  58
         2.13   Alternate Rate of Interest ...........................................  59
         2.14   Increased Costs ......................................................  59
         2.15   Break Funding Payments ...............................................  60
         2.16   Taxes ................................................................  61
         2.17   Payments Generally: Pro Rata Treatment; Sharing of Set-Offs ..........  62

Article 3       Guarantee by Guarantors ..............................................  64

         3.1    The Guarantee ........................................................  64
         3.2    Obligations Unconditional ............................................  65
         3.3    Reinstatement ........................................................  65
         3.4    Subrogation ..........................................................  66
         3.5    Remedies .............................................................  66
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                                      -i-

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                               TABLE OF CONTENTS

                                  (continued)

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         3.6    Continuing Guarantee ........................................  66
         3.7    Rights of Contribution ......................................  66
         3.8    General Limitation on Guarantee Obligations .................  67
         3.9    Waivers .....................................................  67

Article 4       Representations and Warranties ..............................  68

         4.1    Organization; Powers ........................................  68
         4.2    Authorization; Enforceability ...............................  68
         4.3    Governmental Approvals; No Conflicts ........................  68
         4.4    Financial Condition; No Material Adverse Change .............  69
         4.5    Properties ..................................................  70
         4.6    Litigation and Environmental Matters ........................  71
         4.7    Compliance with Laws and Agreements .........................  71
         4.8    Investment and Holding Company Status .......................  71
         4.9    Taxes .......................................................  71
         4.10   ERISA .......................................................  72
         4.11   Disclosure ..................................................  72
         4.12   Ownership and Capitalization ................................  72
         4.13   Subsidiaries ................................................  72
         4.14   Material Indebtedness, Liens and Agreements .................  73
         4.15   Permits and Licenses ........................................  74
         4.16   Federal Reserve Regulations .................................  74
         4.17   Burdensome Restrictions .....................................  75
         4.18   Force Majeure ...............................................  75
         4.19   Labor and Employment Matters. ...............................  75
         4.20   Subchapter S Election and QSSS Election .....................  76
         4.21   Senior Indebtedness .........................................  76

Article 5       Conditions ..................................................  76

         5.1    Effective Time ..............................................  76
         5.2    Each Extension of Credit ....................................  83

                               TABLE OF CONTENTS

                                  (continued)


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         5.3    Consummation of Acquisitions ..............................................   84

Article 6       Affirmative Covenants .....................................................   85

         6.1    Financial Statements and Other Information ................................   85
         6.2    Notices of Material Events ................................................   87
         6.3    Existence; Conduct of Business ............................................   88
         6.4    Payment of Obligations ....................................................   88
         6.5    Maintenance of Properties; Insurance ......................................   88
         6.6    Books and Records; Inspection Rights ......................................   89
         6.7    Fiscal Year ...............................................................   89
         6.8    Compliance with Laws, Maintenance of FCC Licenses .........................   89
         6.9    Use of Proceeds ...........................................................   89
         6.10   Certain Obligations Respecting Guarantors and Collateral Security .........   90
         6.11   ERISA .....................................................................   91
         6.12   Environmental Matters; Reporting ..........................................   91
         6.13   Conforming Leasehold Interests; Matters Relating to Real Property
                Collateral ................................................................   92
         6.14   Hedging Agreements ........................................................   94
         6.15   Post-Closing Obligations ..................................................   94

Article 7       Negative Covenants ........................................................   95

         7.1    Indebtedness ..............................................................   95
         7.2    Liens .....................................................................   96
         7.3    Contingent Liabilities ....................................................   98
         7.4    Fundamental Changes; Asset Sales ..........................................   98
         7.5    Investments; Hedging Agreements ...........................................  103
         7.6    Restricted Junior Payments ................................................  106
         7.7    Transactions with Affiliates ..............................................  107
         7.8    Restrictive Agreements ....................................................  107
         7.9    Sale-Leaseback Transactions ...............................................  108
         7.10   Certain Financial Covenants ...............................................  108


                               TABLE OF CONTENTS

                                  (continued)


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         7.11   Lines of Business; Restrictions on the Borrower .......................  109
         7.12   Subordinated Indebtedness .............................................  110
         7.13   Modifications of Certain Documents ....................................  110
         7.14   Empire Burbank ........................................................  110
         7.15   Holding Company Restrictions ..........................................  111
         7.16   License Subsidiaries ..................................................  112

Article 8       Events of Default .....................................................  113

         8.1    Events of Default .....................................................  113

Article 9       The Administrative Agent ..............................................  117

         9.1    Appointment and Authorization .........................................  117
         9.2    Administrative Agent's Rights as Lender ...............................  117
         9.3    Duties As Expressly Stated ............................................  117
         9.4    Reliance By Administrative Agent ......................................  118
         9.5    Action Through Sub-Agents .............................................  119
         9.6    Resignation of Administrative Agent and Appointment of Successor
                Administrative Agent ..................................................  119
         9.7    Lenders' Independent Decisions ........................................  119
         9.8    Indemnification .......................................................  120
         9.9    Consents Under Other Loan Documents ...................................  120
         9.10   The Agents ............................................................  120

Article 10      Miscellaneous .........................................................  120

         10.1   Notices ...............................................................  120
         10.2   Waivers; Amendments ...................................................  121
         10.3   Expenses; Indemnity; Damage Waiver ....................................  123
         10.4   Successors and Assigns ................................................  124
         10.5   Survival ..............................................................  128
         10.6   Counterparts; Integration; References to Agreement; Effectiveness .....  128
         10.7   Severability ..........................................................  128
         10.8   Right of Setoff .......................................................  128

                                      -iv-

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                                TABLE OF CONTENTS

                                   (continued)

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         10.9   Governing Law; Jurisdiction; Consent to Service of Process .........  129
         10.10  WAIVER OF JURY TRIAL ...............................................  129
         10.11  Headings ...........................................................  130
         10.12  Release of Collateral and Guarantees ...............................  130
         10.13  Confidentiality ....................................................  130
         10.14  Continued Effectiveness; No Novation ...............................  131

                              SCHEDULES & EXHIBITS

Schedule 2.1     List of Lenders and Revolving Credit Commitments
Schedule 4.3     Governmental Approval
Schedule 4.4     Financial Condition; No Material Adverse Change
Schedule 4.5     Properties
Schedule 4.6     Litigation and Environmental Matters
Schedule 4.7     Compliance with Laws and Agreements
Schedule 4.9     Taxes
Schedule 4.11    Management Structure
Schedule 4.12    Organization; Capitalization; Subsidiaries
Schedule 4.13    Subsidiaries
Schedule 4.14    Material Indebtedness, Liens and Agreements
Schedule 4.15    FCC Licenses
Schedule 4.19    Labor and Employment Matters
Schedule 7.2(b)  Permitted Liens
Schedule 7.7     Transactions with Affiliates
Schedule 7.8     Restrictive Agreements

Exhibit A        Form of Revolving Credit Note
Exhibit B        Form of Amended and Restated Security Agreement/
                 Schedule I - Perfection Certificate
Exhibit C        Form of Confirmation of Pledge Agreement
Exhibit D-1      Form of Borrowing Request
Exhibit D-2      Form of Interest Election Request
Exhibit E        Form of Lender Joinder Agreement
Exhibit F        Form of Confirmation of Hazardous Materials Indemnity Agreement
Exhibit G        Forms of Solvency Certificate
Exhibit H        Form of Mortgage and Security Agreement
Exhibit I        Form of Leasehold Mortgage
Exhibit J-1      Form of Landlord Waiver and Consent
Exhibit J-2      Form of Licensor Consent
Exhibit K-1      Form of Opinion of O'Melveny & Myers LLP
Exhibit K-2      Form of Opinion of Gilchrist & Rutter
Exhibit K-3      Form of Opinion of Strasburger & Price
Exhibit L        Form of Opinion of FCC Counsel
Exhibit M        Form of Assignment and Acceptance
Exhibit N        Form of Compliance Certificate
Exhibit O        Form of Confirmation of Subordination Agreements
Exhibit P        Form of Control Agreement
Exhibit Q        Form of Existing Mortgage Amendment

                      AMENDED AND RESTATED CREDIT AGREEMENT

         AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 9, 2002 (this "Agreement"), among LBI MEDIA, INC. (formerly known as LBI Holdings, Inc.), THE GUARANTORS PARTY HERETO, THE LENDERS PARTY HERETO, FLEET NATIONAL BANK, as Administrative Agent, FLEET SECURITIES, INC., as Sole Lead Arranger, GENERAL ELECTRIC CAPITAL CORPORATION and U.S. BANK, N.A., as Co-Syndication Agents, and CIT LENDING SERVICES CORPORATION and SUNTRUST BANK, as Co-Documentation Agents. This Agreement amends, restates and supersedes, in its entirety, the Credit Agreement dated as of March 20, 2001 among the Borrower, the guarantors party thereto, the lenders party thereto, the Administrative Agent, and Union Bank of California, N.A., as Syndication Agent, and CIT Lending Services Corporation and General Electric Capital Corporation, as Co-Documentation Agents (as amended from time to time prior to the date hereof, the "Existing Credit Agreement").

         The parties hereto agree as follows:

                                    ARTICLE 1

                                   Definitions

         1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

         "Acquisition" means any transaction, or any series of related transactions, consummated after the date hereof, by which (i) any Credit Party acquires the business of, or all or substantially all of the assets of, any firm or corporation which is not a Credit Party, or any division or station of such firm or corporation, located in a specific geographic area or areas, whether through purchase of assets, purchase of stock, merger or otherwise or (ii) any Person that was not theretofore a Subsidiary of a Credit Party becomes a Subsidiary of a Credit Party. Notwithstanding anything herein to the contrary, no Relocation shall be deemed to be an Acquisition.

         "Acquisition Date" means, with respect to each of the El Dorado Acquisitions, the date of the consummation of such Acquisition.

         "Additional Mortgage" has the meaning assigned to such term in Section 6.13(b)(i).

         "Additional Mortgage Policies" has the meaning assigned to such term in
Section 6.13(b)(vi).

         "Additional Mortgaged Property" has the meaning assigned to such term in Section 6.13(b).

         "Adjusted Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Adjusted Base Rate due to a change in the Prime Rate or the

Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "Adjusted LIBO Rate" means, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

         "Administrative Agent" means Fleet National Bank in its capacity as administrative agent for the Lenders hereunder and any successors appointed pursuant to Section 9.6.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to a specified Person, another Person that Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of any Credit Party and (b) none of the Credit Parties shall be Affiliates of each other.

         "Agents" means the Administrative Agent, the Co-Syndication Agents and the Co-Documentation Agents.


         "Alta" means Alta Communications VIII, L.P., Alta-Comm VIII S by S, LLC, Alta Communications VIII-B, L.P., Alta VIII Associates, LLC, California State Teachers' Retirement System, UnionBanCalequities, Inc. and BancBoston Investments Inc., and their respective successors and assigns.

         "Alta Subordination Agreement" means the Subordination and Intercreditor Agreement dated as of the Original Closing Date among Alta and the Administrative Agent, as amended by the Holdings Amendment and confirmed by the Confirmation of Subordination Agreements, as such agreement may hereafter be further amended, supplemented or otherwise modified from time to time.

         "Applicable Margin" means, for any Type of Loans (i) for the Initial Payment Period (as defined below):

                         Applicable Margin (% per annum)
                         -------------------------------

       Loans                     Base Rate Loans                LIBOR Loans
       -----                     ---------------                -----------

Revolving Credit Loans                1.750%                       3.000%
        and

          (ii) for any Payment Period (as defined below) other than the Initial Payment Period, the respective rates indicated below for Loans of such Type opposite the applicable Total Leverage Ratio indicated below (or as provided in the final paragraph of this definition, for part of a Payment Period):

                         Applicable Margin (% per annum)
                         -------------------------------

                                              Revolving Credit Loans

                  Total Leverage Ratio         Base Rate       LIBOR
                  --------------------         ---------       -----
                                                 Loans         Loans
                                                 -----         -----
          Greater than or equal to 7.00 to 1     1.750%        3.000%

            Less than 7.00 to 1 and greater      1.500%        2.750%
               than or equal to 6.50 to 1
            Less than 6.50 to 1 and greater      1.250%        2.500%
               than or equal to 6.00 to 1
            Less than 6.00 to 1 and greater      1.000%        2.250%
               than or equal to 5.50 to 1
            Less than 5.50 to 1 and greater      0.750%        2.000%
               than or equal to 5.00 to 1
            Less than 5.00 to 1 and greater      0.500%        1.750%
               than or equal to 4.50 to 1
                   Less than 4.50 to 1           0.250%        1.500%

         For purposes hereof, a "Payment Period" means (i) initially, the period commencing on the Closing Date to and including the third Business Day after the date of delivery of the quarterly financial statements required by Section 6.1(b) for the fiscal quarter of the Borrower ended September 30, 2002 (the "Initial Payment Period") and (ii) thereafter, the period commencing on the day immediately succeeding the last day of the prior Payment Period to but not including the third Business Day after the earlier of (x) the due date of the next Compliance Certificate required to be delivered by the Borrower to the Administrative Agent pursuant to Section 6.1(c) concurrently with the delivery by the Borrower of the annual or any of the four quarterly financial statements required by Sections 6.1(a) or 6.1(b), respectively, or (y) the date of the actual receipt by the Administrative Agent of such Compliance Certificate. Subject to and in accordance with the final paragraph of this definition, the Applicable Margin shall be effective for each Payment Period (or in the circumstances described in the final paragraph of this definition, such portion of a Payment Period) whether or not such Payment Period coincides with an Interest Period for LIBOR Borrowing.

         The Total Leverage Ratio for any Payment Period except the Initial Payment Period shall be determined on the basis of the Compliance Certificate required to be delivered to the Administrative Agent pursuant to Section 6.1(c) concurrently with the delivery by the Borrower of the annual or quarterly financial statements required by Sections 6.1(a) or 6.1(b), respectively, setting forth, among other things, a calculation of the Total Leverage Ratio as at the last day of the fiscal quarter immediately preceding such Payment Period (i.e. the Total Leverage Ratio set forth in the Compliance Certificate delivered pursuant to Section 6.1(c) that is delivered together with the financial statements for the fiscal quarter ended September 30, 2002 shall be used to determine the Applicable Margin with respect to the first Payment Period that follows the Initial Payment Period, the Total Leverage Ratio set forth in the Compliance Certificate that is delivered together with the financial statements for the fiscal quarter ended December 31, 2002 shall be used to determine the Applicable Margin with respect to the second Payment Period that follows the Initial Payment Period, and so forth); provided that upon delivery by the Borrower of the Compliance Certificate concurrently with the delivery of the annual financial statements required by Section 6.1(a), the Applicable Margin shall be adjusted retroactively, as of the first day of the then current Payment Period, based on the calculation of the Total Leverage Ratio pursuant to such certificate and financial statements to the extent that the Total Leverage Ratio so calculated differs from the Total Leverage Ratio calculated based on the Compliance Certificate delivered concurrently with the quarterly financial statements for the fourth fiscal quarter of the preceding fiscal year required by Section 6.1(b). In the event of a retroactive adjustment in the determination of the Applicable Margin in favor of the Borrower, the amount of interest thereby refundable to the Borrower shall be applied on the date of such retroactive adjustment, to prepay interest payable on the Loans on a pro rata basis, thus permitting the Borrower to deduct such amount from their next interest payment. If the retroactive adjustment is in favor of the Lenders, the amount of interest due to the Lenders shall be paid in full to the Administrative Agent within five (5) days after written notice of such adjustment is provided to the Borrower. Notwithstanding the foregoing, the Borrower shall include a request for any downward adjustment of the Applicable Margin with, or as part of, the Compliance Certificate concurrently with the delivery by the Borrower of the annual financial statements required by Section 6.1(a) and, in any event, the Administrative Agent and the Lenders shall not be required to make any downward adjustment until a request of the Borrower shall have been received and unless such request is received within three months after the date of delivery of such Compliance Certificate.

         "Applicable Percentage" means (a) with respect to any Revolving Credit Lender for purposes of the definition of LC Exposure and of Section 2.4, the percentage of the total Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment, and (b) with respect to any Lender in respect of any indemnity claim under Section 10.3 arising out of an action or omission of the Administrative Agent under this Agreement, the percentage of the total Commitments or, in the event the Commitments are terminated, Loans hereunder represented by the aggregate amount of such Lender's Commitment or, in the event the Commitments are terminated, Loans hereunder.

         "Applicable Recipient" has the meaning set forth in Section 2.17.

         "Approved Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4), and accepted by the Administrative Agent, in the form of Exhibit M.

         "Base Rate" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Base Rate.

         "Basic Documents" means the Loan Documents, the Holdings Amendment, the Oaktree Redemption Agreement, the Intermediate Holdings Intercompany Note, the Senior Subordinated Note Indenture, the Senior Subordinated Notes and the documents relating thereto, the El Dorado Acquisitions Documents and the Guajillo Acquisitions Documents.

         "Bering Property" means the 3-story office building comprising approximately 29,000 square feet, together with the parking lot and other real property with respect thereto, commonly known as 3000 Bering Drive, Houston, Texas.

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrower" means LBI Media, Inc. (formerly known as LBI Holdings II, Inc.), a California corporation.

         "Borrower's knowledge" or any "Credit Party's knowledge" or any similar phrase or words when used in connection with a statement, representation or warranty means to the actual knowledge of Jose or Lenard Liberman, the Chief Financial Officer of the Borrower or such Credit Party, as applicable, or any responsible executive officer (as defined in Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended), of the Borrower or such Credit Party, as applicable, after reasonable good faith inquiry made to ascertain the accuracy of the statement, representation or warranty.

         "Borrowing" means Loans of the same Type, made, converted or continued on the same date and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

         "Borrowing Request" means a request for a Borrowing satisfying the requirements of Section 2.3 and substantially in the form of Exhibit D-1 annexed hereto.

         "Broadcast Stations" has the meaning assigned to such term in Section 4.15(b).

         "Burbank Office Property" means that certain real property located at 1845 Empire Avenue, Burbank,California 91504.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts, Los Angeles, California or New York City are authorized or required by law to remain closed; provided that, when used in connection with a LIBOR Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in U.S. dollar deposits in the London interbank market.

         "California Taxable Income" shall mean the taxable income of Holdings I for any taxable year computed pursuant to Section 23802 (or any successor provisions) of the California Revenue and Tax Code but calculated as if the taxable year of Holdings I ended on the date with respect to which such taxable income calculation is made, reduced, but not below zero, by the amount of any Suspended Losses which are treated as incurred by Holdings I in, and allowed as deductions on the tax returns of the Holdings I's stockholders for, such taxable year.

         "Capital Expenditures" means, for any period, the sum for the Credit Parties (determined on a consolidated basis without duplication in accordance with GAAP) of the aggregate amount of expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding expenditures for repairs that do not extend the useful life of the asset) during such period computed in accordance with GAAP; provided that such term shall not include (i) any such expenditures in connection with any replacement or repair of Property affected by a Casualty Event, (ii) any such expenditures in connection with a Relocation with the exception of cash expenditures not subject to the reimbursement obligations of a Person other than a Credit Party, (iii) for each broadcast station received in any Voluntary Relocation, up to $4,000,000 in such expenditures but only to the extent paid from the cash proceeds received in such Voluntary Relocation which are used to upgrade or improve such broadcast station, (iv) for each broadcast station received in any Involuntary Relocation, any such expenditures paid from the cash proceeds received in such Involuntary Relocation which are used to upgrade or improve such broadcast station or (v) the purchase price, any broker's fees payable and any transaction costs incurred in connection with the Clear Channel Acquisition, the Shop At Home Acquisition, the El Dorado Acquisitions, the Guajillo Acquisitions or any other Acquisition permitted hereunder.

         "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. Notwithstanding anything herein to the contrary, any obligations under the Empire Burbank Lease shall not be Capital Lease Obligations.

         "Cash Equivalents" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of

Columbia that (1) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (2) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (1) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (2) has net assets of not less than $500,000,000, and (3) has the highest rating obtainable from either S&P or Moody's, or (c) other cash equivalent investments agreed to from time to time between the Borrower and the Administrative Agent.

         "Casualty Event" means, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation; provided that an Involuntary Relocation shall not be a Casualty Event.

         "Change in Control" means (a) prior to the Intercompany Merger, Intermediate Holdings shall cease to own, directly or indirectly, 100% of the Borrower's outstanding capital stock and Total Voting Power, (b) prior to the Intercompany Merger, Holdings I shall cease to own, directly or indirectly, 100% of Intermediate Holdings' outstanding capital stock and Total Voting Power, (c) after the Intercompany Merger, Holdings I shall cease to own, directly or indirectly, 100% of the Borrower's outstanding capital stock and Total Voting Power, (d) Jose and Lenard Liberman (together with their spouses, lineal descendants or heirs and devisees and any trusts controlled by them) shall cease to collectively own, directly or indirectly, more than 50% of (i) the economic interests in the outstanding equity securities of Holdings I or (ii) the Total Voting Power of Holdings I, (e) the Borrower no longer owns and controls, directly or indirectly, 100% of the capital stock of each of Liberman Broadcasting, Inc., Liberman Television Inc., Liberman Television of Houston, Inc., Liberman Broadcasting of Houston, Inc., and any License Subsidiary, unless one hundred percent (100%) or any portion of such entity's capital stock is transferred in accordance with the terms and conditions of this Agreement, (f) any Holding Company or the Borrower sells, leases, conveys, transfers, exchanges or otherwise disposes of, in a single transaction or through a series of related transactions, all of the FCC Licenses owned by such Holding Company, the Borrower and the other Credit Parties to any Person other than any of the Credit Parties or (g) the occurrence of any "Change of Control" as defined in any Holdings Securities Purchase Documents or in the Senior Subordinated Note Indenture.

         "Change in Law" means (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or the Issuing Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Lender's holding company, if any) with any request, guideline, order, decree or directive (whether or not having the force of law) of any Governmental Authority or the National Association of Insurance Commissioners made or issued after the Closing Date.

         "Clear Channel Acquisition" means the acquisition by Liberman Broadcasting of Houston, Inc. and Liberman Broadcasting of Houston License Corp. from the Clear Channel Sellers of five (5) radio broadcast stations: KQUE-AM located in Houston, Texas, KSEV-AM located in Tomball, Texas, KTJM-FM located in Port Arthur, Texas, KJOJ-AM located in

Conroe, Texas and KJOJ-FM located in Freeport, Texas for cash consideration not in excess of $44,000,000.

         "Clear Channel Acquisition Documents" means the Asset Purchase Agreement dated December 8, 2000 as amended by the First Amendment to Asset Purchase Agreement dated as of March 13, 2001 and all related instruments, agreements and other documents entered into by any Credit Party and any Clear Channel Seller in connection therewith, in each case, as amended, supplemented or modified in accordance with the restrictions of Section 7.13.

         "Clear Channel Sellers" means Capstar Radio Operating Company, Capstar TX Limited Partnership, Clear Channel Broadcasting, Inc. and Clear Channel Broadcasting Licenses, Inc.

         "Closing Date" means the date during which the Effective Time shall occur.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means, collectively, all of the Property (including capital stock and other equity interests) in which Liens are purported to be granted pursuant to the Collateral Documents as security for all obligations of the Credit Parties hereunder.

         "Collateral Documents" means the Security Agreement, the Pledge Agreement, Alta Subordination Agreement, the Mortgages, the Existing Mortgage Amendments, the Investor Subordination Agreement, the Liberman Subordination Agreements, the Control Agreements and all other agreements, instruments or documents delivered by any Credit Party or any shareholder of a Credit Party pursuant to this Agreement or any of the other Loan Documents in order to grant to the Administrative Agent, on behalf of the Lenders, a Lien on any real, personal or mixed property of that Credit Party as security for any of the obligations of the Credit Parties hereunder.

         "Commitments" means the Revolving Credit Commitments.

         "Commitment Fee Rate" has the meaning specified in Section 2.11.

         "Commitment Utilization Percentage" means, for any day, the ratio of
(a) the sum of (i) the principal amount of the Loans outstanding on such day plus (ii) the face amount of Letters of Credit outstanding on such day to (b) the aggregate amount of Revolving Credit Commitments for such day, expressed as a percentage.

         "Communications Act" means the Communications Act of 1934, as amended.

         "Compliance Certificate" means a certificate duly executed by a Financial Officer of the Borrower (required to be delivered pursuant to Section 6.1(c), 7.4(d)(ii), 7.5(a)(x)(2) or 7.6(c)), in substantially the form of Exhibit N hereto, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 7.10 (including, in each case if applicable, a statement of the Total Leverage Ratio for purposes of the definition of Applicable Margin and, for any Compliance Certificate delivered with the financial statements required by Section 6.1(a), a request by the

Borrower for a retroactive adjustment to the Applicable Margin), and, if such certificate is accompanying the annual financial statements required to be delivered pursuant to Section 6.1(a), commencing with the delivery of the annual financial statements for the fiscal year ending December 31, 2002, setting forth a detailed calculation reasonably satisfactory to the Administrative Agent of the amount of Excess Cash Flow for the Credit Parties' most recently completed fiscal year for the purpose of Sections 7.5 and 7.6 and (iii) stating whether there has occurred since the date of the audited financial statements referred to in Section 4.4 any change in GAAP or in the application thereof which has or could have an effect on the financial statements accompanying such certificate and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

         "Confirmation of Hazardous Materials Indemnity Agreement" means the Confirmation of Hazardous Materials Indemnity Agreement dated as of the date hereof among the Administrative Agent and the Credit Parties, substantially in the form of Exhibit F.

         "Confirmation of Pledge Agreement" means the Confirmation of Pledge Agreement dated as of the date hereof among the Administrative Agent and the Credit Parties, substantially in the form of Exhibit C.

         "Confirmation of Subordination Agreements" means the Confirmation of Subordination Agreements dated as of the date hereof among Alta and the Administrative Agent, substantially in the form of Exhibit O.

         "Conforming Leasehold Interest" means any leasehold interest as to which the lessor has agreed in writing for the benefit of the Administrative Agent (which writing has been delivered to the Administrative Agent), whether under terms of the applicable lease or under the terms of a Landlord Waiver and Consent, to the matters described in the "Landlord Waiver and Consent" attached hereto as Exhibit J, which interest, if a subleasehold interest or sub-subleasehold interest, is not subject to any contrary restrictions contained in a superior lease or sublease.

         "Control" means the possession, directly or indirectly, through one or more intermediaries, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Control Agreement" means, with respect to any bank account of any Credit Party except a bank account maintained with the Administrative Agent, a Control Agreement, substantially in the form of Exhibit P, or such other form that is satisfactory to the Administrative Agent in its reasonable discretion, executed and delivered by such Credit Party, the depository institution at which such account is maintained and the Administrative Agent at the Original Closing Date or from time to time thereafter, as any such agreement may be amended, supplemented or otherwise modified from time to time.

         "Credit Parties" means the Borrower and the Guarantors (except that Empire Burbank will be a Guarantor but will not be deemed a Credit Party hereunder).

         "Debt Service" means, for any period, the sum, for the Credit Parties (determined on a consolidated basis without duplication in accordance with GAAP, including without duplication of previous payments), of the following: (a) all regularly scheduled cash principal payments, as such amounts may be adjusted from time to time by reason of any prepayments, of any Total Debt (including principal payments, if any, resulting from the Revolving Credit Commitment reductions under Section 2.7(b) and the principal component of any payments in respect of Capital Lease Obligations, but excluding any prepayments of the Loans) made during such period plus (b) all Interest Expense for such period.

         "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 4.6.

         "Disposition" means any sale, sale-leaseback, assignment, conveyance, exchange, long-term lease accorded sales treatment under GAAP, transfer or other disposition (including by means of a merger, consolidation, amalgamation, joint venture or other substantive combination) of any assets, business or property (whether now owned or hereafter acquired) by any Credit Party to any Person other than a Credit Party, including any Relocation but excluding (a) the granting of Liens permitted hereunder and (b) any sale, assignment, transfer or other disposition of (i) any property sold or disposed of in the ordinary course of business and on ordinary business terms, (ii) any property no longer used or useful in the business of the Credit Parties and (iii) any Collateral under and as defined in the Collateral Documents pursuant to an exercise of remedies by the Administrative Agent thereunder, (c) leasing of any property in the ordinary course of business, (d) the sale or other disposition of any Excluded Asset, (e) the sale of marketable securities, including "margin stock" within the meaning of Regulation U, liquid investments and other financial instruments in connection with the ordinary course cash management of the Credit Parties, (f) forgiveness or cancellation by any Credit Party of any loan by such Credit Party to any of its Affiliates and (g) other sale, assignment, transfer or other disposition in the ordinary course of business.

         "Disposition Investment" means, with respect to any Disposition, any promissory notes or other evidences of Indebtedness or Investments received by any Credit Party in connection with such Disposition.

         "Dividend Limitation" shall mean, with respect to Holdings I, the sum of: (i) the product of the Maximum Effective California Rate times Holdings I's California Taxable Income except that the product in this clause (i) shall be zero (0) in the event Holdings I does not qualify (or subsequently elects not) to be treated as an S Corporation for California income tax purposes, or Intermediate Holdings or the Borrower does not qualify (or subsequently elects not) to be treated as a qualified subchapter S subsidiary; plus, (ii) the product of the Maximum Federal Rate and Holdings I's Federal Taxable Income.

         "Documentation Agents" means CIT Lending Services Corporation and SunTrust Bank, in their capacities as co-documentation agents hereunder.

         "EBITDA" means, for any period of four consecutive fiscal quarters, Net Income of the Credit Parties during such period, plus (to the extent deducted in computing Net Income) (a) the sum of (i) Interest Expense during such period and any interest expense accrued during such period pursuant to the Oaktree Note Purchase Documents or the Holdings Securities Purchase Documents, (ii) depreciation and amortization expense during such period (including without limitation charges under SFAS 142 for broadcast licenses, goodwill or other indefinite lived intangible assets),
(iii) the aggregate amount paid, required to be paid or accrued (without duplication) in respect of income, franchise, real estate and other like taxes during such period, (iv) extraordinary losses during such period, (v) other non cash charges during such period, (vi) (x) Relocation costs, expenses and other amounts set forth in clauses (ii)(A) and (B), and subclauses (a)(i), (a)(v),
(a)(vi) and (a)(vii) and (b) of clause (ii)(C) of the definition of Net Cash Payments and (y) Transaction Costs, in each case, incurred or paid during such period, (vii) for the period commencing on May 20, 2002 and ending on the date of the closing of the El Dorado Acquisitions, payments required to be made by any of the Credit Parties to the El Dorado Sellers pursuant to the local marketing agreements in respect of the stations not in excess of $150,000 for any calendar month and for a period of not more than twelve (12) calendar months, (viii) Extraordinary Expenses for such period, (ix) Permitted Shareholder Tax Distributions and Permitted Holdings Tax Distributions during such period, (x) any non-compete payments made in cash during such period to sellers in connection with any Permitted Acquisition in an aggregate amount not to exceed 20% of the aggregate consideration paid or payable by the Credit Parties in connection with such Permitted Acquisition, (xi) the aggregate amount of any payments made in cash during such period with respect to any portion of the "Incentive Bonus" which may become payable pursuant to the employment agreements of Andrew Mars dated November 15, 1998, Xavier Ortiz dated September 1, 1999, and Eduardo Leon dated December 1, 1999 (including the aggregate amount of any payments made in cash during such period with respect to any notes issued with respect thereto) and (xii) forgiveness or cancellation of the loan to Lenard Liberman described in Item 5 of Schedule 7.5 annexed hereto minus (to the extent not deducted in computing Net Income) (b) the sum of (i) extraordinary gains during such period, (ii) cash Program Obligations Payments actually made during such period (or, with respect to Program Obligations Payments for which the proviso in the definition thereof is applicable, Program Obligations Payments amortized during such period) and (iii) any cash interest paid during such period in respect of the Liberman Subordinated Debt (excluding interest on the Liberman Subordinated Debt to the extent paid on the Closing Date); provided that (1) for purposes of determining EBITDA for any period during which a Disposition (other than any Relocation) is consummated, EBITDA shall be adjusted in a manner reasonably satisfactory to the Administrative Agent to give effect to the consummation of the Disposition (other than any Relocation) on a pro-forma basis, as if the Disposition (other than any Relocation) occurred on the first day of such period; (2) for the purposes of determining EBITDA for any period during which a Permitted Acquisition is consummated, EBITDA shall be adjusted in a manner reasonably satisfactory to the Administrative Agent (a) to give effect to the consummation of such Acquisition on a pro-forma basis, as if such Acquisition occurred on the first day of such period and (b) to reflect certain expense deductions in connection with such Acquisition reasonably acceptable to the Administrative Agent, and (3) for purposes of determining EBITDA for the four fiscal quarter periods ending on September 30, 2002, December 31, 2002 and March 31, 2003, the EBITDA attributable to the stations and other assets acquired in connection with the El Dorado Acquisitions and the Guajillo Acquisitions (or, in the case of KQQK-FM and KEYH-AM, prior to the consummation of the El Dorado Acquisitions, the EBITDA attributable to such stations under applicable local marketing agreements) to the extent any such stations or assets are converted to or maintained as a Spanish language format, shall be calculated as follows: for the four fiscal quarter periods ending on September 30, 2002, December 31, 2002 and March 31, 2003, the EBITDA attributable to such stations and other assets shall be based on the EBITDA attributable to such stations and other assets for the one fiscal quarter ended September 30, 2002 times 4 (if such EBITDA is greater than zero) or times 1 (if such EBITDA is less than zero), for the two fiscal quarters ended December 31, 2002 times 2 (if such EBITDA is greater than zero) or times 1 (if such EBITDA is less than zero), and for the three fiscal quarters ended March 31, 2003 times 1 and 1/3 (if such EBITDA is greater than zero) or times 1 (if such EBITDA is less than zero), respectively (it being understood that to the extent any such stations or assets are not so converted to or maintained as Spanish language format, EBITDA therefor shall include the actual EBITDA for the applicable four fiscal quarters attributable to such stations or assets (regardless of whether any portion of such period occurred prior to the time of the El Dorado Acquisitions or the Guajillo Acquisitions, as the case may be)). Notwithstanding the foregoing, to the extent deducted in computing Net Income during the periods set forth below and actually paid in cash by the Credit Parties, the following expenses incurred by the Credit Parties in respect of settlement costs and attorneys' fees and expenses in connection with the wrongful termination claim against the Credit Parties by a former employee may be added to EBITDA: (a) for any time prior to December 31, 2001, attorneys' fees and expenses not in excess of $396,280.20, and (b) for the fiscal quarter ending on March 31, 2002, attorneys' fees and expenses not in excess of $249,868.07 and settlement costs not in excess of $200,000.

         "Effective Time" means the time when the conditions specified in
Section 5.1 are satisfied (or waived in accordance with Section 10.2).

         "Effective Time Mortgage" has the meaning assigned to such term in
Section 5.1(f)(i).

         "Effective Time Mortgage Policy" has the meaning assigned to such term in Section 5.1(f)(vii).

         "Effective Time Mortgaged Property" has the meaning assigned to such term in Section 5.1(f)(i).

         "El Dorado Acquisitions" means the proposed acquisitions by Liberman Broadcasting of Houston, Inc. and Liberman Broadcasting of Houston License Corp. from the El Dorado Sellers of the assets of one or both of two (2) radio broadcast stations located in Houston, Texas: KQQK-FM for cash consideration not in excess of $23,000,001 and KEYH-AM for cash consideration not in excess of $7,000,000; provided that KEYH-AM shall not be acquired unless KQQK-FM is also acquired.

         "El Dorado Acquisitions Documents" means (a) the AM Asset Purchase Agreement dated April 5, 2002, and (b) the FM Asset Purchase Agreement dated April 5, 2002, and all related instruments, agreements and other documents entered into by any Credit Party and any El Dorado Seller in connection with each such asset purchase agreement, in each case, as amended, supplemented or modified in accordance with the restrictions of Section 7.13.

         "El Dorado Sellers" means El Dorado Communications, Inc. El Dorado 108, Inc. and KXTJ License, Inc.

         "Eligible Assignee" means (a) any Lender, any Affiliate of any Lender and any Approved Fund of any Lender; and (b) (i) any commercial bank organized under the laws of the United States or any state thereof; (ii) any savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) any commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (1) such bank is acting through a branch or agency located in the United States or (2) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) that extends credit or buys loans as one of its businesses including insurance companies, mutual funds, financing companies and lease financing companies; provided that no Credit Party or any Affiliate of any Credit Party shall be an Eligible Assignee.

         "Empire Burbank" means Empire Burbank Studios, Inc, a California corporation and a Wholly-Owned Subsidiary of the Borrower.

         "Empire Burbank Lease" means that certain Lease dated as of July 15, 1999 between Empire Burbank, as lessor, and LBI, as lessee, relating to occupancy of the Burbank Office Property, as such lease may be amended or modified in accordance with Section 7.14.

         "Empire Burbank Loan" means a loan in the original principal amount of $3,250,000 made by City National Bank to Empire Burbank pursuant to the Empire Burbank Loan Documents and any Permitted Refinancing.

         "Empire Burbank Loan Documents" means the Empire Burbank Mortgage and the other documents evidencing the Empire Burbank Loan and described on Schedule 4.14, or any replacement documents evidencing a Permitted Refinancing, as such documents or replacement documents may be amended or modified in accordance with
Section 7.14.

         "Empire Burbank Mortgage" means that certain deed of trust encumbering the Burbank Office Property, executed by Empire Burbank in favor of City National Bank securing the Empire Burbank Loan, or any replacement deed of trust evidencing a Permitted Refinancing, as such deed of trust or replacement deed of trust may be amended or modified in accordance with Section 7.14.

         "Empire Burbank Sublease" means that certain Sublease Agreement between LBI, as lessor, and Empire Burbank, as lessee, relating to occupancy of certain portions of the Burbank Office Property by Empire Burbank, as such lease may be amended or modified from time to time.

         "Environmental Laws" means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any

Credit Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance or sale of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code. Notwithstanding the foregoing, for purposes of any liability related to a Multiemployer Plan under Title IV of ERISA, the term "ERISA Affiliate" means any trade or business that together with the Borrower is treated as a single employer within the meaning of Section 4001(b) of ERISA.

         "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to any Pension Plan, (b) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan or (f) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Event of Default" has the meaning assigned to such term in Section
8.1.

         "Excess Cash Flow" means, for each fiscal year, (a) EBITDA for such period minus (b) (to the extent not deducted in computing EBITDA) the sum of (i) the aggregate amount of all Capital Expenditures made during such period to the extent paid in cash during such period (excluding payment of Capital Lease Obligations to the extent included in Debt Service for such period and all Capital Expenditures made by the reinvestment of Net Cash Payments made in accordance with Section 2.10(b)), (ii) Debt Service for such period, (iii) the aggregate amount paid in cash or withheld (and not deducted in the calculation of Excess Cash Flow in any prior fiscal year) by the Credit Parties in respect of income, real estate, franchise, and other like taxes for such period, (iv) Transaction Costs incurred during such period, (v) Extraordinary Expenses incurred during such period, (vi) the Net Cash Payments of Dispositions made during such period to the extent such proceeds (A) are included in EBITDA and (B) have been used to prepay the Loans or are reinvested, in each case, pursuant to Section 2.10(b), (vii) loans or Restricted Junior Payments made during such period as permitted by Sections 7.5(a)(x)(1) or 7.6(a), as applicable, and (viii) except to the extent reimbursed, Relocation costs, expenses and other amounts set forth in clauses
(ii)(A) and (B), and subclauses (a)(i), (a)(v), (a)(vi), (a)(vii) and (b) of clause (ii)(C) of the definition of Net Cash Payments incurred or paid during such period plus (c) the amount of any payment or prepayment during such period of loans made pursuant to Section 7.5(a)(x)(1).

         "Excluded Assets" means, at any time no Event of Default pursuant to
Section 8.1(a) or as a result of a failure by the Credit Parties to comply with any provision of Section 7.10 has occurred and is continuing, the Hollywood Office Property.

         "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income, net worth or franchise taxes imposed on (or measured by) its net income or net worth by the United States of America, or by a jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or in which it is taxable solely on account of some connection other than the execution, delivery or performance of this Agreement or the receipt of income hereunder, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.8(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with Section 2.16(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower pursuant to Section 2.16(a).

         "Existing Credit Agreement" has the meaning assigned to such term in the preamble hereof.

         "Existing Debt" means Indebtedness described in (a) Schedule 4.14 and denoted "to be repaid on the Closing Date" and (b) Schedule 4.14 and denoted "to remain outstanding after the Closing Date".

         "Existing Mortgage Amendment" means, with respect to any Existing Mortgaged Property, an amendment to the Mortgage for such property, substantially in the form of Exhibit Q or in such other form as may be approved by the Administrative Agent in its sole and reasonable discretion.

         "Existing Mortgaged Property" has the meaning assigned to such term in
Section 5.1(f)(ii).

         "Existing Title Policy Endorsement" has the meaning assigned to such term in Section 5.1(f)(ix).

         "Extraordinary Expenses" means those certain non-recurring, extraordinary fees and expenses incurred by Holdings I or the Borrower or any of its Subsidiaries in connection with proposed radio or television acquisitions not to exceed $250,000, individually, or $500,000 in the aggregate.

         "FCC" means the Federal Communications Commission or any governmental authority succeeding to any of its functions.

         "FCC Licenses" means all radio, broadcast and or other licenses, permits, certificates of compliance, franchises, approvals or authorizations granted or issued by the FCC to any Credit Party. Each reference to "Material FCC Licenses" shall be deemed to include the main station FCC License for each broadcast station but shall be deemed not to include any auxiliary services licenses held by any Credit Party in connection with such broadcast station.

         "FCC Regulations" means the Communications Act, and all regulations and written policies promulgated from time to time by the FCC under or in connection with or pertaining to the Communications Act.

         "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Federal Taxable Income" shall mean the taxable income of Holdings I for any taxable year computed pursuant to Section 1363(b) (or any successor provision) of the Code but calculated as if the taxable year of Holdings I ended on the date with respect to which such taxable income calculation is made, reduced, but not below zero, by the amount of any Suspended Losses treated as incurred by Holdings I in, and allowed as deductions on the tax returns of Holdings I's stockholders for, such taxable year.

         "Financial Officer" means the executive vice president, chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

         "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the most senior Lien (other than Liens permitted pursuant to Section 7.2) to which such Collateral is subject.

         "Fixed Charge Ratio" means, as at any date, the ratio of (a) the sum of
(i) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date plus (ii) cash and Cash Equivalents held by the Credit Parties on such date in excess of $2,000,000, to (b) the sum for the Credit Parties (determined on a consolidated basis without duplication in accordance with GAAP), of (i) all amounts included in Debt Service for such period; provided that for purposes of determining the Debt Service as of the end of (A) the fiscal quarter ending September 30, 2002, Debt Service shall be computed on an annualized basis by multiplying the actual Debt Service for the quarter ending September 30, 2002 by four; (B) the fiscal quarter ending December 31, 2002, Debt Service shall be computed on an annualized basis by multiplying the actual Debt Service for the two quarters ending December 31, 2002 by two; and (C) the fiscal quarter ending March 31, 2003, Debt Service shall be computed on an annualized basis by multiplying the actual Debt Service for the three quarters ending March 31, 2003 by one and one-third, (ii) the aggregate amount of all Capital Expenditures made during such period to the extent paid in cash during such period (excluding payment of Capital Lease Obligations to the extent included in Debt Service for such period and expenditures not in excess of $2,000,000 for the acquisition of the Bering Property), (iii) the aggregate amount paid, or required to be paid (without duplication), in cash by the Credit Parties in respect of income, franchise, real estate and other like taxes for such period, (iv) Permitted Shareholder Tax Distributions and Permitted Holdings Tax Distributions made during such period,
(v) the aggregate amount of any payments made in cash during such period with respect to any portion of the "Incentive Bonus" which may become payable pursuant to the employment agreements of Andrew Mars dated November 15, 1998, Xavier Ortiz dated September 1, 1999, and Eduardo Leon dated December 1, 1999 (including the aggregate amount of any payments made in cash during such period with respect to any notes issued with respect thereto), and (vi) the amount of non-compete payments made in cash during such period to sellers in connection with Permitted Acquisitions in an aggregate amount not to exceed 20% of the aggregate consideration paid or payable by the Credit Parties in connection with such Acquisitions, to the extent such non-compete payments are added back in the calculation of EBITDA for such period.

         "Fleet" means Fleet National Bank, a national bank.

         "Flood Hazard Property" means a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "GAAP" means generally accepted accounting principles in the United States of America.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government and the National Association of Insurance Commissioners.

         "Guajillo Acquisitions" means the acquisitions by Liberman Broadcasting of Houston, Inc. and Liberman Broadcasting of Houston License Corp. from the Guajillo Sellers of the assets of two (2) radio stations: KIOX-FM and KXGJ-FM located in Texas for aggregate cash consideration not in excess of $3,150,000.

         "Guajillo Acquisitions Documents" means the Asset Purchase Agreement, dated as of June 21, 2002, among the Borrower, Liberman Broadcasting of Houston, Inc., Liberman Broadcasting of Houston License Corp. and the Guajillo Sellers, and all related instruments, agreements and other documents entered into by any Credit Party and any Guajillo Seller in connection therewith, in each case, as amended, supplemented or modified in accordance with the restrictions of Section 7.13.

         "Guajillo Sellers" means Guajillo Investments, LLC, a Louisiana limited liability company.

         "Guarantee" means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder). The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

         "Guaranteed Obligations" has the meaning assigned to such term in
Section 3.1.

         "Guarantors" means all Subsidiaries of the Borrower.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature in each case regulated or subject to regulation pursuant to any Environmental Law.

         "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         "Holding Company" means each of (i) Holdings I, (ii) prior to the Intercompany Merger, Intermediate Holdings and (iii) any holding company formed after the Closing Date which owns all the equity interests of the Borrower and whose sole equity holder is Holdings I.

         "Holding Company Debt" means any Indebtedness of Holdings I in respect of the Holdings Securities Purchase Documents.

         "Holdings Amendment" means the First Amendment to Securities Purchase Agreement, Warrant Agreement and Subordination and Intercreditor Agreements dated as of the date hereof among Holdings I, Oaktree, Alta and the Administrative Agent pursuant to which Alta shall have agreed, among other things, to extend the maturity date of the Holding Company Debt described thereby to July 9, 2013.

         "Holdings I" means LBI Holdings I, Inc., a California corporation and the sole shareholder of Intermediate Holdings prior to the Intercompany Merger and the sole shareholder of the Borrower or another Holding Company after the Intercompany Merger.

         "Holdings Securities Purchase Documents" means the (a) Securities Purchase Agreement dated as of March 20, 2001 among the purchasers named therein and Holdings I pursuant to which Alta purchased the junior subordinated notes of Holdings I in a principal amount of $30,000,000, (b) any notes issued in connection with such agreement on the Original Closing Date, (c) any additional notes issued in respect of capitalized interest in respect of such agreement,
(d) the Warrant Agreement dated as of March 20, 2001 between Holdings I and Alta, (e) any notes or warrants issued by Holdings I to Alta pursuant to the Holdings Amendment on the Closing Date in exchange for the notes described in clauses (b) and (c) above and the warrants described in clause (d) above and (f) all related instruments, agreements and other documents entered into by Holdings I and Alta in connection therewith, in each case, as amended by the Holdings Amendment and as further amended, supplemented or modified in accordance with the restrictions of Section 7.15.

         "Hollywood Office Property" means that certain property located at 5724 Hollywood Blvd. and 5718 Hollywood Blvd., Los Angeles, Los Angeles County, California.

         "Indebtedness" means, for any Person, without duplication: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, advance, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts are payable within 180 days after the date of the respective goods are delivered or the respective services are rendered or otherwise are payable in accordance with customary practices; (c) Capital Lease Obligations of such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; and (f) Indebtedness of others Guaranteed by such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding anything herein to the contrary, (x) the obligations of any Credit Party to pay Relocation Profits (including any Relocation Tax Benefits (as defined in the Shop At Home Acquisition Documents)) to the Shop At Home Sellers under the Shop At Home Acquisition Documents shall not be Indebtedness until such time as such obligations are overdue and payable and not being contested in good faith or represented by a separate instrument, (y) any obligations under the Empire Burbank Lease shall not be Indebtedness and (z) any obligations with respect to non-compete payments in connection with any Permitted Acquisition shall not constitute Indebtedness so long as (i) the aggregate amount of all non-compete payments with respect to such Permitted Acquisition do not exceed 20% of the aggregate consideration paid or payable in connection with such Permitted Acquisition and (ii) such non-compete payments do not have an interest or similar component.

         "Indemnified Taxes" means all Taxes other than (a) Excluded Taxes and Other Taxes and (b) amounts constituting penalties or interest imposed with respect to Excluded Taxes or Other Taxes.

         "Intercompany Merger" means the merger of Intermediate Holdings with and into the Borrower in accordance with the provisions of Section 7.4(g).

         "Interest Coverage Ratio" means as at any date, the ratio of (a) EBITDA for the period of four consecutive quarters ending on or most recently ended prior to such date, to (b) Interest Expense for such period.

         "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.6 substantially in the form of Exhibit D-2 annexed hereto.

         "Interest Expense" means, for any period, the sum, for the Credit Parties (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) interest in respect of Total Debt accrued during such period (whether or not actually paid during such period) plus (b) the net amounts payable (or minus the net amounts receivable) under Hedging Agreements accrued during such period (whether or not actually paid or received during such period), with fees and costs attributable to such period being calculated assuming such fees and costs are amortized equally over the term of such Hedging Agreement, but excluding (i) reimbursement of legal fees and other similar transaction costs of the Transactions and (ii) any non-cash amortization of fees and expenses of the Transactions plus (c) all letter of credit fees and expenses incurred after the Effective Time plus (d) any payments in respect of liquidated damages paid in cash during such period pursuant to any registration rights agreement entered into in connection with any Indebtedness; provided that interest in respect of Indebtedness which is not paid in cash but which is instead "paid-in-kind" through the issuance of additional notes or other instruments shall not be included in "Interest Expense"; provided further that for purposes of determining the Interest Expense as of the end of (a) the fiscal quarter ending September 30, 2002, Interest Expense shall be computed on an annualized basis by multiplying the actual Interest Expense for the quarter ending September 30, 2002 by four; (b) the fiscal quarter ending December 31, 2002, Interest Expense shall be computed on an annualized basis by multiplying the actual Interest Expense for the two quarters ending December 31, 2002 by two; and (c) the fiscal quarter ending March 31, 2003, Interest Expense shall be computed on an annualized basis by multiplying the actual Interest Expense for the three quarters ending March 31, 2003 by one and one-third.

         "Interest Payment Date" means (a) with respect to any Base Rate Loan, each Quarterly Date and (b) with respect to any LIBOR Loan, the last Business Day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Borrowing with an Interest Period of more than three months' duration, each Business Day prior to the last day of such Interest Period that would have been the last day of the Interest Period for such LIBOR Loan had successive three month Interest Periods been applicable to such LIBOR Loan.

         "Interest Period" means with respect to any LIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of the Administrative Agent and provided such periods are available from all Lenders, nine or twelve months) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. Notwithstanding the foregoing,

                    (x) if any Interest Period for any Revolving Credit
               Borrowing would otherwise end after the Revolving Credit Maturity Date, such Interest Period shall end on the Revolving Credit Maturity Date,

                    (y) no Interest Period for the Revolving Credit Loans may
               commence before and end after any Revolving Credit Commitment Reduction Date unless, after giving effect thereto, the aggregate principal amount of the Revolving Credit Loans having Interest Periods that end after such Revolving Credit Commitment Reduction Date shall be equal to or less than the aggregate principal amount of the Revolving Credit Commitments after giving effect to the scheduled reduction thereto on such Revolving Credit Commitment Reduction Date, and

                    (z) notwithstanding the foregoing clauses (x) and (y), no
               Interest Period shall have a duration of less than one month and, if the Interest Period for any LIBOR Loan would otherwise be a shorter period, such Loan shall not be available hereunder as a LIBOR Loan for such period.

         "Intermediate Holdings" means LBI Intermediate Holdings, Inc, a California corporation, which is, prior to the Intercompany Merger, the sole shareholder of the Borrower and a Wholly-Owned Subsidiary of Holdings I.

         "Intermediate Holdings Intercompany Note" means the Promissory Note dated of even date herewith made by Intermediate Holdings to the order of the Borrower in the original principal amount of $54,282,851.82.

         "Investment" means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale) or (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 180 days representing the purchase price of goods or services sold by such Person in the ordinary course of business or otherwise are payable in accordance with customary practices). Notwithstanding the foregoing, Capital Expenditures, Acquisitions and Relocations (other than promissory notes or debt or equity securities acquired in connection with any Relocation) shall not be deemed "Investments" for purposes hereof.

         "Investor Subordination Agreement" means the Investor Subordination Agreement dated as of the Original Closing Date between Alta and the Administrative Agent as amended by the Holdings Amendment and as confirmed by the Confirmation to Subordination Agreements and as such agreement may hereafter be further amended, supplemented or otherwise modified from time to time.

         "Involuntary Relocation" means with respect to any television Broadcast Station, any Relocation described in clause (2) of the definition of the term Relocation. Without limiting the generality of the foregoing, the term Involuntary Relocation shall include any "Specified Involuntary Relocation" as defined in the Shop At Home Acquisition Documents as in effect on March 20, 2001.

         "IP Collateral" means, collectively, any Collateral which is intellectual property of a Credit Party.

         "Issuing Lender" means Fleet National Bank, in its capacity as an issuer of Letters of Credit hereunder.

         "LBI" means Liberman Broadcasting, Inc., a California corporation.

         "Landlord Waiver and Consent" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, in substantially the form of Exhibit J-1 or in such other form reasonably approved by the Administrative Agent.

         "LC Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

         "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Credit Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

         "Leasehold Property" means any leasehold interest of any Credit Party as lessee under any lease of real property, other than any such leasehold interest not material to the business and operations of the Credit Parties as reasonably designated from time to time by Administrative Agent, as not being required to be included in the Collateral.

         "Lender Joinder Agreement" means the Lender Joinder Agreement attached hereto as Exhibit E pursuant to which a New Lender shall become a party to this Agreement.

         "Lenders" means the Persons listed on Schedule 2.1 (including the Issuing Lender) and any other Person that shall have become a party hereto pursuant to (a) an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance or (b) a Lender Joinder Agreement.

         "Letter of Credit" means any letter of credit issued on a standby basis or in support of trade obligations of any Credit Party pursuant to this Agreement.

         "Liberman Subordinated Debt" means, collectively (A) Indebtedness of LBI to (i) Lenard Liberman pursuant to the Third Amended and Restated Demand Promissory Note dated March 20, 2001 in the aggregate principal amount on the Original Closing Date of $194,414 and (ii) Jose Liberman pursuant to that Third Amended and Restated Demand Promissory Note dated March 20, 2001 in the aggregate principal amount on the Original Closing Date of $3,667,193, in each case, prior to the payments made on or after the Original Closing Date, as the same may be amended, supplement or otherwise modified in accordance with the restrictions of Section 7.13 and (B) the Indebtedness incurred pursuant to
Section 7.1(f).

         "Liberman Subordination Agreements" means (a) those certain Liberman Subordination Agreements dated as of the Original Closing Date among the Borrower, the Administrative Agent and each of Jose and Lenard Liberman, and such agreements shall be deemed to be terminated upon the payment in full on the Closing Date of the obligations described in clauses (i) and (ii) of the definition of Liberman Subordinated Debt; provided that such agreements and the obligations of such subordinated creditors shall be reinstated and revived with respect to any such amounts which are required to be restored or returned in connection with any Reorganization (as defined therein), and (b) the subordination agreements, if any, entered into pursuant to Section 7.1(f), as such agreements may be amended or modified in accordance with the terms hereof.

         "LIBOR" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "LIBO Rate" means, with respect to any LIBOR Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for U.S. dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such LIBOR Borrowing for such Interest Period shall be the rate at which U.S. dollar deposits of $5,000,000, and for a maturity comparable to such Interest Period, are offered by four major banks in the London interbank market as selected by the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "License Subsidiary" means any Wholly-Owned Subsidiary of the Borrower (or of a Subsidiary of the Borrower) formed solely for the purpose of holding FCC Licenses.

         "Licensor Consent" means, with respect to any Material Property License, a letter, certificate or other instrument in writing from the lessor under the related lease, in substantially the form of Exhibit J-2 or in such other form reasonably approved by the Administrative Agent.

         "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (other than an operating lease) (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loan Documents" means this Agreement, any promissory notes evidencing Loans hereunder, the Collateral Documents and any other instruments or documents delivered or to be delivered from time to time pursuant to this Agreement, as the same may be supplemented and amended from time to time in accordance with their respective terms.

         "Loans" means the Revolving Credit Loans.

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or financial condition of the Credit Parties taken as a whole, (b) the ability of any Credit Party to perform any of its respective material obligations under this Agreement or the other Loan Documents or (c) the material rights of or material benefits available to the Lenders under this Agreement and the other Loan Documents.

         "Material Indebtedness" means (a) the Senior Subordinated Notes and
(b)(i) Indebtedness (other than the Loans or Letters of Credit or the Empire Burbank Loan), or (ii) obligations in respect of one or more Hedging Agreements, of any one or more of the Credit Parties in each case of clause (i) and clause
(ii) in an aggregate principal amount exceeding $3,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

         "Material Leasehold Property" means a Leasehold Property reasonably determined by the Administrative Agent in good faith consultation with the Borrower to be of material value as Collateral or of material importance to the operations of the Credit Parties, taken as a whole.

         "Material Property License" means a license to use real or mixed property (excluding FCC Licenses) reasonably determined by the Administrative Agent in good faith consultation with the Borrower to be of material value as Collateral or of material importance to the operations of the Credit Parties, taken as a whole.

         "Maximum Effective California Rate" shall mean the product of: (i) the maximum California personal income tax rate imposed on individuals pursuant to
Section 17041(a) and (c) (or any successor provisions) of the California Revenue and Tax Code; times (ii) the difference between one (1) and the Maximum Federal Rate expressed as a decimal.

         "Maximum Federal Rate" shall mean the maximum Federal income tax rate imposed on individuals pursuant to Section 1(a)-(d) (or any successor provisions) of the Code, as adjusted pursuant to Section 15 (or any successor provision) of the Code, if applicable.

         "Mortgage" means (i) a security instrument (whether designated as a deed of trust or a mortgage, leasehold mortgage, assignment of leases and rents or by any similar title) executed and delivered by any Credit Party in substantially the form of Exhibits H and I or in such other form as may be approved by the Administrative Agent in its sole and reasonable discretion, in each case with such changes thereto as may be recommended by Administrative Agent's local counsel based on local laws or customary local practices, (ii) or at Administrative Agent's option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form satisfactory to Administrative Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time. "Mortgages" means all such instruments, including the Effective Time Mortgage and any Additional Mortgages, collectively.

         "Mortgaged Property" means the Existing Mortgaged Property, Effective Time Mortgaged Property or an Additional Mortgaged Property.

         "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Cash Payments" means,

                (i) with respect to any Casualty Event, the aggregate amount of cash proceeds of insurance, cash condemnation awards and other cash compensation received by the Credit Parties in respect of such Casualty Event net of (A) legal, title, transfer and recording tax expenses, commissions, and fees and expenses directly related to such casualty event (including legal, accounting, brokerage, outside consultant and advisor, advertising and closing costs) incurred by the Credit Parties in connection therewith and (B) contractually required repayments of Indebtedness to the extent secured by a Lien on such property, (C) any Federal, state and local income, transfer or other taxes paid or estimated to be payable by Holdings I, Intermediate Holdings or any of the Credit Parties in respect of such Casualty Event and (D) any Permitted Shareholder Tax Distributions and Permitted Holdings Tax Distributions relating to taxes paid or estimated to be payable as a result of such Casualty Event; and

                  (ii) with respect to any Disposition, the aggregate amount of all cash payments received by any of the Credit Parties in connection with such Disposition directly or indirectly, whether at the time of such Disposition or after such Disposition under deferred payment arrangements or Investments entered into or received in connection with such Disposition (including Disposition Investments); provided that

                        (A) Net Cash Payments shall be net of (I) the amount of
                  any legal, title, transfer and recording tax expenses, commissions and other fees and expenses (including legal, accounting, brokerage, outside consultant and advisor, advertising and closing costs) paid or payable by Holdings I, Intermediate Holdings or any of the Credit Parties in connection with such Disposition and (II) any Federal, state and local income, transfer or other taxes paid or reasonably estimated to be payable by any of the Credit Parties as a result of such Disposition, but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within twelve months after the end of the calendar year in which the date of such Disposition occurs and (III) to the extent not included in the foregoing, any Permitted Holdings Tax Distributions and Permitted Shareholder Tax Distributions related to taxes paid or estimated to be payable as a result of such Disposition; and

                        (B) Net Cash Payments shall be net of any repayments by
                  any of the Credit Parties of Indebtedness to the extent that
                  (I) such Indebtedness is secured by a Lien on the property that is the subject of such Disposition and (II) the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property.

                        (C) In addition to but without duplicating any amounts
                  required to be deducted from Net Cash Payments under clauses
                  (A) and (B) above, Net Cash Payments in connection with any Disposition involving a Relocation shall be net of (a) all reasonable costs (as determined by Borrower (or its successor or assign) in its reasonable discretion) directly related to such Relocation including, without limitation, (i) transaction expenses (including professional advisor's or broker's fees and costs and financing and related fees, commissions and expenses, including lender waiver fees), (ii) engineering, construction, equipment and moving costs, (iii) marketing costs, (iv) the estimated aggregate amount of all obligations of any Credit Party (or its successor or its assign) after such Relocation under leases with respect to which it is the lessee immediately prior to such Relocation, (v) any penalties or liabilities incurred (or estimated to be incurred) by any Credit Party (or its success or assign) under contracts which cannot be terminated by such Credit Party (or its successor or assign) prior to such Relocation but which cannot be performed or are no longer necessary (in the sole but reasonable discretion of the Borrower (or its successor or assign)) by any Credit Party (or its successor or assign) following such Relocation, (vi) costs incurred in seeking governmental consents and permits required as part of such Relocation and
                  (vii) costs incurred in seeking FCC consent to move such replaced station's digital operations to the site of such replacement station's analog operations (including all expenses of a type set forth in other clauses of this definition) and (b) any Relocation Profits (as defined in the Shop At Home Acquisition Documents), including any Relocation Tax Benefits (as defined in the Shop At Home Acquisition Documents), that are paid or payable to the Shop At Home Sellers or their assignees pursuant to the terms of the Shop At Home Acquisition Documents. Any estimated amounts under this clause (C) shall be based on good faith estimates of the Borrower on the date of the consummation of any Relocation which were reasonable when made but such estimates shall be subject to adjustment within 90 days thereafter;

         "Net Income" means net income of the Credit Parties on a consolidated basis determined in accordance with GAAP.

         "New Lender" has the meaning assigned to such term in Section
2.1(b)(ii).

         "Oaktree" means Oaktree Capital Management, LLC or its successors and assigns, in its capacity as agent under the Oaktree Note Purchase Documents.

         "Oaktree Note Purchase Documents" means (a) the Note Purchase Agreement dated as of March 20, 2001 among Oaktree, the purchasers party thereto and Intermediate Holdings pursuant to which Oaktree and such purchasers purchased the senior notes of Intermediate Holdings in a principal amount of $40,000,000,
(b) any notes issued in connection with such agreement, (c) any additional notes issued in respect of capitalized interest in respect of such agreement and (d) all related instruments, agreements and other documents entered into by Intermediate Holdings, Oaktree and such purchasers in connection therewith, in each case, as amended by the Holdings Amendment and as further amended, supplemented or modified in accordance with the restrictions of Section 7.15.

         "Oaktree Redemption Agreement" means the Agreement Relating to Note Purchase Agreement dated as of June 28, 2002, among Oaktree, the purchasers party to the Oaktree Note Purchase Documents and Intermediate Holdings.

         "Original Closing Date" means March 20, 2001.

         "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and the other Loan Documents, provided that there shall be excluded from "Other Taxes" all Excluded Taxes.

         "Participant" has the meaning assigned to such term in Section 10.4(f).

         "Pension Plan" means any Plan that is a defined benefit pension plan subject to the provisions of Title IV of ERISA or Section 412 of the Code or
Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Permitted Acquisition" has the meaning set forth in Section 7.4.

         "Permitted Dividend Amount" shall mean, for any taxable period, the amount by which the Dividend Limitation for the taxable year exceeds the aggregate Permitted Shareholder Tax Distributions paid by the Borrower for such year pursuant to Section 7.5(a)(x)(1) or 7.6(a) hereof, including distributions paid or loans made by the Borrower within 105 days after the end of the taxable year for which a distribution is paid or loan is made; provided, that:

         (a) if, at the end of any taxable year of the Borrower, the Dividend Limitation for such year exceeds the aggregate Permitted Shareholder Tax Distributions paid by the Borrower for such year pursuant to Section 7.5(a)(x)(1) or 7.6(a) hereof, such excess shall be ignored for purposes of computing the Permitted Dividend Amount for any subsequent period;

         (b) if, at the end of any taxable year of the Borrower, the aggregate Permitted Shareholder Tax Distributions paid by the Borrower for such year pursuant to Section 7.5(a)(x)(1) or Section 7.6(a) hereof exceed the Dividend Limitation, the Permitted Dividend Amount shall be zero (0) and such excess shall be included in the calculation of the aggregate Permitted Shareholder Tax Distributions paid by the Borrower for the following taxable year(s); and

         (c) if Holdings I's S Corporation election made pursuant to Code
Section 1362 (or any successor provision) shall be determined to be invalid, or is revoked or terminated, or the QSSS Election shall cease to be in effect for the Borrower, the Permitted Dividend Amount for the Borrower shall be zero (0) from and after the date of such invalidity, revocation, or termination.

         "Permitted Holdings Tax Distributions" means cash distributions or loans from the Borrower to Intermediate Holdings or, after the Intercompany Merger, Holdings I, in respect of any taxable year equal to the sum of estimated and final state income taxes paid or payable by Holdings I or Intermediate Holdings which are attributable to the taxable income of the Borrower for such taxable year calculated as though the Borrower were an S Corporation. Notwithstanding any other provision of the Agreement to the contrary, if, in any year Holdings I or Intermediate Holdings is required to pay additional taxes with respect to a prior year's tax return which are attributable to the taxable income of the Borrower calculated as though the Borrower were an S Corporation (whether because of an audit by a taxing authority, an amended return the filing of which is required in the reasonable judgment of Holdings I, Intermediate Holdings or otherwise), the amount of Permitted Holdings Tax Distributions which may be paid or loaned in such year shall be increased by the amount of such additional taxes.

         "Permitted Investments" means:

         (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

         (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard and Poor's Ratings Service or from Moody's Investors Service, Inc.;

         (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000;

         (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

         (e) investments in money market mutual funds that are rated AAA by Standard & Poor's Rating Service; and

         (f) Cash Equivalents.

         "Permitted Liens" has the meaning set forth in Section 7.2.

         "Permitted Lines of Business" means the television and radio broadcast business, television and radio program production, rental of television, radio and related facilities and properties, outdoor advertising, the leasing or licensing of property or tower space, and general business services related to any of the foregoing and any business incident thereto.

         "Permitted Refinancing" means a refinancing of the Empire Burbank Loan (other than with the Loans); provided that (i) the terms of the Empire Burbank Loan Documents evidencing such refinancing shall be substantially similar to the terms of the Empire Burbank Loan Documents existing March 20, 2001, with such changes as do not materially adversely affect the Administrative Agent or the Lenders (it being understood that no change to those provisions of the Empire Burbank Loan Documents referred to in Section 7.14(a)(ii) shall be permitted without the prior written consent of the Administrative Agent), (ii) no additional property shall be encumbered by the Empire Burbank Mortgage executed in connection with such refinancing and (iii) prior to consummation of such refinancing, the Borrower shall deliver to the Administrative Agent copies of all loan documents relating thereto, certified by the Borrower to be true and correct copies thereof and to be all loan documents executed in connection with such refinancing.

         "Permitted Shareholder Tax Distributions" means cash distributions made by the Borrower to Intermediate Holdings, Holdings I or the shareholders of Holdings I to permit the shareholders of Holdings I to pay their estimated and final federal and state income tax liabilities attributable to the income of the Borrower calculated as though the Borrower were an S Corporation. Permitted Shareholder Tax Distributions may be made not more frequently than quarterly with respect to each period for which an installment of estimated tax would be required to be paid by the shareholders of Holdings I, provided, however, that the amount of such distributions or loans shall not exceed the Permitted Dividend Amount. For purposes of computing the amount of aggregate Permitted Shareholder Tax Distributions paid by the Borrower for any taxable year, amounts paid in such taxable year by the Borrower to the State of California on behalf of nonresident shareholders as estimated taxes or as withholding taxes pursuant to the California Revenue and Taxation Code shall be treated as Permitted Shareholder

Tax Distributions paid by the Borrower. If nonresident shareholders recontribute to the Borrower any such amounts paid on their behalf, however, the amounts contributed shall be subtracted from the amount of aggregate Permitted Shareholder Tax Distributions paid by the Borrower for the taxable year in which the contributions are made. Notwithstanding any other provisions of this Agreement to the contrary, if in any year Holdings I's shareholders are required to pay additional taxes with respect to a prior year's tax return which are attributable to the taxable income of the Borrower calculated as though the Borrower were an S Corporation (whether because of an audit by a taxing authority, an amended return the filing of which is required in the reasonable judgment of Holdings I, or otherwise), the amount of Permitted Shareholder Tax Distributions which may be paid in such year shall be increased by the amount of such additional taxes as determined by a Tax Accountant.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA in which the Borrower or any ERISA Affiliate is an "employer" as defined in Section 3(5) of ERISA including but not limited to any Pension Plan or Multiemployer Plan.

         "Pledge Agreement" means the Pledge Agreement executed and delivered by each of the Credit Parties on the Original Closing Date as confirmed and amended by the Confirmation of Pledge Agreement dated as of the Closing Date, as such agreement may be further amended, supplemented or otherwise modified from time to time, including the addition of new Credit Parties in accordance with Section 6.10.

         "Post-Default Rate" means, for Base Rate Loans, a rate per annum equal to the Adjusted Base Rate plus the Applicable Margin plus 2%, and, for LIBOR Loans, a rate per annum equal to the Adjusted LIBO Rate plus the Applicable Margin plus 2%.

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by Fleet National Bank, as its prime rate in effect at its principal office in Boston, Massachusetts; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "Program Obligations" means all obligations, whether fixed or contingent, of the Credit Parties in respect of the purchase, use, license or acquisition of programs, programming materials, films and similar assets used in connection with the television broadcast business and operations of the Credit Parties.

         "Program Obligations Payments" means, for any period, the sum (determined on a consolidated basis and without duplication) of all payments by the Credit Parties made or scheduled to be made during such period in respect of Program Obligations; provided that, with respect to any contract for Program Obligations which requires that the consideration therefor be paid by a Credit Party in one lump-sum payment, or in unequal payments over the term of such contract, such payment (or payments) shall be amortized over the period during which such programming is available under such contract.

         "Property" means any interest of any kind in property or assets, whether real, personal or mixed, and whether tangible or intangible.

         "Proprietary Rights" has the meaning assigned to such term in Section 4.5(b).

         "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the reasonable opinion of the Administrative Agent, desirable in order to create or perfect Liens on any IP Collateral.

         "Quarterly Dates" means the last day of each fiscal quarter of the Credit Parties, the first of which shall be September 30, 2002.

         "QSSS Election" means the election to treat any Person as a qualified Subchapter S subsidiary pursuant to Code Section 1361(b)(3) (or any successor provision).

         "Real Estate Acquisition Expenditures" means, for any period, the sum for the Credit Parties (determined on a consolidated basis, without duplication, in accordance with GAAP) of the aggregate amount of Capital Expenditures made to acquire any fee interest in real property excluding any real property received or acquired in any Acquisition or Relocation.

         "Real Property Asset" means, at any time of determination, any fee ownership or leasehold interest then owned by any Credit Party in any real property.

         "Recorded Leasehold Interest" means a Leasehold Property with respect to which a Recorded Document (as hereinafter defined) has been recorded in all places necessary or desirable, in the Administrative Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property. For purposes of this definition, the term "Recorded Document" means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to the Administrative Agent.

         "Register" has the meaning assigned to such term in Section 10.4.

         "Registered Rights" has the meaning assigned to such term in Section 4.5(b).

         "Reimbursement Obligation" has the meaning assigned to such term in
Section 2.4(e).

         "Reinvestment Date" has the meaning specified in Section 2.10(b).

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Relocation" means with respect to any television Broadcast Station,
(1) any transaction in which a 700 MHz Holder (or any other Person) offers consideration (which consideration consists of a different frequency or frequencies and/or other cash or non-cash consideration) to any Credit Party for the cessation of broadcasting on any of the existing analogue and/or digital frequencies of such Broadcast Station in order to accommodate the spectrum needs of such 700 MHz Holder, including the prevention of interference with such 700 MHz Holder's operations, and such Credit Party is not ordered or directly or indirectly required by the FCC or any other Governmental Authority to enter into such transaction, or (2) any transaction in which FCC or any other Governmental Authority orders or otherwise directly or indirectly requires any Credit Party to cease broadcasting on any of its existing analogue and/or digital frequencies in order to accommodate the spectrum needs of any 700 MHz Holder, including the prevention of interference with such 700 MHz Holder's operations, with or without any consideration. Without limiting the generality of the foregoing, the term Relocation shall include any "Relocation" as defined in the Shop At Home Acquisition Documents as in effect on March 20, 2001. As used herein, "700 MHz Holder" means a holder of a 700 MHz license or construction permit.

         "Relocation Profits" has the meaning given such term in the Shop At Home Acquisition Documents.

         "Required Lenders" means Lenders having Loans, LC Exposure and unused Commitments representing in excess of 50% of the sum of the total Loans, LC Exposure and unused Commitments.

         "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of, or other equity interests in, any Credit Party now or hereafter outstanding, except a dividend payable solely in shares of stock or interests of the same class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of, or other equity interests in, any Credit Party now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of, or other equity interests in, any Credit Party now or hereafter outstanding, (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption purchase, retirement, defeasance (including economic or legal defeasance), sinking fund or similar payment or liquidated damages with respect to, any Subordinated Indebtedness, Holding Company Debt or other Indebtedness of any Holding Company (other than any intercompany loans from any of the Credit Parties), (v) any payment made to Alta Communications or any Affiliates of any Credit Party in respect of management, consulting or other similar services provided to any Credit Party, and (vi) any portion of "Incentive Bonus" which may become payable pursuant to the employment agreement with Eduardo Leon referred to in Section 5.1(i). Notwithstanding the foregoing, the following shall not be deemed to be Restricted Junior Payments:
(a) any payment to any director, officer or employee of any Credit Party consisting of salary, other compensation (except to the extent described in clause (vi) above) or reimbursement of expenses and (b) any payments made in respect of the transactions permitted pursuant to Section 7.7. The cancellation or forgiveness of any loan made by any Credit Party with no cash payment by a Credit Party at the time of such forgiveness or cancellation to any of its Affiliates shall not be deemed to be a Restricted Junior Payment.

         "Revolving Credit Availability Period" means the period from and including the Effective Time to but excluding the earlier of (a) the Revolving Credit Maturity Date and (b) the date of termination of the Revolving Credit Commitments.

         "Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Credit Loans and to acquire participations in Letters of Credit hereunder, as such commitment may be (a) reduced from time to time pursuant to Sections 2.7 and 2.10, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.4 or (c) adjusted from time to time pursuant to Section 2.1(b). The initial maximum amount of each Lender's Revolving Credit Commitment is set forth on Schedule 2.1, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. The aggregate original amount of the Revolving Credit Commitments is equal to $160,000,000.00.

         "Revolving Credit Commitment Increase" has the meaning assigned to such term in Section 2.1(b)(i).

         "Revolving Credit Commitment Increase Date" has the meaning assigned to such term in Section 2.1(b)(iii).

         "Revolving Credit Commitment Reduction Date" has the meaning assigned to such term in Section 2.7(b). "Revolving Credit Conversion Date" means June 30, 2005.

         "Revolving Credit Exposure" means, with respect to any Revolving Credit Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Credit Loans and its LC Exposure at such time.

         "Revolving Credit Lender" means (a) initially, a Lender that has a Revolving Credit Commitment set forth opposite its name on Schedule 2.1 and (b) thereafter, the Lenders from time to time holding Revolving Credit Loans and Revolving Credit Commitments, after (i) giving effect to any assignments thereof permitted by Section 10.4 or (ii) becoming a New Lender in accordance with
Section 2.1(b).

         "Revolving Credit Loan" means a Loan made pursuant to Section 2.1(a) that utilizes the Revolving Credit Commitment.

         "Revolving Credit Maturity Date" means September 30, 2009.

         "Revolving Credit Maximum Amount"  means $200,000,000.00.

         "Revolving Credit Notes" means the amended and restated promissory notes, substantially in the form of Exhibit A, issued by the Borrower in favor of the Revolving Credit Lenders.

         "S Corporation" means a small business corporation within the meaning of Code Section 1361 (or any successor provision) for which an election is in effect under Code Section 1362(a) (or any successor provision).

         "Security Agreement" means the Amended and Restated Security Agreement, substantially in the form of Exhibit B, executed and delivered by each of the Credit Parties on the Closing Date and thereafter in accordance with Section 6.10, as such agreement may be amended, supplemented or otherwise modified from time to time.

         "Senior Debt" means the Total Debt, excluding (i) any Subordinated Indebtedness and (ii) obligations of Credit Parties to pay any liquidated damages under any registration rights agreement entered into in connection with Indebtedness to the extent such liquidated damages remain unpaid after the applicable due date under such registration rights agreement.

         "Senior Leverage Ratio" means, as at any date of determination thereof, the ratio of (a) Senior Debt to (b) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date.

         "Senior Subordinated Notes" means the Borrower's 10 1/8% Senior Subordinated Notes due 2012, including any Additional Notes and Exchange Notes (as each such term is defined in the Senior Subordinated Note Indenture), in each case as issued pursuant to the Senior Subordinated Note Indenture in an aggregate principal amount not in excess of $200,000,000, as amended, supplemented or otherwise modified in accordance with the restrictions of
Section 7.13.

         "Senior Subordinated Note Indenture" means the Indenture dated as of the date hereof, among the Borrower, the Guarantors and U.S. Bank, N.A., as trustee, as amended, supplemented or otherwise modified in accordance with the restrictions of Section 7.13.

         "Shop at Home Acquisition" means the acquisition by Liberman Television of Houston, Inc. and KZJL License Corp. from the Shop at Home Sellers of the Broadcast Station KZJL-TV in Houston, Texas for cash consideration of $57,000,000.

         "Shop At Home Acquisition Documents" means the Asset Purchase Agreement, dated November 10, 2000, among the Borrower, Liberman Television of Houston, Inc. and KZJL License Corp. and the Shop At Home Sellers, as amended by First Amendment to Asset Purchase Agreement dated as of December 22, 2000, the Second Amendment to Asset Purchase Agreement dated as of February 27, 2001 and the Third Amendment to Asset Purchase Agreement dated as of March 15, 2001 and all related instruments, agreements and other documents entered into by any Credit Party and any Shop At Home Seller in connection therewith, in each case, as amended, supplemented or modified in accordance with the restrictions of
Section 7.13.

         "Shop At Home Sellers" means Shop At Home, Inc., SAH - Houston Corporation, SAH-Houston License Corp. and SAH License, Inc.

         "Sole Lead Arranger" means Fleet Securities, Inc., in its capacity as sole lead arranger hereunder.

         "Special Counsel" means Palmer & Dodge LLP, in its capacity as special counsel to Fleet National Bank, as Administrative Agent, and to Fleet Securities, Inc., as Sole Lead Arranger.

         "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Subordinated Indebtedness" means (a) the Senior Subordinated Notes,
(b) the Liberman Subordinated Debt and (c) any Indebtedness of any Credit Party, incurred after the Effective Time with the prior written consent of the Required Lenders, which matures in its entirety later than the Loans and by its terms (or by the terms of the instrument under which it is outstanding and to which appropriate reference is made in the instrument evidencing such Subordinated Indebtedness) is made subordinate and junior in right of payment to the Loans and to all of the Borrower's other obligations to the Lenders hereunder by provisions satisfactory in form and substance to the Required Lenders.

         "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. References herein to "Subsidiaries" shall, unless the context requires otherwise, be deemed to be references to Subsidiaries of the Borrower.

         "Suspended Losses" means the aggregate amount of losses and deductions of Holdings I which have been taken into account by the shareholders of Holdings I and disallowed under Code section 1366(d) (or successor provisions) in a prior taxable year.

         "Syndication Agents" means General Electric Capital Corporation and U.S. Bank, N.A., in their capacity as co-syndication agents for the Lenders hereunder.

         "Tax Accountant" means any one of the five largest nationally recognized independent accounting firms, or any other independent accounting firm jointly approved by the Administrative Agent and the Borrower.

         "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Title Company" means one or more other title insurance companies reasonably satisfactory to the Administrative Agent.

         "Total Debt" means, as of any date of determination thereof, the Indebtedness of the Credit Parties (determined on a consolidated basis without duplication in accordance with GAAP) plus obligations of Credit Parties to pay any liquidated damages under any registration rights agreement entered into in connection with any Indebtedness to the extent such liquidated damages remain unpaid after the applicable due date under such registration rights agreement, excluding (a) intercompany loans among the Credit Parties, (b) Indebtedness under the Oaktree Note Purchase Documents to the extent such Indebtedness is being repaid on the Closing Date and Indebtedness under the Holdings Securities Purchase Documents, (c) the Liberman Subordinated Debt and (d) the Empire Burbank Loan.

         "Total Leverage Ratio" means, as of any date of determination thereof, the ratio of (a) the Total Debt to (b) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date.

         "Total Voting Power" means, with respect to any Person, the total number of votes which holders of securities or other ownership interests having the ordinary power to vote, in the absence of contingencies but after giving effect to the exercise and/or conversion of all outstanding options, warrants, and other securities which by their terms are convertible into voting securities, are entitled to cast in the election of directors, general partners or managers of such Person.

         "Transaction Costs" means, for any period, nonrecurring out-of-pocket costs, fees and expenses (including attorneys' fees) which are incurred by Holdings I and its Subsidiaries in connection with (a) the negotiation, preparation and consummation of the transactions contemplated under this Agreement and the Basic Documents and the Basic Documents (as defined in the Existing Credit Agreement), including obtaining all regulatory approvals, consents, filings or other matters required in connection with the transactions described therein, including, any filing, registration or recording fees and charges and including costs, fees and expenses incurred after the Original Closing Date or the Closing Date, as applicable, (b) financing agreements and proposed financing agreements related to this Agreement and the Basic Documents and the Basic Documents (as defined in the Existing Credit Agreement) (including without limitation all fees and expenses paid to Agents and their respective counsel and like amounts paid in respect of obligations described in clause (a) of the definition of Existing Debt and refinancing thereof) and (c) the negotiation and consummation of the transactions contemplated under the El Dorado Acquisitions Documents, the Guajillo Acquisitions Documents and all financing agreements and proposed financing agreements related thereto including any due diligence, engineering, consulting, environmental, travel and accommodation, appraisal or other similar costs and expenses. The term "Transaction Costs" shall include the initial and the routine periodic rating agency fees related to the issuance of the Senior Subordinated Notes and the maintenance of the rating(s) thereon but excluding any rating

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

agency fees related to subsequent transactions unrelated to the Senior Subordinated Notes and excluding any rating agency fees payable in connection with an Acquisition.

         "Transactions" means with respect to the Borrower and each other Credit Party, the execution, delivery and performance by the Borrower or such other Credit Party of the Loan Documents (and the refinancing of the Existing Credit Agreement), the Senior Subordinated Note Indenture and the documents related thereto, the El Dorado Acquisitions Documents, the Guajillo Acquisitions Documents, and the Holdings Amendment, the Oaktree Redemption Agreement (and the repayment by Intermediate Holdings of the amounts outstanding under the Oaktree Note Purchase Documents) to which the Borrower or such other Credit Party or Holding Company is a party, the borrowing of Loans and the use of the proceeds thereof, the issuance of Letters of Credit hereunder, and all transactions contemplated by the foregoing documents.

         "Type" when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Adjusted Base Rate.

         "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

         "U.S. Dollars" or "$" refers to lawful money of the United States of
          ------------      -
America.

         "Voluntary Relocation" means with respect to any television Broadcast Station, any Relocation described in clause (1) of the definition of the term Relocation. Without limiting the generality of the foregoing, the term Voluntary Relocation shall include any "Voluntary Relocation" as defined in the Shop At Home Acquisition Documents as in effect on March 20, 2001.

         "Wholly Owned Subsidiary" means, with respect to any Person at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing 100% of the equity or ordinary voting power (other than directors' qualifying shares) or, in the case of a partnership, 100% of the general partnership interests are, as of such date, directly or indirectly owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

         "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         1.2 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "Base Rate Loan" or a "LIBOR Loan"). In similar fashion, Borrowings may be classified and referred to by Type.

         1.3 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

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

The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. References in Articles 6 and 7 in respect of the affirmative and negative covenants to be performed by the Credit Parties shall be interpreted to mean, with respect to Article 6, that the Borrower will, and will cause each of the other Credit Parties to, comply with such covenant, and, with respect to Article 7, that the Borrower will not, and will not permit any of the other Credit Parties to, violate such covenant.

         1.4 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), the Administrative Agent and the Borrower shall negotiate in good faith to amend any such provision to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, further, however, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

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

                                    ARTICLE 2

                                   The Credits

     2.1 Revolving Credit Commitments.

         (a) Revolving Credit Loans. Subject to the terms and conditions set forth herein, each Revolving Credit Lender agrees to make Revolving Credit Loans to the Borrower from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Credit Loans exceeding such Lender's maximum Revolving Credit Commitment; provided that the total Revolving Credit Exposure (after giving effect to any requested Revolving Credit Borrowing) shall not at any time exceed the total Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Credit Loans.

         (b) Revolving Credit Commitment Increases.

             (i) In the event that the aggregate amount of the Revolving Credit Commitments as of the Closing Date is less than the Revolving Credit Maximum Amount, the Borrower shall have the right, at any time and from time to time prior to the Revolving Credit Conversion Date, by delivering written notice to the Administrative Agent, to request that the Revolving Credit Commitments be increased by an amount (an "Revolving Credit Commitment Increase") up to but not exceeding the difference between (x) the Revolving Credit Maximum Amount and (y) the aggregate amount of the Revolving Credit Commitments as of the date of such request for an Revolving Credit Commitment Increase.

             (ii) Upon receipt of a written request from the Borrower, the Administrative Agent and the Sole Lead Arranger shall attempt to arrange and syndicate such Revolving Credit Commitment Increase, by contacting one or more new lenders (the "New Lenders") or one or more existing Lenders to determine whether such New Lenders desire to enter into Revolving Credit Commitments, and/or whether any such existing Lender, in its sole discretion, desires to increase the aggregate amount of its Revolving Credit Commitments. Each such Revolving Credit Commitment Increase shall be arranged and syndicated by the Administrative Agent and the Sole Lead Arranger, and any New Lenders shall be selected by the Administrative Agent and the Sole Lead Arranger in consultation with the Borrower. The Administrative Agent's and the Sole Lead Arranger's agreements to arrange and syndicate any such Revolving Credit Commitment Increase shall not be deemed to constitute a commitment, or an offer, to provide, such Revolving Credit Commitment Increase or a representation, direct or implied, that such arrangement and syndication will be successful. The Borrower shall pay to the Administrative Agent and the Sole Lead Arranger such fees and expenses in connection with arranging and syndicating each such Revolving Credit Commitment Increase, as may be agreed by the Borrower, the Administrative Agent and the Sole Lead Arranger, to achieve a successful syndication of such Revolving Credit Commitment Increase, and no portion of such fees shall be allocable to any persons other than the

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

     Administrative Agent, the Sole Lead Arranger, a Lender increasing the aggregate amount of its Revolving Credit Commitments or the New Lenders, unless otherwise agreed by the Administrative Agent and the Sole Lead Arranger. The Administrative Agent and the Sole Lead Arranger shall have no liability to the Borrower or the Lenders if the Administrative Agent and the Sole Lead Arranger are unable to successfully arrange and syndicate any requested Revolving Credit Commitment Increase. The Borrower may request Revolving Credit Commitment Increases on any number of occasions, subject to the conditions and provisions set forth herein. No Lender shall have any obligation to increase its Revolving Credit Commitment.

          (iii) If the Administrative Agent and the Sole Lead Arranger are able to successfully arrange and syndicate any requested Revolving Credit Commitment Increase, such Revolving Credit Commitment Increase shall become effective on the date specified by the Administrative Agent (each such date being referred to a "Revolving Credit Commitment Increase Date") provided that (x) no Default shall exist on the Revolving Credit Commitment Increase Date both before and after giving effect to such proposed Revolving Credit Commitment Increase; (y) the Borrower shall have paid all fees and expenses in connection with the arrangement and syndication of such Revolving Credit Commitment Increase; and (z) the Borrower shall have delivered or caused to be delivered to the Administrative Agent any certificates or other documents reasonably requested by the Administrative Agent in connection with such Revolving Credit Commitment Increase including amendments to Mortgages and endorsements to title insurance policies or new title insurance policies (if and to the extent it is determined that new title policies are necessary to insure the lien of the Mortgages with respect to the Revolving Credit Commitment Increase). In the event the Administrative Agent and the Sole Lead Arranger shall be unable to successfully arrange and syndicate any requested Revolving Credit Commitment Increase within thirty days of the date of any written request by the Borrower for such Revolving Credit Commitment Increase, such request by the Borrower shall be deemed to have expired and the Administrative Agent and the Sole Lead Arranger shall have no further obligation to continue such arrangement and syndication efforts; provided that the expiration of such thirty-day period shall not limit the Borrower's right to make one or more additional requests for an Revolving Credit Commitment Increase.

          (iv) On each Revolving Credit Commitment Increase Date, subject to the satisfaction of the foregoing terms and conditions, and subject to the limitations set forth in clause (v) of this Section 2.1(b): (w) each New Lender shall enter into one or more Lender Joinder Agreements or other documents in form and substance reasonably satisfactory to the Administrative Agent, and upon execution of such Lender Joinder Agreements or other documents, such New Lender shall be deemed to be a "Lender" under this Agreement and the other Loan Documents; (x) the Revolving Credit Commitments shall be adjusted to take into account the Revolving Credit Commitments of the New Lenders and the increases, if any, of the Revolving Credit Commitments of the existing Lenders, and (y) each existing Lender who is increasing their Revolving Credit Commitments shall have returned to the Administrative Agent for cancellation its Revolving Credit Note, and the Borrower shall have executed and delivered to the Administrative Agent for the benefit of each New Lender and each existing Lender who is increasing its Revolving Credit Commitments a new Revolving Credit Note, in each case, in the aggregate principal amount of such Lender's Revolving Credit Commitment after giving effect to the Revolving Credit Commitment Increase. Each of the Lenders hereby authorizes the Administrative Agent to revise Schedule 2.1 on each Revolving Credit Commitment Increase Date to reflect such increase without an amendment to this Agreement.

                  (v) Notwithstanding anything to the contrary set forth in this
          Section 2.1(b), in no event shall any Revolving Credit Commitment Increase result in (1) any increase or decrease in the amount of any Lender's Revolving Credit Commitment without such Lender's prior written consent, or (2) the aggregate amount of the Revolving Credit Commitments exceeding the Revolving Credit Maximum Amount.

          2.2 Loans and Borrowings.

              (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

              (b) Subject to Section 2.13, each Borrowing shall be comprised entirely of Base Rate Loans or LIBOR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

              (c) At the commencement of each Interest Period for a LIBOR Borrowing, such Borrowing shall be in an aggregate amount at least equal to $500,000 or any greater multiple of $100,000. At the time that each Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is at least equal to $100,000 or any greater multiple of $100,000; provided that (i) a Base Rate Borrowing of Revolving Credit Loans may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Credit Commitments, and (ii) a Base Rate Borrowing of Revolving Credit Loans may be in an amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.4(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten LIBOR Borrowings outstanding.

          2.3 Requests for Borrowings.

              (a) To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a LIBOR Borrowing, not later than 1:00 p.m., Boston, Massachusetts time, three Business Days before the date of the proposed Borrowing; provided that LIBOR Borrowings shall not be available on the Closing Date unless otherwise consented to by the Administrative Agent in writing, or (ii) in the case of a Base Rate Borrowing not later than 1:00 p.m., Boston, Massachusetts time, one Business Day before the

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

date of the proposed Borrowing; provided that any such notice of a Base Rate Borrowing to finance the reimbursement of an LC Disbursement as contemplated by
Section 2.4(e) may be given not later than 1:00 p.m., Boston, Massachusetts time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.

         (b) Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2:

             (i)   the aggregate amount of such Borrowing;

             (ii) the effective date of such Borrowing, which shall be a Business Day;

             (iii) whether such Borrowing is to be a Base Rate Borrowing or a LIBOR Borrowing;

             (iv) in the case of a LIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period";

             (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
     Section 2.5;

             (vi) a detailed calculation of the Senior Leverage Ratio and, commencing on the first anniversary of the Closing Date, the Total Leverage Ratio, in each case based on the Senior Debt or the Total Debt (in each case, after giving effect to such Borrowing), as applicable, and EBITDA of the Credit Parties for the period of four consecutive fiscal quarters reported in the Compliance Certificate most recently delivered to the Administrative Agent demonstrating (A) that the Senior Leverage Ratio (after giving effect to such Borrowing) shall not exceed (1) for the period from the Closing Date to the date of delivery of the first Compliance Certificate required to be delivered pursuant to Section 6.1(c), the maximum Senior Leverage Ratio permitted on the Closing Date pursuant to
     Section 5.1(m)(ii) and (2) thereafter, the maximum Senior Leverage Ratio permitted under Section 7.10(b) for the fiscal quarter most recently ended and (B) that the Total Leverage Ratio (after giving effect to such Borrowing) shall not exceed the maximum Total Leverage Ratio permitted under Section 7.10(a) for the fiscal quarter most recently ended; provided that for purposes of calculating such ratios (x) prior to the delivery of the first Compliance Certificate required to be delivered hereunder, the Credit Parties shall use EBITDA reported in the last Compliance Certificate provided under the Existing Credit Agreement; provided that if the Borrower delivers a Compliance Certificate for the four-fiscal quarter period ended June 30, 2002 giving pro forma effect to the consummation of the El Dorado Acquisitions and the Guajillo Acquisitions as if such Acquisitions had occurred at the beginning of the applicable period and after reflecting certain expense deductions in connection with such Acquisitions reasonably acceptable to the Administrative Agent, then the Credit Parties shall use EBITDA as

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

     reported in such Compliance Certificate and (y) for Loans being requested in connection with an Acquisition such ratios shall be calculated giving pro forma effect to the Acquisition as if such Acquisition has occurred at the beginning of the applicable period and after reflecting certain expense deductions in connection with such Acquisition reasonably acceptable to the Administrative Agent; and

              (vii) at any time when the outstanding Loans exceed $150,000,000 minus the aggregate amount of all "Net Proceeds" of "Asset Sales" and "Relocations" applied by the Borrower or any of its "Restricted Subsidiaries" after the Closing Date to repay any term "Indebtedness" under any "Credit Facility" or to repay any revolving credit "Indebtedness" under any "Credit Facility" and effect a corresponding commitment reduction under a "Credit Facility" pursuant to Section 4.10 of the Senior Subordinated
     Note Indenture (all of the foregoing terms in quotation marks are used as defined in the Senior Subordinated Note Indenture), (A) a certification that the Loans, after giving effect to such Borrowing Request, are not incurred in violation of the Senior Subordinated Note Indenture, including a detailed calculation of the Leverage Ratio (as defined in the Senior Subordinated Note Indenture) demonstrating that such Leverage Ratio does not exceed 7.0 to 1 after giving effect to the Borrowing Request and (B) the Borrowing Request therefor must be in writing (and no telephonic Borrowing Requests shall be permitted).

         (c) If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested LIBOR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.3, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

     2.4 Letters of Credit.

         (a) General. Subject to the terms and conditions set forth herein, in addition to the Revolving Credit Loans provided for in Section 2.1(a), the Borrower may request the issuance of Letters of Credit for its own account by an Issuing Lender, in a form reasonably acceptable to such Issuing Lender, at any time and from time to time during the Revolving Credit Availability Period. In addition to such form, at the time of such request, the Borrower shall also deliver to the Administrative Agent the information required to be delivered pursuant to Section 2.3(b)(vi) (assuming, for the calculation of the Senior Leverage Ratio and the Total Leverage Ratio, the issuance of the requested Letter of Credit) and, if applicable, Section 2.3(b)(vii). Letters of Credit issued hereunder shall constitute utilization of the Revolving Credit Commitments. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

         (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an

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

outstanding Letter of Credit), the Borrower shall hand deliver or send by telephonic facsimile (fax) (or transmit by electronic communication, if arrangements for doing so have been approved by such Issuing Lender) to an Issuing Lender and the Administrative Agent (two Business Days before the date of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.4), the amount of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit is a documentary or trade Letter of Credit or a standby Letter of Credit, and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by such Issuing Lender, the Borrower also shall submit a letter of credit application on such Issuing Lender's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the Issuing Lender (determined for these purposes without giving effect to the participations therein of the Revolving Credit Lenders pursuant to paragraph (d) of this Section 2.4) shall not exceed $5,000,000 and (ii) the total Revolving Credit Exposure shall not exceed the total Revolving Credit Commitments. If the Issuing Lender is not the Administrative Agent, the Issuing Lender shall notify the Administrative Agent promptly in writing of the issuance, amendment, renewal or extension of any Letter of Credit, with a summary of the pertinent terms thereof and shall provide the Administrative Agent with a copy of such Letter of Credit and related application and any other documentation related thereto.

         (c) Expiration Date. Each Letter of Credit shall expire (without giving effect to any extension thereof by reason of an interruption of business) at or prior to the close of business on the earlier of (i) the date 365 days, in the case of standby Letters of Credit, or 180 days, in the case of documentary or trade Letters of Credit, after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, 365 days or 180 days, as applicable, after such renewal or extension) provided that any such Letter of Credit may provide for automatic extensions thereof to a date not later than 365 days, in the case of standby Letters of Credit, or 180 days, in the case of documentary or trade Letters of Credit, beyond its current expiration date, and
(ii) the date that is five Business Days prior to the Revolving Credit Maturity Date. No Letter of Credit may be extended beyond the date that is five Business Days prior to the Revolving Credit Maturity Date.

         (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by an Issuing Lender, and without any further action on the part of such Issuing Lender, such Issuing Lender hereby grants to each Revolving Credit Lender, and each Revolving Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Revolving Credit Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Lender, such Revolving Credit Lender's Applicable Percentage of each LC Disbursement made by such Issuing Lender and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section 2.4, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment to the Administrative Agent, for the account of such Issuing Lender shall be made without any offset, abatement, withholding or reduction whatsoever.

               (e) Reimbursement. If an Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse (each a "Reimbursement Obligation") such Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m., Boston, Massachusetts time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 11:00 a.m., Boston, Massachusetts time; or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 that such payment be financed with a Revolving Credit Base Rate Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit Base Rate Borrowing.

         If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Credit Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Credit Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Credit Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.5 with respect to Revolving Credit Loans made by such Lender (and Section 2.5 shall apply to the payment obligations of the Revolving Credit Lenders, treating each such payment as a Loan for this purpose), and the Administrative Agent shall promptly pay to the applicable Issuing Lender the amounts so received by it from the Revolving Credit Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Lender or, to the extent that the Revolving Credit Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear. Any payment made by a Revolving Credit Lender pursuant to this paragraph to reimburse an Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

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

           (f) Obligations Absolute.

               (i) The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.4 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (A) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (B) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (C) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit and (D) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.4, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

               (ii) Neither the Administrative Agent, any Lender nor Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in clause (f)(i) above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided that nothing in this
     Section 2.4 shall be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Lender's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. Subject in all respects to the foregoing, the parties hereto expressly agree that:

                    (A) the Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

                    (B) the Issuing Lender shall have the right, in its sole
               discretion, to decline to accept such documents and to decline to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

                    (C) this clause (f)(ii) shall establish the standard of care to be exercised by the Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

         (g) Disbursement Procedures. The Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under any Letter of Credit. The Issuing Lender shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Lender and the Revolving Credit Lenders with respect to any such LC Disbursement.

         (h) Interim Interest. If the Issuing Lender shall make any LC Disbursement in respect of any Letter of Credit, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Revolving Credit Base Rate Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this
Section 2.4, then interest calculated in accordance with Section 2.12(c) shall accrue on the unpaid amount thereof. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Lender, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to paragraph (e) of this Section 2.4 to reimburse the Issuing Lender shall be for the account of such Lender to the extent of such payment.

         (i) Cash Collateralization. If either (i) an Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, or (ii) the Borrower shall be required to provide cover for LC Exposure pursuant to Section 2.9(a) or 2.10(b), the Borrower shall immediately deposit with the Issuing Lender an amount in cash equal to, in the case of an Event of Default, the LC Exposure as of such date plus any accrued and unpaid interest thereon and, in the case of cover pursuant to Section 2.9(a) or 2.10(b), the amount required under Section 2.9(a) or 2.10(b), as the case may be; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in clause (g) or (h) of Section 8.1. Such deposit shall be held by the Administrative Agent as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of any other obligations of the Credit Parties hereunder.

     2.5 Funding of Borrowings.

         (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Boston, Massachusetts time to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Boston, Massachusetts and designated by the Borrower in the applicable Borrowing Request; provided that Revolving Credit Base Rate Loans made to finance the reimbursement of an LC Disbursement under any Letter of Credit as provided in Section 2.4(e) shall be remitted by the Administrative Agent to the Issuing Lender.

         (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section
2.5 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender (and if the applicable Lender fails to pay immediately upon demand, the Borrower) agrees to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing. Nothing in this Section 2.5 shall be deemed to relieve any Lender from its obligation to fulfill its Commitments to the extent required by this Agreement or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

     2.6 Interest Elections.

         (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.6. The Borrower may elect different options for continuations and conversions with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

         (b) To make an election pursuant to this Section 2.6, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.3(a) if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request signed by the Borrower.

         (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2:

             (i) the Borrowing to which such Interest Election Request applies and, if different options for continuations or conversions are being elected with respect to

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

     different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

              (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

              (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a LIBOR Borrowing; and

              (iv) if the resulting Borrowing is a LIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a LIBOR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each affected Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a LIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a LIBOR Borrowing and (ii) unless repaid, each LIBOR Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

          (f) The Borrower shall not be obligated to deliver a Borrowing Request in connection with any election to convert any Borrowing to a different Type or to continue any Borrowing or, in the case of a LIBOR Borrowing, any election of an Interest Period therefor pursuant this Section 2.6.

     2.7  Termination and Reduction of Commitments.

          (a) Unless previously terminated in accordance with the terms hereof, the Revolving Credit Commitments shall terminate at the close of business on the Revolving Credit Maturity Date.

          (b) The aggregate amount of the Revolving Credit Commitments shall be automatically reduced at the close of business on each Revolving Credit Commitment Reduction Date set forth in column (A) below, each a "Revolving Credit Commitment Reduction Date", by the amount set forth in column (B) below, in each case, opposite such Revolving Credit Commitment Reduction Date:

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

                           (A)                           (B)
                     Revolving Credit                 Amount of
                Commitment Reduction Date       Commitment Reduction

           June 30, and September 30, 2005         $ 5,333,333.33

           December 31, 2005                       $ 5,333,333.34

           March 31, June 30, September 30,
           and December 31, 2006                   $ 4,000,000.00

           March 31, June 30, September 30,
           and December 31, 2007                   $ 8,000,000.00

           March 31, June 30, September 30,
           and December 31, 2008                   $ 8,000,000.00

           March 31, and June 30, 2009             $21,333,333.33

           September 30, 2009                      $21,333,333.34


; provided that, for each Revolving Credit Commitment Reduction Date, the amount of the reduction to the Revolving Credit Commitments on such date shall be increased by an amount equal to the product of (x) the aggregate Revolving Credit Commitment Increases as of the Revolving Credit Conversion Date, if any, times (y) a fraction, the numerator of which is the amount of the reduction to the Revolving Credit Commitments on such date as set forth in column (B) above and the denominator of which is the aggregate original amount of the Revolving Credit Commitments. The amount of any optional reductions of Revolving Credit Commitments under Section 2.7(c) shall be applied to reduce all remaining Revolving Credit Commitment reductions under this Section 2.7(b) in the order of such scheduled reductions.

           (c) The Borrower may at any time or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is at least equal to $500,000 or any greater multiple of $100,000, and (ii) the Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent repayment in accordance with Section 2.9 or prepayment in accordance with Section 2.10 of the Loans, the total Revolving Credit Exposure would exceed the total Revolving Credit Commitments.

           (d) The Borrower shall notify the Administrative Agent of any election to terminate or reduce Commitments under paragraph (c) of this Section
2.7 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.7 shall be irrevocable; provided that a notice of termination of Revolving Credit

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

Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of Revolving Credit Commitments shall be permanent. Each reduction of Revolving Credit Commitments shall be made ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments.

     2.8 Mitigation Obligations; Replacement of Lenders.

         (a) If any Lender or the Issuing Lender requests compensation under
Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or the Issuing Lender or any Governmental Authority for the account of any Lender or the Issuing Lender pursuant to Section 2.16, then such Lender or the Issuing Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans or Letters of Credit hereunder, or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender or the Issuing Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender or the Issuing Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the Issuing Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Lender in connection with any such designation or assignment.

         (b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, the Issuing Lender), which consents shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (and participations in LC Disbursements), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

         (c) If a Lender (a "Non-Consenting Lender") refuses to consent to an amendment, modification or waiver of this Agreement that, pursuant to Section 10.2, requires

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

consent of 100% of the Lenders (any such Lender, a "Subject Lender"), so long as
(i) no Event of Default shall have occurred and be continuing and the Borrower has obtained a written commitment from another Lender or an Eligible Assignee to purchase at par (plus accrued interest, fees and other amounts payable to the Subject Lender hereunder) the Subject Lender's Loans and assume the Subject Lender's Commitments and all other obligations of the Subject Lender hereunder,
(ii) such Lender is not an Issuing Lender with respect to any Letters of Credit outstanding (unless all such Letters of Credit are terminated or arrangements satisfactory to such Issuing Lender (such as a "back-to-back" letter of credit) are made), (iii) at such time there is no more than one Non-Consenting Lender and (iv) if applicable, the Subject Lender is unwilling to withdraw its refusal to consent within 2 Business Days after receipt by the Subject Lender and Administrative Agent of a written request to do so from the Borrower, the Borrower may require the Subject Lender to assign all of its Loans and Commitments to such other Lender, Lenders, Eligible Assignee or Eligible Assignees pursuant to the provisions of Section 10.4, provided that, prior to or concurrently with such replacement, (1) the Borrower has paid to the Subject Lender all amounts required to be paid to such Lender under this Agreement through the effective date of the assignment, (2) the processing fee required to be paid by Section 10.4(b)(iv) shall have been paid by the Borrower or the Assignee to Administrative Agent, (3) all of the requirements for such assignment contained in Section 10.4, including the consent of Administrative Agent (if required) and the receipt by Administrative Agent of an executed Assignment and Acceptance Agreement (which each Subject Lender shall be obligated to provide with respect to its interest in the Loans in connection with the Borrower's exercise of its rights under this subsection) and other supporting documents, have been fulfilled and (4) each assignee shall consent, at the time of such assignment, to each matter in respect of which such Subject Lender was a Non-Consenting Lender. Notwithstanding the foregoing no Subject Lender shall be obligated to assign its Loans unless such Subject Lender receives payment of the purchase price and all other amounts described in clause
(i) above as a condition to such assignment.

     2.9 Repayment of Loans; Evidence of Debt.

         (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Credit Lender the then unpaid principal amount of such Lender's Revolving Credit Loans on the Revolving Credit Maturity Date. In addition, if following any reduction in the Revolving Credit Commitments or at any other time the aggregate principal amount of the Revolving Credit Exposure shall exceed the aggregate Revolving Credit Commitments, the Borrower shall first, repay Revolving Credit Loans, and second, provide cover for LC Exposure as specified in Section 2.4(i) in an aggregate amount equal to such excess.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section 2.9 shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Prior to the Closing Date or if any Lender enters into a Commitment after the Closing Date on the date of such Commitment, the Borrower shall prepare, execute and deliver to each Revolving Credit Lender, a Revolving Credit Note in the principal amount of such Lender's Revolving Credit Commitment. Thereafter, the Loans of each Lender evidenced by each such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns) unless, in connection with an assignment of all or any portion of a promissory note and interest thereon, the assignee informs the Administrative Agent in writing that it does not wish that its Loans be evidenced by promissory notes.

     2.10 Prepayment of Loans.

          (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (other than LIBOR Loan breakage costs as provided in Section 2.15), subject to prior notice in accordance with paragraph (d) of this Section
2.10 and provided that each such prepayment shall be in an amount that is at least equal to $500,000 or any greater multiple of $100,000. Each prepayment of Loans shall be applied in accordance with paragraph (c) of this Section 2.10.

          (b) Mandatory Prepayments. The Borrower shall make prepayments of the Loans hereunder (and reduce the Commitments hereunder to the extent provided below in clauses (i) and (ii)) as follows:


              (i) Sale of Assets. Without limiting the obligation of the Borrower to obtain the consent of the Required Lenders to any Disposition not otherwise permitted hereunder, the Borrower agrees, on or prior to the occurrence of any Disposition or series of Dispositions by any Credit Party with aggregate Net Cash Payments in excess of $3,500,000 in any fiscal year, to deliver to the Administrative Agent a statement certified by a Financial Officer of the Borrower, in form and detail reasonably satisfactory to the Administrative Agent, of the estimated amount of the Net Cash Payments of such Disposition that will (on the date of such Disposition) be received by any Credit Party in cash, indicating on such certificate, whether the Borrower intends to reinvest such Net Cash Payments or will be prepaying the Loans, as hereinafter provided, and the Borrower will be obligated to either (A) reinvest such Net Cash Payments within 170 days after receipt into assets used in a Permitted Line of Business pursuant to one or more Capital Expenditures permitted hereunder or Acquisitions permitted hereunder; provided that no reinvestment of Net Cash Payments shall be permitted under this clause
          (A): (x) for the acquisition of fee interests in real property (excluding any real property received or acquired in any Acquisition or Relocation) in excess of $5,000,000 made in the aggregate after the Closing Date or (y) if and to the extent that such Net Cash Payments would be required to be used to repay any Subordinated Indebtedness or Holding Company Debt or purchase or repurchase any notes issued thereunder or (B) prepay the Loans hereunder (and provide cover for LC Exposure as specified in Section 2.4(i)), and the Commitments hereunder shall be subject to automatic reduction, as follows:

                    (x) within one Business Day after the date of such Disposition, or on the date (the "Reinvestment Date") which is 170 days after such date if the Borrower had indicated on the certificate delivered as hereinabove required that it intended to reinvest the Net Cash Payments of such Disposition, in an aggregate amount equal to 100% of such estimated or non-reinvested (as applicable) amount of such Net Cash Payments, to the extent received (and not reinvested as provided above) by any Credit Party in cash on the date of such Disposition or, if applicable, the Reinvestment Date; and

                    (y) thereafter, quarterly, on the date of the delivery by the Borrower to the Administrative Agent pursuant to Section
                    6.1 of the financial statements for any quarterly fiscal period or fiscal year, to the extent any Credit Party shall receive Net Cash Payments during the quarterly fiscal period ending on the date of such financial statements in cash under deferred payment arrangements or Disposition Investments entered into or received in connection with any Disposition, an amount equal to (A) 100% of the aggregate amount of such Net Cash Payments minus (B) any transaction expenses associated with Dispositions and not previously deducted in the determination of Net Cash Payments plus (or minus, as the case may be) (C) any other adjustment received or paid by any Credit Party pursuant to the respective agreements giving rise to Dispositions and not previously taken into account in the determination of the Net Cash Payments.

                    (ii) Proceeds of Casualty Events. Upon the date 180 days following the receipt by any Credit Party of the proceeds of insurance, condemnation awards or other compensation in respect of any Casualty Event affecting any property of any Credit Party (or upon such earlier date as such Credit Party, as the case may be, shall have determined not to repair or replace the property affected by such Casualty Event), to the extent of Net Cash Payments in excess of $250,000 per occurrence and $500,000 for all occurrences after the Closing Date (except that such exclusions shall not apply after the occurrence and during the continuation of an Event of Default) the Borrower shall prepay the Loans (and provide cover for LC Exposure as specified in Section 2.4(i)), and, if applicable, the Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to 100% of the Net Cash Payments from such Casualty Event not theretofore applied or committed to be applied to the repair or replacement of such property (it being understood that if Net Cash Payments committed to be applied are not in fact applied within 360 days after receipt thereof, then such Net Cash Payments shall be applied to the prepayment of Loans, cover for LC Exposure and, reduction of Commitments as provided in this clause
          (ii) at the expiration of such 360-day period), such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (c) of this Section 2.10.

                    (iii) On the date of the incurrence by the Borrower of any Indebtedness under the proviso to Section 7.1(k), the Borrower shall deliver to the Administrative Agent a statement certified by a financial officer of the Borrower, in form and detail reasonably satisfactory to the Administrative Agent, of the estimated amount of the net cash proceeds (net of all legal, underwriting and other fees, costs and expenses incurred in connection with the incurrence of such Indebtedness) from such incurrence of such Indebtedness that will (on the date of such incurrence of Indebtedness) be received by the Borrower and the Borrower will, prepay the Loans hereunder (and provide cover for LC Exposure as specified in Section 2.4(i)), with no reduction of the Commitments hereunder, on the date of such incurrence of Indebtedness, in an aggregate amount equal to the lesser of (A) 100% of the net cash proceeds (net of all legal, underwriting and other fees, costs and expenses incurred in connection with the incurrence of such Indebtedness) from such incurrence of Indebtedness received by the Borrower and (B) the sum of the aggregate amount of Loans outstanding plus LC Exposure then in effect, and such prepayment (other than the amount provided to cover LC Exposure) shall be shared and applied ratably among the Revolving Credit Lenders in proportion to their respective Revolving Credit Commitments (with no reduction to the Revolving Credit Commitments).

               Notwithstanding anything herein to the contrary, (i) in the event any radio or television station owned by any Credit Party is sold, as permitted by paragraph (f) of Section 7.4, during the continuance of any Event of Default, all Net Cash Payments shall be applied in the manner specified in paragraph (c) of this Section 2.10, and (ii) in the event that any of the Credit Parties shall have consummated (I) any "Asset Sale" (as defined in the Senior Subordinated Note Indenture) or (II) any "Sale of the Company" (as defined in the Holdings Securities Purchase Documents) that, in either case, would not be deemed a Disposition requiring a prepayment under this Section 2.10(b), in any such case, the Credit Parties shall nonetheless prepay the Loans to the extent that the Senior Subordinated Note Indenture or the Holdings Securities Purchase Documents would require any prepayment or redemption of the Senior Subordinated Notes or any Holding Company Debt or warrants issued by any Holding Company pursuant to the Holdings Securities Purchase Documents, respectively. Prepayments of Loans (and cover for LC Exposure) and reductions of Commitments shall be effected in each case in the manner and to the extent specified in paragraph (c) of this Section 2.10.

               (c) Application. The Borrower shall have the right at any time to cause voluntary prepayments pursuant to subsection (a) of this Section to be applied to prepay the Revolving Credit Loans, and such prepayment shall be applied ratably among the Revolving Credit Lenders in proportion to their respective Revolving Credit Commitments (with no reduction to the Revolving Credit Commitments). Subject to the preceding sentence and subject to the prepayment made pursuant to the subsection (b)(iii) of this Section being applied in

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accordance with such subsection (b)(iii) (with no reduction to the Revolving
Credit Commitments), in the event of any optional prepayment of Borrowings pursuant to subsection (a) of this Section, or any mandatory prepayment of Loans pursuant to subsection (b) of this Section, the proceeds shall be applied as follows:

               (i) first, to the extent that Revolving Credit Exposure shall at such time exceed the total Revolving Credit Commitments, such prepayment shall be applied to the repayment of Revolving Credit Loans to be shared and applied ratably among the Revolving Credit Lenders in proportion to their respective Revolving Credit Commitments (with no reduction to the Revolving Credit Commitments); and

               (ii) second, (A) the amount of any optional prepayment shall be applied to the repayment of Revolving Credit Loans, and (B) the amount of any mandatory prepayment shall be applied first, to the repayment of Revolving Credit Loans and, second, to provide cover for LC Exposure, and, in the case of clause (B), to the simultaneous permanent reduction of the Revolving Credit Commitments, in each case to be shared and applied ratably among the Revolving Credit Lenders in proportion to their respective Revolving Credit Commitments. Each such reduction of the Revolving Credit Commitments shall be applied to reduce all remaining scheduled Revolving Credit Commitment reductions under Section 2.7(b) pro rata based upon the respective amounts of such scheduled reductions. Optional prepayments pursuant to the first sentence of this clause (c) shall not reduce the remaining scheduled Revolving Credit Commitment reductions.

           (d) Notification of Prepayments. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment under Sections 2.10(a) or 2.10(b) not later than 1:00 p.m., Boston, Massachusetts time, three Business Days before the date of prepayment, except that prepayments of Base Rate Loans pursuant to Section 2.10(a) may be made upon one Business Day's notice. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of Revolving Credit Commitments as contemplated by Section 2.7(d), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
Section 2.7. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing under paragraph (a) of this
Section 2.10 shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2.

           (e) Prepayments Accompanied by Interest. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

     2.11  Fees.

           (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at a rate per annum equal to the percentage set forth below opposite the Commitment Utilization Percentage with respect to each day (the "Commitment Fee Rate") of the daily unused amount of the respective Revolving Credit

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

Commitment of such Lender during the period from and including the date on which the Effective Time shall occur to but excluding the date on which such Revolving Credit Commitment terminates:

       Commitment Utilization Percentage             Commitment Fee Rate
       ---------------------------------             -------------------
           Less than 50%                                    0.500%

           Greater than or equal to 50%                     0.375%

The Commitment Fee Rate shall be calculated on each Quarterly Date for each day occurring during the fiscal quarter then ending.

          (b) Accrued commitment fees shall be payable in arrears on each Quarterly Date and on the date such Commitments terminate, commencing on the first such date to occur after the Closing Date. All commitment fees shall be computed on the basis of a year of 365 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Borrower agrees to pay with respect to Letters of Credit outstanding hereunder the following fees:

              (i) to the Administrative Agent for the account of each Revolving Credit Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin then used in determining interest on Revolving Credit LIBOR Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender's Revolving Credit Commitment terminates and the date on which there shall no longer be any Letters of Credit outstanding hereunder, and

              (ii) to the Issuing Lender (x) a fronting fee for its own account, equal to 0.25% per annum on the face amount of each Letter of Credit, payable in arrears on each Quarterly Date, and (y) the Issuing Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.

Accrued participation fees shall be payable in arrears on each Quarterly Date and on the date the Revolving Credit Commitments terminate, commencing on the first such date to occur after the date hereof, provided that any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

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

          (d) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed in writing between the Borrower and the Administrative Agent.

          (e) All fees payable hereunder shall be paid on the dates due, in immediately available funds. Fees paid shall not be refundable under any circumstances, absent manifest error in the determination thereof.

     2.12 Interest.

          (a) The Loans comprising each Base Rate Borrowing shall bear interest at a rate per annum equal to the Adjusted Base Rate plus the Applicable Margin.

          (b) The Loans comprising each LIBOR Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

          (c) Notwithstanding the foregoing, (i) all amounts which are not paid when due shall bear interest until paid in full at the Post-Default Rate and
(ii) during the period when any Event of Default shall have occurred and be continuing, immediately upon the delivery of written notice from the Administrative Agent to the Borrower at the request of the Required Lenders the principal of all Loans hereunder shall bear interest, after as well as before judgment, at the Post-Default Rate.

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued at the Post-Default Rate shall be payable on demand, (ii) in the event of any repayment or prepayment of any LIBOR Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any LIBOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest on Revolving Credit Loans shall be payable upon expiration of the Revolving Credit Commitments.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Adjusted Base Rate at times when the Adjusted Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          (f) Notwithstanding anything to the contrary set forth herein, the aggregate interest, fees and other amounts required to be paid by the Borrower to the Lenders or any Lender hereunder are hereby expressly limited so that in no contingency or event whatsoever whether by reason of acceleration of maturity of the Indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lenders or any Lender for the use or the forbearance of the Indebtedness evidenced hereby exceed the maximum permissible under applicable law. If under or from any circumstances whatsoever, fulfillment of any provision

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

hereof or of any of the other Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law then the obligation to be fulfilled shall automatically be reduced to the limits of such validity and if under or from circumstances whatsoever the Lenders or any Lender should ever receive as interest any amount which would exceed the highest lawful rate, the amount of such interest that is excessive shall be applied to the reduction of the principal balance of the Indebtedness evidenced hereby and not to the payment of interest. This provision shall control every other provision of this Agreement and all provisions of every other Loan Document.

     2.13 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a LIBOR Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the affected Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and such Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any such Borrowing to, or continuation of any such Borrowing as, a LIBOR Borrowing shall be ineffective and (ii) if any Borrowing Request requests a LIBOR Borrowing, such Borrowing shall be made as a Base Rate Borrowing.

     2.14 Increased Costs.

          (a) If any Change in Law shall:

              (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Lender; or

              (ii) impose on any Lender or the Issuing Lender or the London interbank market any other condition affecting this Agreement or LIBOR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts

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

as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or the Issuing Lender reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, or such Lender's or the Issuing Lender's holding company, for any such reduction suffered.

          (c) A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 shall be delivered to the Borrower and shall be conclusive so long as it reflects a reasonable basis for the calculation of the amounts set forth therein and does not contain any manifest error. The Borrower shall pay such Lender or the Issuing Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section 2.14 for any increased costs or reductions incurred more than six months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is (i) retroactive and (ii) occurred within such six-month period, then the six-month period referred to above may be extended to include the period of retroactive effect thereof, but in no event any period prior to the Closing Date.

     2.15 Break Funding Payments.

          (a) In the event of (i) the payment of any principal of any LIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any LIBOR Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any LIBOR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable and is revoked in accordance herewith) or
(iv) the assignment of any LIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.8, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event; provided that if

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the occurrence of any event described in clause (iii) above shall occur solely as a result of any Lender's failure to make available such Lender's share of any LIBOR Borrowing, such Lender shall not be entitled to compensation under this
Section 2.15(a) with respect to such event. Nothing in this Section 2.15 shall be deemed to relieve any Lender from its obligation to fulfill its Commitments to the extent required by this Agreement or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

          (b) In the case of a LIBOR Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of

              (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period (or if such Lender does not accept deposits, then the Adjusted LIBO Rate for such Interest Period), over

              (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an Affiliate of such Lender) for U.S. dollar deposits from other banks in the LIBOR market at the commencement of such period.

          (c) A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     2.16     Taxes.

          (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) the Administrative Agent, any Lender or the Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

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

          (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be (and any penalties, interest and reasonable expenses arising therefrom or with respect thereto during the period prior to the Borrower making the payment demanded under this paragraph (c)), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error. If the Administrative Agent, a Lender or the Issuing Lender (as the case may be) shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid increased amounts pursuant to this Section 2.16, such Lender shall notify the Borrower of the availability of such refund claim and shall exercise reasonable efforts (at no cost to such Lender) to make the appropriate claim to such Governmental Authority for such a refund. In the event any such Indemnified Taxes or Other Taxes paid by the Borrower to the Administrative Agent, a Lender or the Issuing Lender are refunded to such Administrative Agent, Lender or Issuing Lender, the Lender receiving such refund shall forthwith pay over such amount to the Administrative Agent and each such refunded amount shall be (i) applied to prepay interest payable on the Revolving Credit Loans, or to pay any other obligations of the Credit Parties then due hereunder, or (ii) in the event all obligations hereunder and under all of the Loan Documents have been indefeasibly paid in full, refunded to the Borrower.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of any receipt issued by such Governmental Authority to the Borrower evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of a jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

     2.17 Payments Generally: Pro Rata Treatment; Sharing of Set-Offs.

          (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Sections 2.14, 2.15 or 2.16, or otherwise) prior to 1:00 p.m., Boston, Massachusetts time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be

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

deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at such of its offices in Boston, Massachusetts as shall be notified to the relevant parties from time to time, except payments to be made directly to the Issuing Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15 or 2.16 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof, and the Borrower shall have no liability in the event timely or correct distribution of such payments is not so made. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in U.S. dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder under any circumstances, including during, or as a result of the exercise by the Administrative Agent or the Lenders of remedies under the Collateral Documents and applicable law, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties and (iii) third, to obligations with respect to Hedging Agreements entered into by a Lender; in each case, regardless of whether such funds are the proceeds of Collateral that is security for less than all of the Loans.

          (c) If any Revolving Credit Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of set-off or otherwise) on account of the Revolving Credit Loans made by it (other than pursuant to Sections 2.4, 2.14 or 2.16), then, if there is any Reimbursement Obligation outstanding in respect of which the Issuing Lender has not received payment in full from such Revolving Credit Lender pursuant to Section 2.4(e) (the amount of such Reimbursement Obligation being such Revolving Credit Lender's "LC Deficiency Amount"), such Revolving Credit Lender shall purchase a participation in such Reimbursement Obligation in an amount equal to such Lender's LC Deficiency Amount. If, after giving effect to the foregoing, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans (or participations in LC Disbursements) (other than pursuant to Sections 2.4, 2.14 or 2.16), resulting in such Lender receiving payment of a greater proportion of the aggregate principal amount of its Loans (and participations in LC Disbursements) and accrued interest thereon than the proportion of such amounts received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans (and LC Disbursements) of the other Lenders to the extent necessary so that the benefit of such payments shall be shared by all the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans (and participations in LC Disbursements); provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to

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apply to any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans (or participations in LC Disbursements) to any assignee or participant, other than to any Credit Party or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender entitled thereto (the "Applicable Recipient") hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Applicable Recipient the amount due. In such event, if the Borrower has not in fact made such payment, then each Applicable Recipient severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Applicable Recipient with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.4(d), 2.4(e), 2.5(b), or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Section until all such unsatisfied obligations are fully paid.

                                   ARTICLE 3

                             Guarantee by Guarantors

     3.1 The Guarantee. Each Guarantor hereby jointly and severally guarantees to each Lender, the Issuing Lender and the Administrative Agent and their respective successors and assigns the prompt payment and performance in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Borrower, all LC Disbursements and all other amounts from time to time owing to the Lenders, the Issuing Lender or the Administrative Agent by the Borrower hereunder or under any other Loan Document, and all other obligations of the Borrower to any Lender hereunder or under any Hedging Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). Each Guarantor hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, each Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

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     3.2 Obligations Unconditional. The obligations of each Guarantor under
Section 3.1 are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

             (i) at any time or from time to time, without notice to such Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

             (ii) any of the acts mentioned in any of the provisions hereof or of the other Loan Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

             (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

             (iv) any lien or security interest granted to, or in favor of, the Administrative Agent, the Issuing Lender or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected or any Collateral is released or otherwise compromised or liquidated for less than fair value.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever (except as expressly required hereby) and any requirement that the Administrative Agent, the Issuing Lender or any Lender exhaust any right, power or remedy or proceed against the Borrower hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

     3.3 Reinstatement. The obligations of each Guarantor under this Article 3 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each of the Guarantors agrees that it will indemnify the Administrative Agent, the Issuing Lender and each Lender on demand for all reasonable costs and expenses (including reasonable fees and expenses of counsel) incurred by

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the Administrative Agent, any Lender or the Issuing Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     3.4 Subrogation. Until such time as the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including any such right arising under the Federal Bankruptcy Code of 1978, as amended) or otherwise by reason of any payment by it pursuant to the provisions of this Article 3 and further agrees with the Borrower for the benefit of each of its creditors (including each Lender, the Issuing Lender and the Administrative Agent) that any such payment by it shall constitute a contribution of capital by such Guarantor to the Borrower.

     3.5 Remedies. Each Guarantor agrees that, as between such Guarantor and the Lenders, the obligations of the Borrower hereunder may be declared to be forthwith due and payable as provided in Section 8.1 or Section 2.4(i), as applicable (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.1 or Section 2.4(i), as applicable) for purposes of Section 3.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by such Guarantor for purposes of Section 3.1.

     3.6 Continuing Guarantee. The guarantee in this Article 3 is a continuing irrevocable guarantee of payment and performance, and shall apply to all Guaranteed Obligations prior to the indefeasible payment in full of Borrower's obligations hereunder.

     3.7 Rights of Contribution. The Guarantors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section 3.7 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Article 3 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

     For purposes of this Section 3.7, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Guarantor, the ratio

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(expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Guarantor (excluding any shares of stock of, or ownership interest in, any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Credit Parties exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents) of all of the Credit Parties, determined (A) with respect to any Guarantor that is a party hereto at the Effective Time, as of the Effective Time, and (B) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.

     3.8 General Limitation on Guarantee Obligations. In any action or proceeding involving any state or non-U.S. corporate law, or any state or Federal or non-U.S. bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 3.1 would otherwise, taking into account the provisions of Section 3.7, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, Agent or other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

     3.9 Waivers. As used in this paragraph, any reference to "the principal" includes the Borrower, and any reference to "the creditor" includes the Administrative Agent and each of the Lenders. In accordance with Section 2856 of the California Civil Code (a) each Guarantor waives any and all rights and defenses available to such Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, including without limitation any and all rights or defenses any Guarantor may have by reason of protection afforded to the principal with respect to any of the Guaranteed Obligations, or to any other guarantor of any of the Guaranteed Obligations with respect to any of such guarantor's obligations under its guaranty, in either case pursuant to the antideficiency or other laws of the State of California limiting or discharging the principal's indebtedness or such guarantor's obligations, including without limitation Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure; and (b) each Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guaranteed Obligation, has destroyed Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor of any of the Guaranteed Obligations, has destroyed Guarantor's rights of contribution against such other guarantor. No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph. As provided below, this Agreement shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the Commonwealth of Massachusetts, without regard to conflicts of laws principles. This paragraph is included solely out of an abundance of caution, and shall not be construed to mean

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that any of the above-referenced provisions of California law are in any way applicable to the provisions of this Article 3 or to any of the Guaranteed Obligations.

                                   ARTICLE 4

                         Representations and Warranties

          Each of the Credit Parties and Empire Burbank represents and warrants to the Lenders, the Issuing Lender and the Administrative Agent, as to itself and each other Credit Party and Empire Burbank that:

          4.1 Organization; Powers. Each Credit Party and Empire Burbank has been duly formed or organized and is validly existing under the laws of formations or its jurisdiction of organization. Each Credit Party and Empire Burbank has all requisite organizational power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to have such power or authority or to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

          4.2 Authorization; Enforceability. The Transactions are within the organizational power and authority of each Credit Party and Empire Burbank to the extent such Credit Party or Empire Burbank, as applicable, is a party to the Basic Documents and have been duly authorized by all necessary organizational action on the part of such Credit Party or Empire Burbank, as applicable, to the extent such Credit Party or Empire Burbank, as applicable, is a party thereto. This Agreement, the Collateral Documents and all other Basic Documents have been duly authorized, executed and delivered by each Credit Party or Empire Burbank, that is a party thereto and constitute legal, valid and binding obligations of such Credit Party or Empire Burbank, as applicable, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          4.3 Governmental Approvals; No Conflicts. As of the Closing Date and each Acquisition Date except as set forth on Schedule 4.3, the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (b) will not violate any applicable law, policy or regulation or the organizational documents of any Credit Party or Empire Burbank that is a party to the Basic Documents or any order of any Governmental Authority where any violation would have a Material Adverse Effect,
(c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon any Credit Party or Empire Burbank, or any assets, or give rise to a right thereunder to require any payment to be made by any Credit Party or Empire Burbank, where any such violation or default or right to payment would have a Material Adverse Effect, and (d) except for the Liens created by the Collateral Documents, will not result in the creation or imposition of any material Lien on any asset of any Credit Party or Empire Burbank. Except as set forth therein, all consents, approvals, registrations, filings and other actions required as set

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forth in such Schedule 4.3 have been obtained on or before the Closing Date or, with respect to any consents, approvals, registrations, filings and other actions related to the consummation of the El Dorado Acquisitions or the Guajillo Acquisitions, will be obtained on or before their respective Acquisition Dates.

     4.4  Financial Condition; No Material Adverse Change.

          (a) The Borrower has heretofore delivered to the Lenders the following financial statements:

              (i) the audited consolidated balance sheet, statements of earnings, statements of stockholders' equity, statements of cash flows and notes to consolidated financial statements of Holdings I and the applicable Credit Parties as of and for fiscal years ended December 31, 1999, 2000 and 2001, respectively, accompanied by an opinion of Ernst & Young, LLP independent public accountants;

              (ii) the unaudited consolidated balance sheet and income statement to consolidated financial statements of Holdings I and the applicable Credit Parties as of and for the three-month period ended March 31, 2002, certified by the executive vice president of Holdings I that such financial statements fairly present in all material respects (subject, in the case of such balance sheet as at March 31, 2002 and such statements of income and cash flows for the three months then ended, to normal year-end audit adjustments) the consolidated financial condition of Holdings I and the applicable Credit Parties as at such dates and the consolidated results of the operations of Holdings I and the applicable Credit Parties for the periods ended on such dates and that all such financial statements, including the related schedules thereto have been prepared in accordance with GAAP applied consistently throughout the periods involved; and

              (iii) projected statements of cash flow for the Credit Parties for fiscal years 2002 through 2009.

Such financial statements (except for any portion thereof which represents a projection or assumption as to future events of the date of such statement, including any financial projections and pro formas) in the Borrower's opinion present fairly, in all material respects, the respective actual consolidated financial position and results of operations and cash flows of the respective entities as of such respective dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of such unaudited statements. Such pro forma statements were prepared by the Credit Parties in good faith and incorporate adjustments that were reasonable when made. Such projections were prepared by the Credit Parties in good faith and were based on assumptions that the Credit Parties believed were reasonable when made.

          (b) Since March 31, 2002, there has been no change in the business, assets, operations or condition, financial or otherwise, of the Credit Parties taken as a whole from that set forth in the March 31, 2002 unaudited consolidated financial statements referred to in clause (ii) of paragraph (a) above that has a Material Adverse Effect.

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          (c) None of the Credit Parties has on the date hereof any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments in each case that are material in relation to the Credit Parties taken as a whole, except as referred to or reflected or provided for in the balance sheets as at the end of their respective fiscal years ended in 2000 and 2001 and as at the end of the fiscal quarter ended on March 31, 2002, referred to above, as provided for in
Schedule 4.4, or as otherwise expressly provided in this Agreement, or as referred to or reflected or provided for in the financial statements described in this Section 4.4.

     4.5  Properties.

          (a) Each of the Credit Parties has good and marketable title to, or valid, subsisting and enforceable leasehold interests in, all its Property material to its business, except where the failure to have such good and marketable title or leasehold or license interests could not reasonably be expected to have a Material Adverse Effect.

          (b) As of the Closing Date and each Acquisition Date except as disclosed on Schedule 4.5(b), each of the Credit Parties owns, or is licensed to use, all trademarks, service marks, trade names, copyrights, patents and other intellectual property material to its business (including the call letters with respect to each Broadcast Station) (excluding rights related to software programs and copyrights with respect to the content of news and other programming broadcast or disseminated as part of the Permitted Lines of Business) as currently conducted except for those failure to own or license which would not reasonably be expected to have a Material Adverse Effect (the "Proprietary Rights"), and, to the Borrower's knowledge, the use thereof by the Credit Parties does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. As of the Closing Date and each Acquisition Date, all such trademark applications and registrations, trademarks, registered copyrights, patents and patent applications, together with the domain names, web sites, and web site registrations which are owned by or licensed to any Credit Party are listed on
Schedule 4.5(b) (collectively "Registered Rights"). As of the Closing Date and each Acquisition Date, except as set forth on Schedule 4.5, all of the Registered Rights have been duly registered in, filed in or issued by the PTO, the United States Register of Copyrights, a domain name registrar or other corresponding offices of other jurisdictions as identified on such schedule, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States or in each such other jurisdiction, as applicable, except where the failure to so register, file, maintain or renew would not reasonably be expected to result in a Material Adverse Effect.

          (c) As of the Closing Date and each Acquisition Date, Schedule 4.5(c) contains a true, accurate and complete list of (i) all owned Real Property Assets and (ii) all material leases, subleases or assignments of leases (together with all material amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. As of the Closing Date and each Acquisition Date, to the Borrower's knowledge except as specified in clause (ii) of Parts I and II of
Schedule 4.5(c), each agreement listed in

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clause (ii) of the immediately preceding sentence is in full force and effect and, to the Borrower's knowledge, no material default has occurred and is continuing thereunder, and each such agreement constitutes the legal, valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

     4.6  Litigation and Environmental Matters.

          (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority which have been filed against or, to the Borrower's knowledge, threatened against or affecting the Credit Parties (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents.

          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Credit Parties (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,
(ii) to the Borrower's knowledge, has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or any inquiry, allegation, notice or other communication from any Governmental Authority which is currently outstanding or pending concerning its compliance with any Environmental Law or (iv) knows of any basis for any Environmental Liability.

          (c) Since the date of this Agreement, there has been no change in the status of (i) the Disclosed Matters (excluding the Disclosed Matters related to potential Environmental Liabilities) or (ii) to the Borrower's knowledge, the Disclosed Matters related to potential Environmental Liabilities, that, in each case, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

     4.7 Compliance with Laws and Agreements. Except as set forth on Schedule 4.7, each of the Credit Parties is in compliance with all laws, regulations, policies and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     4.8 Investment and Holding Company Status. No Credit Party is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (c) a "bank holding company" as defined in, or subject to regulation under, the Bank Holding Company Act of 1956, as amended.

     4.9 Taxes. Except as set forth on Schedule 4.9, each of the Credit Parties has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or

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caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Credit Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     4.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

     4.11 Disclosure. As of the Closing Date and each Acquisition Date, the management structure of the Credit Parties after giving effect to the Transactions occurring on or prior to such date is set forth on Schedule 4.11. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Credit Parties or the Holding Companies to the Administrative Agent or any Lender, both in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, prepared by the Administrative Agent in reliance on such information, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading in any material respect at the time made or delivered.

     4.12 Ownership and Capitalization. As of the Closing Date and each Acquisition Date, the capital structure and ownership of the Credit Parties and the Holding Companies, both before and after giving effect to the Transactions occurring on or prior to such date, is correctly described in Schedule 4.12. As of the Closing Date and each Acquisition Date, the authorized, issued and outstanding capital stock of, and other equity interests in, each of the Credit Parties and the Holding Companies consists, after giving effect to the Transactions occurring on or prior to such date, of the stock and interests described on Schedule 4.12, in each case all of which is duly and validly issued and outstanding, fully paid and nonassessable. As of the Closing Date and each Acquisition Date, except as set forth in Schedule 4.12, after giving effect to the Transactions occurring on or prior to such date, (x) there are no outstanding Equity Rights with respect to any Credit Party and (y) there are no outstanding obligations of any Credit Party to repurchase, redeem, or otherwise acquire any shares of capital stock of or other interests in any Credit Party nor are there any outstanding obligations of any Credit Party to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of any Credit Party.

     4.13 Subsidiaries.

          (a) As of the Closing Date and each Acquisition Date, set forth in
Schedule 4.12 is a complete and correct list of all of the Subsidiaries of the Credit Parties, after giving effect to the Transactions occurring on or prior to such date, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule 4.12, (x) each Credit Party and its respective Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Collateral

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Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule 4.12, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

          (b) Except as set forth in Schedule 7.8 and except for the Senior Subordinated Note Indenture and the documents related thereto, the Holdings Securities Purchase Documents, the Oaktree Note Purchase Documents and the Subordination and Intercreditor Agreement referred to in Section 7.8, as of the date of this Agreement, none of the Credit Parties is subject to any indenture, agreement, instrument or other arrangement containing any provision of the type described in Section 7.8, other than any such provision the effect of which has been unconditionally, irrevocably and permanently waived so long as any portion of the Loans or any Commitment is outstanding.

     4.14 Material Indebtedness, Liens and Agreements.

          (a) As of the Closing Date and each Acquisition Date, Schedule 4.14(a) is a complete and correct list of all Material Indebtedness (other than intercompany loans between or among the Credit Parties and/or to or from Empire Burbank) to, or guarantee of any Material Indebtedness by, any Credit Party or Holding Company, and, to the extent specified therein, the aggregate principal or face amount outstanding or that may become outstanding with respect thereto is correctly described in Schedule 4.14(a).

          (b) As of the Closing Date and each Acquisition Date, Schedule 4.14(b) is a complete and correct list of each Lien securing Material Indebtedness of any Credit Party and covering any property of the Credit Parties, and the aggregate Material Indebtedness secured (or which may be secured) by such Liens in the aggregate and the Property covered by each such Lien is correctly described in the appropriate part of Schedule 4.14(b).

          (c) As of the Closing Date and each Acquisition Date, Schedule 4.14(c) is a complete and correct list of each Material Property License and material equipment lease to which any Credit Party is a party with an indication of whether such license or lease requires the consent of the licensor or lessor for it to be assignable to the Administrative Agent pursuant to the Collateral Documents and whether such consent has been obtained.

          (d) As of the Closing Date and each Acquisition Date, Schedule 4.14(d) is a complete and correct list of all programming, advertising, management, network affiliation, engineering, research, service billing, purchase, "LMA", co-location and other contracts to which any Credit Party is a party for which breach, nonperformance, cancellation or failure to renew would have a Material Adverse Effect.

True and complete copies of each agreement listed on the appropriate part of
Schedule 4.14 have been delivered to the Administrative Agent, together with all amendments, waivers and other modifications thereto. As of the Closing Date and each Acquisition Date, all such agreements are valid, subsisting, in full force and effect, are currently binding and after the Transactions occurring on or prior to such date will continue to be binding upon each Credit Party that is a party thereto and, to the Credit Parties' knowledge, binding upon the other parties thereto in

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accordance with their terms, except where the failure to be so valid, subsisting, in full force and effect or binding would not reasonably be expected to have a Material Adverse Effect. As of the Closing Date and each Acquisition Date, the Credit Parties are not in default under any such agreements, except where such default would not reasonably be expected to have a Material Adverse Effect. As of the Closing Date and each Acquisition Date, the licenses and other agreements listed on Schedule 4.14 collectively entitle the Credit Parties to use all Proprietary Rights material to the conduct of the business of the Credit Parties as presently conducted and as proposed to be conducted after the Transactions occurring on or prior to such date, except where the failure to be so entitled would not reasonably be expected to have a Material Adverse Effect.

     4.15 Permits and Licenses.

          (a) Each of the Credit Parties has, and is in all material respects in compliance with respect to, all licenses, permits, approvals and authorizations of Governmental Authorities necessary to conduct its business as presently conducted and to own or lease and operate its properties excluding FCC Licenses.

          (b) As of the Closing Date and each Acquisition Date, Schedule 4.15 is a complete and correct list of each Material FCC License granted or assigned to any Credit Party, including those under which the Credit Parties have the right to operate their respective television and radio broadcast stations covered thereby ("Broadcast Stations") (and includes, with respect to each such FCC License, the city of license and the call letters, frequency and expiration date thereof). As of the Closing Date and each Acquisition Date, the FCC Licenses listed on Schedule 4.15 with respect to any Broadcast Station owned or operated by the Credit Parties include all material authorizations, licenses and permits issued by the FCC (other than auxiliary services licenses) that are required or necessary for the operation of such Broadcast Station and conduct of the business of the Credit Parties with respect to such Broadcast Station, as now conducted or proposed to be conducted. As of the Closing Date and each Acquisition Date, the FCC Licenses listed on Schedule 4.15 are validly issued and in full force and effect. As of the Closing Date and each Acquisition Date, the Credit Parties have fulfilled all of their obligations with respect thereto (including the filing of all registrations, applications, reports, and other documents as required by the FCC or other Governmental Authority), and have paid all fees and other amounts required to be paid by them under all applicable FCC Regulations, in each case, except where the failure to do so would not result in termination, suspension or material diminution in scope of a Material FCC License. To the Borrower's knowledge, no rights of any Credit Party under any Material FCC License conflict with the valid rights of any other Person in any material respect. To the Borrower's knowledge, no event has occurred that would be reasonably likely to result in the revocation, termination or material adverse modification of any Material FCC License or affect materially adversely any rights of the Credit Parties thereunder, and none of the Credit Parties has any reason to believe that any Material FCC License will not be renewed in the ordinary course of business other than FCC Licenses for analog television stations which may expire upon completion of conversion to digital television or loss of any license solely as a result from a Relocation.

     4.16 Federal Reserve Regulations. No Credit Party is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board). The making of the Loans

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hereunder, the use of the proceeds thereof or of any Letter of Credit as contemplated hereby and the security arrangements contemplated by the Loan Documents will not violate or be inconsistent with any of the provisions of Regulation U, T or X of the Board of Governors of the Federal Reserve System.

     4.17 Burdensome Restrictions. No Credit Party is a party to or otherwise bound by any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate or partnership restriction which has a currently operative provision which would have a Material Adverse Effect.

     4.18 Force Majeure. Since the date of the most recent financial statements referred to in Section 4.4(a)(ii) to the Closing Date, the business, properties and other assets of the Credit Parties have not, as the result of any fire or other casualty, strike, lockout or other labor trouble, embargo, sabotage, confiscation, contamination, riot, civil disturbance, activity of armed forces or act of God, suffered a Material Adverse Effect.

     4.19 Labor and Employment Matters.

          (a) As of the Closing Date and each Acquisition Date, except as set forth on Schedule 4.19, (A) no employee of any Credit Party is represented by a labor union, no labor union has been certified or recognized as a representative of any such employee; (B) there are no pending or, to the Borrower's knowledge, threatened representation campaigns, elections or proceedings; (C) no Credit Party has any knowledge of any strikes, slowdowns or work stoppages of any kind, or threats thereof; and (D) no Credit Party has engaged in, admitted committing or been held to have committed any unfair labor practice, in each case except where such occurrence would not reasonably be expected to have a Material Adverse Effect.

          (b) As of the Closing Date and each Acquisition Date, Schedule 4.19 sets forth all material employment contracts for members of senior management of the Credit Parties under which any Credit Party thereof has any obligations to provide compensation or remuneration of any kind (other than obligations to make current wage or salary payments that are terminable at will without notice).

          (c) Except as set forth on Schedule 4.19, each Credit Party has at all times complied in all material respects, and are in material compliance with, all applicable laws, rules and regulations respecting employment, wages, hours, compensation, benefits, and payment and withholding of taxes in connection with employment, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

          (d) Except as set forth on Schedule 4.19, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Credit Parties have at all times since March 31, 2002 complied with, and are in compliance with, all applicable laws, rules and regulations respecting occupational health and safety, whether now existing or subsequently amended or enacted, including the Occupational Safety & Health Act of 1970, 29 U.S.C. Section 651 et seq. and the state analogies thereto, all as amended or superseded from time to time, and any common law doctrine relating to worker health and safety.

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     4.20 Subchapter S Election and QSSS Election. Holdings I has made an S
Corporation election in accordance with Code Section 1362 and an election to treat Intermediate Holdings and the Borrower as a qualified subchapter S subsidiaries have been made. Holdings I has not elected, pursuant to California Revenue and Taxation Code Section 23801, not to be treated as an S Corporation for California income tax purposes. None of Holdings I's shareholders are or shall be nonresidents of the State of California.

     4.21 Senior Indebtedness. The obligations of the Credit Parties hereunder and under the other Loan Documents constitute "Senior Debt" and "Designated Senior Debt" under and as defined in the Senior Subordinated Note Indenture. The provisions of Article 10 of the Senior Subordinated Note Indenture are enforceable by each Lender and each other holder of any obligations of the Credit Parties under the Loan Documents in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                                    ARTICLE 5

                                   Conditions

     5.1 Effective Time. The obligations of the Lenders to make Revolving Credit Loans, and of the Issuing Lender to issue Letters of Credit, hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):

          (a) Counterparts of Agreement. The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) Notes. The Administrative Agent shall have received a duly completed and executed Revolving Credit Note for each Lender, unless waived by the Lender which would otherwise receive any such note.

          (c) Organizational Structure. The organizational structure, capitalization and ownership of the Credit Parties, both before and after giving effect to the Transactions occurring on the Closing Date, shall be as set forth on Schedules 4.11 and 4.12. The Administrative Agent shall have had the opportunity to review, and shall be reasonably satisfied with, the Credit Parties' state and federal tax assumptions and the capital, organization and structure of the Credit Parties, both before and after giving effect to the Transactions occurring on the Closing Date.

          (d) Existence and Good Standing. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or Special Counsel may reasonably request relating to the organization, existence and good standing of Empire Burbank, each Credit Party and Holding Company, the authorization of the Transactions occurring on the Closing Date and any other legal matters relating to the Credit Parties or Holding Companies,

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this Agreement, the other Loan Documents or the Transactions occurring on the
Closing Date, all in form and substance reasonably satisfactory to the Administrative Agent and Special Counsel.

          (e) Security Interests in Personal and Mixed Property. To the extent not otherwise satisfied pursuant to Section 5.1(f), the Administrative Agent shall have received evidence satisfactory to it that the Credit Parties shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing of the UCC statements described in clauses (iii), (iv) and (v) below) that may be necessary or, in the opinion of the Administrative Agent, desirable in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral; provided, however, that to the extent that the Administrative Agent in its reasonable discretion after good faith consultation with the Borrower shall determine that the costs of obtaining a security interest in any item of Collateral is excessive in relation to the value of the security to be afforded thereby, the Administrative Agent may waive such requirement with respect to such item, so long as the Credit Parties covenant that such item shall not become subject to any Liens other than Permitted Liens. Such actions shall include the following:

               (i) Collateral Documents. Delivery to the Administrative Agent of all the Security Agreement, the Confirmation to the Pledge Agreement, and the Confirmation to Subordination Agreements, duly executed by the applicable Credit Party, together with accurate and complete schedules to all such Collateral Documents;

               (ii) Stock Certificates and Instruments. To the extent not previously delivered to the Administrative Agent in connection with the Existing Credit Agreement, delivery to the Administrative Agent of (A) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to the Administrative Agent) representing all capital stock and other certificated equity interests pledged pursuant to the Pledge Agreement and (B) all promissory notes or other instruments, including any promissory note made by Lenard Liberman to a Credit Party pursuant to Section 6.9(e), (duly endorsed, where appropriate, in a manner satisfactory to the Administrative Agent) evidencing any Collateral;

               (iii) Lien Searches and UCC Termination Statements. Delivery to the Administrative Agent of (A) the results of recent searches, by one or more Persons satisfactory to the Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of the El Dorado Sellers or the Guajillo Sellers, together with copies of all such filings disclosed by such search, and (B) to the extent any of the El Dorado Acquisitions or the Guajillo Acquisitions are being consummated on the Closing Date, UCC termination statements for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings encumbering the assets being acquired in each such Acquisition disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

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               (iv)   UCC Financing Statements and Fixture Filings. Delivery to
     the Administrative Agent of amendments to UCC financing statements and, where appropriate, amendments to fixture filings, with respect to all personal and material mixed property Collateral of such Credit Party, for filing in all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to reflect the change in name of the Borrower;

               (v) PTO Cover Sheets, Etc. Delivery to the Administrative Agent of all cover sheets or other documents or instruments required to be filed with the PTO in order to reflect the change in name of the Borrower and to create or perfect Liens in respect of any new IP Collateral, if any;

               (vi) Perfection Certificates. Delivery to the Administrative Agent of perfection certificates dated the Closing Date substantially in the form of Schedule I to the form of Security Agreement duly executed by a Financial Officer of each Credit Party;

               (vii)  [Intentionally Omitted]; and

               (viii) Opinions of Local Counsel. Delivery to the Administrative Agent of an opinion of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) under the laws of California and Texas with respect to the continuation of the attachment and perfection of the security interests in favor of the Administrative Agent in the personal or mixed property Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as the Administrative Agent may reasonably request in form and substance reasonably satisfactory to the Administrative Agent.

          (f) Effective Time Mortgage; Effective Time Mortgage Policy; Etc. The Administrative Agent shall have received from each Credit Party:

               (i) Effective Time Mortgage. A fully executed and notarized Mortgage (the "Effective Time Mortgage"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the Real Property Asset listed in Part II of Schedule 4.5(c) and identified thereon as a property for which a Mortgage will be provided on the Closing Date (the "Effective Time Mortgaged Property") but in any event excluding the Burbank Office Property and the Hollywood Office Property;

               (ii) Existing Mortgage Amendments. With respect to each Real Property Asset listed in Part I (Existing Mortgages) of Schedule 4.5(c) other than the Excluded Assets (each an "Existing Mortgaged Property"), a fully executed and notarized Existing Mortgage Amendment, in proper form for recording in all appropriate places in all applicable jurisdictions.

               (iii) Surveys. With respect to the Effective Time Mortgaged Property, copies of all existing surveys in the Credit Parties' possession;

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               (iv)   Leasehold Interests. In the case of each Effective Time
     Mortgaged Property listed in clause (ii) of Part II of Schedule 4.5(c), copies of all leases between any Credit Party and any landlord or tenant;

               (v) Landlord Waivers and Consents. In the case of each Effective Time Mortgaged Property listed in clause (ii) of Part II of
     Schedule 4.5(c), a Landlord Waiver and Consent with respect thereto and where required by the terms of any lease, the consent of the fee mortgagee, ground lessor or other party;

               (vi) Licensor Consents. In the case of each Material Property License listed in Part II of Schedule 4.14(c), a Licensor Consent with respect thereto;

               (vii)  Matters Relating to Flood Hazard Properties. (A)
     Evidence reasonably acceptable to the Administrative Agent as to whether any Effective Time Mortgaged Property is a Flood Hazard Property and (B) if any Effective Time Mortgaged Property is a Flood Hazard Property, evidence that the applicable Credit Party has obtained flood insurance with respect to each Flood Hazard Property in amounts approved by the Administrative Agent, or evidence acceptable to the Administrative Agent that such insurance is not available;

               (viii) Confirmation of Environmental Indemnity. A Confirmation of Hazardous Materials Indemnity Agreement fully executed by each of the parties thereto;

               (ix) Title Insurance. (A) an ALTA mortgagee title insurance policy or unconditional commitment therefor (the "Effective Time Mortgage Policy") issued by the Title Company with respect to each Effective Time Mortgaged Property listed in Part II of Schedule 4.5(c), in an amount not less than the amount designated therein with respect to, or a valid leasehold interest in, the Effective Time Mortgaged Property, insuring leasehold or fee simple title, as applicable to the Effective Time Mortgaged Property vested in such Credit Party and assuring the Administrative Agent that the Effective Time Mortgage creates a valid and enforceable First Priority mortgage Lien on the Effective Time Mortgaged Property, subject only to any standard exceptions as may be reasonably acceptable to the Administrative Agent, which Effective Time Mortgage Policy (I) shall include all endorsements for matters reasonably requested by the Administrative Agent and (II) shall provide for affirmative insurance and such reinsurance as the Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Administrative Agent; and (B) a CLTA Form 110.5 endorsement or unconditional commitment therefor with respect to each of the Existing Title Policies issued with respect to an Existing Mortgaged Property located in California, and a Texas Form T-38 endorsement or unconditional commitment therefor with respect to each of the Existing Title Policies issued with respect to an Existing Mortgaged Property located in Texas, provided that with respect to the KSEV tower site in The Woodlands, Montgomery County, Texas and the Bering Property, new title policies, each substantially in the form of an Effective Time Mortgage Policy, shall be issued by the Title Company in place of such endorsements (such new title policies, together with the referenced endorsements, each being referred to herein as an "Existing Title Policy Endorsement") and (C) evidence satisfactory to the Administrative Agent

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     that such Credit Party has (I) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Effective Time Mortgage Policy or the Existing Title Policy Endorsement and (II) paid to the Title Company or to the appropriate Governmental Authorities or concurrently with the Closing Date shall pay all expenses and premiums of the Title Company in connection with the issuance of the Effective Time Mortgage Policy or the Existing Title Policy Endorsement and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Effective Time Mortgage in the appropriate real estate records;

               (x) Copies of Documents Relating to Title Exceptions. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Effective Time Mortgage Policy or in the title reports delivered pursuant to Section 5.1(f)(viii);

               (xi) Opinions of Local Counsel. An opinion of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) in each state in which the Effective Time Mortgaged Property and the Existing Mortgaged Property is located with respect to the enforceability of the form of the Effective Time Mortgage and the Existing Mortgage Amendment to be recorded in such state and such other matters as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent;

               (xii) Empire Burbank Loan Documents. To the extent not delivered to the Administrative Agent in connection with the Existing Credit Agreement, the Administrative Agent shall have received copies of the Empire Burbank Loan Documents, each certified as true and correct and in full force and effect by the Borrower and further certified to be all the documents, instruments and agreements relating to the Empire Burbank Loan.

          (g) Environmental Reports. To the extent not delivered to the Administrative Agent in connection with the Existing Credit Agreement, the Administrative Agent shall have received copies of all reports and other information in possession of any Credit Party regarding environmental matters relating to the Real Property Assets and evidence of compliance with any recommended remediation or further investigation indicated by such reports and information.

          (h) Evidence of Insurance. The Administrative Agent shall have received a certificate from the Credit Parties' insurance broker or other evidence satisfactory to them that all insurance required to be maintained pursuant to Section 6.5 is in full force and effect and that the Administrative Agent on behalf of the Lenders has been named as additional insured, mortgagee and loss payee thereunder to the extent required under Section 6.5.

          (i) Management; Employment and Consulting Contracts. The management structure of the Credit Parties after giving effect to the Transactions shall be as set forth on Schedule 4.11. To the extent not delivered to the Administrative Agent in connection with the Existing Credit Agreement, the Administrative Agent shall have received copies of, and shall be satisfied with the form and substance of (i) any and all agreements among any of the holders of capital stock of or other equity interests in the Credit Parties, (ii) any and all material consulting

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agreements with any Persons and (iii) any stock option plans, phantom stock incentive programs and similar arrangements provided by the Credit Parties to any Person, in each case as such will be in effect from and after the Closing Date. The employment agreements with Messrs. Eduardo Leon dated December 1, 1999, Andrew Mars dated November 15, 1998, Jose Francisco Garza dated February 8, 1999 and Xavier Ortiz dated September 1, 1999 constitute all material employment agreements with senior executives of the Credit Parties on the Closing Date.

          (j) Necessary Governmental Authorizations and Consents; Expiration of Waiting Periods, Etc. The Credit Parties have obtained all permits, licenses, authorizations or consents from all Governmental Authorities (including the FCC) and all consents of other Persons with respect to Material Indebtedness, Liens and agreements listed on Schedule 4.14 (and so identified thereon), in each case that are necessary in connection with the Transactions contemplated by the Basic Documents and occurring on the Closing Date (except that if any of the El Dorado Acquisitions or the Guajillo Acquisitions will not close on the Closing Date, the permits, licenses, authorizations and consents with respect any such Acquisition not closing on the Closing Date will not be required to be obtained until the closing of such Acquisition), and the continued operation of the Broadcast Stations operated and business conducted, and proposed to be conducted, by the Credit Parties, in substantially the same manner as conducted by the Credit Parties prior to the Closing Date, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Transactions occurring on the Closing Date (including the Pre-Merger/Hart-Scott-Rodino Act, as amended). No action, request for stay, petition for review or rehearing, reconsideration or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Governmental Authority to take action to set aside its consent on its own motion shall have expired.

          (k) Borrowing Request. The Borrower shall have requested Loans hereunder in an amount not to exceed the sum of the amounts payable under clause
(a) of the definition of Existing Debt plus, to the extent the proceeds of the initial Loans hereunder are to be used on the Closing Date to fund a portion of the purchase price of the El Dorado Acquisitions or the Guajillo Acquisitions, the purchase price for such Acquisitions being consummated on the Closing Date plus the Transaction Costs plus the payments to Jose and Lenard Liberman set forth in Sections 6.9(d) and (e) plus the amount needed for working capital.

          (l) Existing Debt. The Administrative Agent shall have received evidence that all principal, interest and other amounts owing in respect of all Existing Debt described in clause (a) of the definition thereof (including the payment in full of the Liberman Subordinated Debt and all obligations under the Oaktree Note Purchase Documents) shall have been or shall simultaneously be, repaid in full.

          (m) Financial Statements; Pro Forma Balance Sheet; Closing Date Compliance Certificate. The Administrative Agent shall have received from the Credit Parties (i) the certified financial statements, operating projections and budgets referred to in Section 4.4 hereof, and the same shall be reasonably satisfactory to the Administrative Agent and the Lenders and

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shall not be inconsistent with the information previously provided to the
Administrative Agent and (ii) a certificate of a Financial Officer demonstrating, on a pro-forma basis, that the Senior Leverage Ratio, for the period of four consecutive fiscal quarters of the Borrower ended March 31, 2002, giving effect to the Transactions occurring on the Closing Date on a pro forma basis as if such Transactions had occurred on the first day of such period, does not exceed 4.00 to 1.

          (n) Solvency Assurances. The Administrative Agent shall have received a certificate, substantially in the form of Exhibit H, from a Financial Officer of the Borrower to the effect that, as of the Effective Time and after giving effect to the initial Loans hereunder, the issuance of the Senior Subordinated Notes and to the other Transactions occurring on the Closing Date:

              (i) the aggregate value of all properties of the Credit Parties at their present fair saleable value on a going concern basis (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for such properties within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceed the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Credit Parties;

              (ii) the Credit Parties will not, on a consolidated basis, have unreasonably small capital with which to conduct their business operations as heretofore conducted; and

              (iii) the Credit Parties will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature.

     Such certificate shall include a statement to the effect that the financial projections and underlying assumptions contained in such analysis are, fair and reasonable in the opinion of such Financial Officer at the time when made.

          (o) Financial Officer Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the President, an Executive Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section
5.2 at the Effective Time.

          (p) Senior Subordinated Notes. (i) The Borrower shall have issued the Senior Subordinated Notes in an aggregate principal amount of not less than $150,000,000, (ii) the Administrative Agent shall have received copies of the Senior Subordinated Note Indenture and the same shall be reasonably satisfactory to the Administrative Agent and Special Counsel, (iii) the Borrower shall have applied the proceeds thereof in accordance with Section 6.9 and (iv) the Administrative Agent shall have received a certificate of a Financial Officer of the Borrower in form satisfactory to the Administrative Agent confirming that the Borrower has received from the purchasers of the Senior Subordinated Notes all cash proceeds from the sale of such notes.

          (q) No Material Adverse Effect. Since March 31, 2002, there shall have occurred no Material Adverse Effect (in the reasonable judgment of the Administrative Agent)

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with respect to the Credit Parties or on the assets to be acquired in connection with any Acquisition occurring on the Closing Date.

          (r) Holdings Amendment; Oaktree Redemption Agreement. At or prior to the Effective Time, (i) the Holdings Amendment and the Oaktree Redemption Agreement shall constitute a binding written agreement of each of the parties thereto and (ii) the Administrative Agent shall have received copies of such amendment and agreement and the same shall be reasonably satisfactory to the Administrative Agent and Special Counsel.

          (s) Opinions. The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of (i) O'Melveny & Myers LLP, Gilchrist & Rutter, and Strasburger & Price, each special counsel to the Credit Parties, substantially in the forms of Exhibits K-1, K-2 and K-3, respectively, (ii) O'Melveny & Myers LLP, special FCC counsel to the Credit Parties substantially in the form of Exhibit L and (iii) local counsel to the Credit Parties covering such matters relating to local laws and the perfection of security interests as the Administrative Agent or the Required Lenders shall request (and each Credit Party hereby requests each such counsel to deliver such opinions).

          (t) Fees and Expenses. The Administrative Agent and the Issuing Lender shall have received all reasonable fees and other amounts due and payable to such Persons and Special Counsel at or prior to the Effective Time, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

          (u) Other Documents. The Administrative Agent shall have received all material contracts and such other documents as the Administrative Agent or any Lender or Special Counsel shall have reasonably requested and the same shall be satisfactory to each of them and Special Counsel.

     5.2 Each Extension of Credit. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Lender to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

          (a) Representations and Warranties. The representations and warranties of each Credit Party set forth in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such Borrowing, or (as applicable) the date of issuance, amendment, renewal or extension of such Letter of Credit, both before and after giving effect thereto and to the use of the proceeds thereof (or, if any such representation or warranty is expressly stated to have been made as of an earlier date, such representation or warranty shall have been true and correct as of such earlier date, and to the extent any representation or warranty makes reference to one or more of the Schedules to this Agreement, the Credit Parties shall make revisions to the Schedules, reasonably acceptable to the Administrative Agent, to take into account the consummation of any Acquisitions permitted hereunder and other transactions permitted hereunder).

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          (b) No Defaults. At the time of and immediately after giving effect to such Borrowing, or (as applicable) the date of issuance, amendment, renewal or extension of such Letter of Credit, no Default shall have occurred and be continuing.

     5.3 Consummation of Acquisitions. If the proceeds of the initial Loans hereunder are to be used to fund on the Closing Date a portion of the purchase price of the El Dorado Acquisitions or the Guajillo Acquisitions, the following conditions must also be satisfied with respect to the Acquisition the purchase price of which will be funded with the initial Loans on the Closing Date:

              (i) All conditions precedent to the consummation of the El Dorado Acquisitions or the Guajillo Acquisitions, as applicable, including those set forth in the El Dorado Acquisitions Documents or the Guajillo Acquisitions Documents, respectively, shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of the Administrative Agent and the Lenders;

              (ii) the Acquisition shall have been consummated substantially in accordance with the terms of the El Dorado Acquisitions Documents or the Guajillo Acquisitions Documents, as applicable;

              (iii) the Administrative Agent shall have received copies of the documents relating to the Acquisition and such legal opinions relating thereto as are provided for in the El Dorado Acquisitions Documents or the Guajillo Acquisitions Documents, as applicable, (which opinions shall also be addressed to the Administrative Agent and the Lenders or shall be accompanied by letters authorizing or shall otherwise expressly permit the Administrative Agent and the Lenders to rely thereon) and the same shall be satisfactory to the Administrative Agent and Special Counsel and shall be in full force and effect and shall not have been amended, modified or supplemented except in accordance with the terms hereof;

              (iv) the Administrative Agent shall have received evidence that all filings and registrations required to be made with the FCC and all other applicable Governmental Authorities in connection with the consummation of the Acquisition shall have been submitted and, to the extent applicable, approved, and shall be effective (except for any filings required to be made following the consummation of the Acquisition, including filing with the FCC of notice of the consummation of the Acquisition and of any related financing documents and ownership reports); and

              (v) the Administrative Agent shall have received a certificate of an officer of the Borrower to the effect that the conditions set forth in clauses (i)-(iv) above have been satisfied.

To the extent that the El Dorado Acquisitions or the Guajillo Acquisitions are not consummated on the Closing Date, the Credit Parties shall be required to satisfy the requirements of Section 7.4(d) with respect to such Acquisition.

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                                    ARTICLE 6

                              Affirmative Covenants

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Credit Parties covenants and agrees with the Lenders that:

     6.1 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent for distribution to each Lender:

         (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Credit Parties:

              (i) consolidated and consolidating (by Broadcast Station) statements of income and consolidated statements of retained earnings and cash flows of the Credit Parties for such fiscal year and the related consolidated balance sheet of the Credit Parties as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year,

              (ii) an opinion of independent certified public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) stating that said consolidated financial statements referred to in the preceding clause (i) fairly present in all material respects the consolidated financial condition and results of operations of the Credit Parties as at the end of, and for, such fiscal year in accordance with GAAP, and a statement of such accountants that, in connection with their audit, nothing came to their attention that caused them to believe that the Credit Parties failed to comply with the terms, covenants, provisions or conditions of Section 7.10, insofar as they relate to accounting matters, and

              (iii) a certificate of a Financial Officer of the Credit Parties stating that said consolidating financial statements referred to in the preceding clause (i), substantially in the form previously delivered supplied by the Borrower to its lenders, fairly present the respective individual unconsolidated results of operations of the Credit Parties for such fiscal year;

          (b) as soon as available and in any event within 60 days after the end of each quarterly fiscal period (including the fourth fiscal period) of each fiscal year of the Credit Parties:

              (i) consolidated and consolidating (by Broadcast Station and by television and radio businesses) statements of income of the Credit Parties for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Credit Parties as at the end of such period, together with a comparison of cash flows against management's budget for such period, and

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              (ii)  a certificate of a Financial Officer of the Credit Parties, which certificate shall state that said consolidated financial statements referred to in the preceding clause (i) fairly present, in all material respects, the consolidated financial condition and results of operations of the Credit Parties and that said consolidating financial statements referred to in the preceding clause (i) fairly present, in all material respects, the respective individual unconsolidated results of operations of the Credit Parties, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and the omission of footnotes);

          (c) commencing with the financial statements delivered under clause
(b) above for the fiscal quarter ending September 30, 2002, concurrently with any delivery of financial statements under clauses (a) and (b) above, a Compliance Certificate;

          (d) as soon as available and in any event within 45 days after the end of each month of each fiscal year of the Credit Parties:

              (i) consolidated statement of income and a statement showing a calculation of EBITDA for such period of the Credit Parties for such period and for the period from the beginning of the respective fiscal year to the end of such period, and, together with a comparison of results against such period of the prior fiscal year,

              (ii) a certificate of a Financial Officer of the Credit Parties, which certificate shall state that said consolidated financial statements referred to in the preceding clause (i) fairly present in all material respects the consolidated results of operations of the Credit Parties for such period (subject to normal year-end audit adjustments and the omission of footnotes);

          (e) promptly upon the mailing thereof to the holders of any Indebtedness or equity interests in the Credit Parties or the Holding Companies generally, copies of all financial statements, regular reports and other statements so mailed;

          (f) as soon as available and in any event no later than 30 days after the commencement of each fiscal year, a budget for the Credit Parties for such fiscal year;

          (g) promptly after the same become publicly available, copies of all registration statements, regular periodic and other reports and statements filed by any Holding Company or any Credit Party with the Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions of said Commission or with any national securities exchange or market quotation system and copies of all press releases by the Holding Company or any Credit Party including, to the extent not included in the foregoing, any regular periodic and other reports and statements provided by any Holding Company or any Credit Party to the holders of the Senior Subordinated Notes; and

          (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Credit Party, or compliance with the terms of this Agreement, as the Administrative Agent or the Required Lenders may reasonably request.

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     6.2  Notices of Material Events. The Credit Parties, promptly upon obtaining knowledge thereof, will furnish to the Administrative Agent for distribution to each Lender written notice of the following:

          (a) the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Credit Party or other Affiliate thereof for which there is a reasonable possibility of a determination that would have a Material Adverse Effect;

          (c) a final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate (regardless of insurance coverage), shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Credit Party;

          (d) the occurrence of any ERISA Event related to the Plan of any Credit Party or knowledge after due inquiry of any ERISA Event related to a Plan of any other ERISA Affiliate that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Credit Parties in an aggregate amount exceeding $250,000;

          (e) the receipt by any Credit Party from the FCC or any other Governmental Authority of (a) any order or notice of the FCC or any other Governmental Authority or any court of competent jurisdiction which designates any Material FCC License or any other material license, permit or authorization of the Credit Parties, or any application therefore, for a hearing, or which refuses renewal or extension of, or revokes, materially modifies, terminates or suspends any Material FCC License or other material license, permit or authorization now or hereafter held by any Credit Party, or (b) any notice of any competing application filed with respect to any Material FCC License or other material license, permit or authorization now or hereafter held by any Credit Party, or any material citation, material notice of violation or material order to show cause issued by the FCC or any other Governmental Authority with respect to any Credit Party;

          (f) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect;

          (g) any communication, written or oral, with the Internal Revenue Service or the California Franchise Tax Board regarding the validity, revocation, and/or termination of the S Corporation Election or the QSSS Election as well as the timing thereof;

          (h) copies of its federal income tax returns (Forms 1120-S), California income tax returns, and summaries of all financial information used to calculate the Permitted Shareholder Tax Distributions and Permitted Holdings Tax Distributions;

          (i) any communications, written or oral, with the Internal Revenue Service or the California Franchise Tax Board regarding proposed or agreed upon changes in the Federal Taxable Income or the California Taxable Income which would have a Material Adverse Effect;

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          (j) in any taxable year in which the Federal Taxable Income or the
California Taxable Income is negative, with copies of Holdings I's shareholders' individual federal and California income tax returns for the taxable year(s) of its shareholder(s) ending on or after such year; and

          (k) on the date of the occurrence thereof, notice that (i) any or all of the obligations under the Senior Subordinated Note Indenture have been accelerated, or (ii) that trustee or required holders of the Senior Subordinated Notes has been given notice that any or all such obligations are to be accelerated.

Each notice delivered under this Section 6.2 shall be accompanied by a statement of a Financial Officer or other executive officer of the Credit Parties setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     6.3 Existence; Conduct of Business. Each of the Credit Parties will do or cause to be done all things necessary in the exercise of its reasonable business judgment to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of the business of the Credit Parties taken as a whole; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or any discontinuance or sale of such business permitted under
Section 7.4.

     6.4 Payment of Obligations. Each of the Credit Parties will pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Credit Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

     6.5  Maintenance of Properties; Insurance. Each of the Credit Parties will
(a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain insurance, with financially sound and reputable insurance companies, as may be required by law, and such other insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, including business interruption, product liability insurance media perils insurance. Without limiting the generality of the foregoing, the Credit Parties will maintain or cause to be maintained (or provide evidence reasonably acceptable to the Administrative Agent that such insurance is not available at a reasonable cost) replacement value property insurance on the Collateral under such policies of insurance and (x) with respect to each property located in California on the Closing Date, such policies of earthquake insurance as are currently maintained by the Credit Parties and (y) for each property located in California acquired after the Closing Date such additional policies of earthquake insurance with similar scope and amounts as the policies maintained by the Credit Parties on the Closing Date, in each case with such insurance companies, in such amounts, with such deductibles, and covering such terms and risks as are at all times satisfactory to the Administrative Agent in its commercially reasonable judgment. Such policies of insurance with

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respect to the Credit Parties shall (x) name the Administrative Agent and the
Lenders as additional insureds thereunder as their interests may appear and (y) in the case of each business interruption and property insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to the Administrative Agent that names the Administrative Agent for the benefit of the Lenders as the loss payee thereunder (except with respect to losses of less than $500,000 per occurrence, which may be paid directly to Borrower provided no Default is continuing) and provides for at least 30 days' prior written notice to the Administrative Agent of any modifications or cancellation of such policy.

     6.6 Books and Records; Inspection Rights. Each of the Credit Parties will keep proper books of record and account in which entries are made of all material dealings and transactions in relation to its business and activities which fairly record such transactions and activities consistent with past practice. Each of the Credit Parties will permit any representatives designated by the Administrative Agent or any Lender upon reasonable notice and at reasonable times during normal business hours to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with Jose and Lenard Liberman, the Borrower's chief financial officer and Borrower's independent accountants; provided the Borrower may choose to be present at or participate in any of such discussions. The Credit Parties, in consultation with the Administrative Agent, if requested by the Administrative Agent, will arrange for a meeting to be held at least once every year with the Lenders and the Administrative Agent hereunder at which the business and operations of the Credit Parties are discussed.

     6.7 Fiscal Year. None of the Credit Parties will change its fiscal year or the method of determining the last day of the first three fiscal quarters in each of its fiscal years without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld but which may be conditioned on amendments to Section 7.10.

     6.8 Compliance with Laws, Maintenance of FCC Licenses. Each of the Credit Parties will comply with (i) all laws, rules, regulations and orders including all FCC Regulations, Environmental Laws and all other laws, rules, regulations, policies and orders of any Governmental Authority, (ii) the terms of all FCC Licenses, and (iii) all contractual obligations, in each case applicable to it or its property, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Credit Party shall file or cause to be filed all necessary applications for renewal of, and shall preserve in full force and effect all, Material FCC Licenses; provided, however, that any failure to preserve any Material FCC License in full force and effect which results either from (x) the conversion of analog television stations to digital television or (y) from a Relocation shall not constitute a breach of this Section 6.8. Each Credit Party shall promptly furnish or caused to be furnished to the Administrative Agent copies of all material applications, reports and filings filed by the Credit Parties with the FCC, and promptly upon the Borrower acquiring knowledge thereof, copies of all material petitions and motions filed by third parties with the FCC involving the Credit Parties, in each case, with respect to the Material FCC Licenses or the Broadcast Stations.

     6.9 Use of Proceeds. The proceeds of the Loans and the Letters of Credit (together with the proceeds of the issuance of the Senior Subordinated Notes) will be used only for (a)

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financing the purchase price for El Dorado Acquisitions and the Guajillo
Acquisitions, (b) the refinancing on the Closing Date of amounts payable under clause (a) of the definition of Existing Debt, (c) the redemption on the Closing Date of existing Indebtedness of Intermediate Holdings to Oaktree and certain other debt holders under the Oaktree Note Purchase Documents (including redemption premiums) in an aggregate amount not in excess of $55,000,000, (d) the repayment on the Closing Date of up to $1,580,000 aggregate principal amount of Liberman Subordinated Debt to Jose Liberman, (e) the repayment of Liberman Subordinated Debt, and/or the payment of a dividend, or the making of a loan, to Lenard Liberman in an aggregate amount up to $2,130,000 on the Closing Date, in each case, plus accrued interest, (f) Transaction Costs, (g) Permitted Acquisitions pursuant to Section 7.4, (h) Capital Expenditures permitted hereunder, (i) closing costs for the Transactions, and (j) general corporate and working capital purposes of the Credit Parties. No part of the proceeds of any Loan or the Letters of Credit will be used, whether directly or indirectly, to purchase or carry any margin stock or for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U, T and X. All net proceeds from the issuance of the Senior Subordinated Notes shall be applied by the Borrower for the foregoing purposes concurrently with any proceeds of the Loans being applied for such purposes.

     6.10 Certain Obligations Respecting Guarantors and Collateral Security.

          (a) Additional Subsidiaries. In the event that any Credit Party shall form or acquire any new Subsidiary after the date hereof, such Credit Party will cause such new Subsidiary,

              (i)  within ten Business Days after such formation or acquisition:

                   (A) to execute and deliver to the Administrative Agent the following documents: (1) a counterpart to this Agreement (and thereby to become a party to this Agreement, as a "Guarantor" hereunder) and
          (2) a counterpart to the Pledge Agreement and a counterpart to the Security Agreement (and thereby to become a party to each such agreement);

                   (B) to take such action (including delivering such shares of stock and executing and delivering such UCC financing statements) as shall be necessary to create and perfect valid and enforceable First Priority Liens on all assets and property of such Subsidiary, subject only to Permitted Liens, consistent with the provisions of the applicable Collateral Documents (other than the Mortgages to be provided under clause (ii) below); and

                   (C) to deliver such proof of corporate action, incumbency of officers and other documents as is consistent with those delivered by each Credit Party pursuant to Section 5.1 at the Effective Time or as the Administrative Agent shall have reasonably requested; and

              (ii) within thirty days after such formation or acquisition to execute and deliver to the Administrative Agent Mortgages and such other instruments, documents and agreements as may be reasonably required by the Administrative Agent as

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     shall be necessary to create and perfect valid and enforceable First
     Priority Liens, subject only to Permitted Liens;.

          (b) Ownership of Subsidiaries. Subject to Section 7.4, no Credit Party shall sell, transfer or otherwise dispose of any shares of stock or other equity interests in any Subsidiary owned by it, nor issue or permit any Subsidiary, to issue, any shares of stock of any class or other equity interests whatsoever to any Person, except that (i) the Borrower may issue stock or equity to Intermediate Holdings (or after the merger of Intermediate Holdings with and into the Borrower in accordance with Section 7.4(g), to Holdings I) and (ii) any Credit Party may issue stock or equity to another Credit Party provided such stock or equity is pledged to the Administrative Agent as set forth below. Subject to Section 7.4, each of the Credit Parties will cause each of its Subsidiaries to take such action from time to time as shall be necessary to ensure that the percentage of the equity capital of any class or character owned by such Credit Party in any Subsidiary on the date hereof (or, in the case of any newly formed or newly acquired Subsidiary, on the date of formation or acquisition) is not at any time decreased, other than by reason of transfers to another Credit Party. In the event that any additional shares of stock or other equity interests shall be issued by any Credit Party (other than issuance by the Borrower of its capital stock to Intermediate Holdings(or after the merger of Intermediate Holdings with and into the Borrower in accordance with Section 7.4(g), to Holdings I)), the respective holder of such shares of stock or other equity interests shall forthwith deliver to the Administrative Agent pursuant to the Pledge Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank, and shall take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to such pledge agreement.

     6.11 ERISA. Except where a failure to comply with any of the following, individually or in the aggregate, would not or could not reasonably be expected to result in a Material Adverse Effect, (i) to the extent applicable, the Credit Parties will maintain, and cause each ERISA Affiliate to maintain, each Plan of any Credit Party or any ERISA Affiliate in compliance with all applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code and (ii) the Credit Parties will not and, to the extent they have the authority to do so, will not permit any of the ERISA Affiliates to (a) engage in any transaction with respect to any Plan which would subject any Credit Party to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, (b) fail to make full payment when due of all amounts which, under the provisions of any Plan, any of the Credit Parties or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Pension Plan or (c) fail to make any payments to any Multiemployer Plan that any of the Credit Parties or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

     6.12 Environmental Matters; Reporting. The Credit Parties will observe and comply with, and cause each Affiliate to observe and comply with all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could have a Material Adverse Effect. The Credit Parties will give the Administrative Agent prompt written notice of

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any violation as to any environmental matter by any Credit Party or Affiliate and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (a) in which an adverse result would have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by any Credit Party or Affiliate which are material to the operations of such Credit Party or Affiliate, or (b) which will, or is likely to, have a Material Adverse Effect on such Credit Party or Affiliate to any Person or which will require a material expenditure by such Credit Party or Affiliate to cure any alleged problem or violation.

     6.13 Conforming Leasehold Interests; Matters Relating to Real Property Collateral.

          (a) If (i) any Credit Party acquires or (ii) at the time any Person becomes a Subsidiary (other than a Subsidiary that is not required to become a Guarantor), such Person holds, any Material Leasehold Property, the Credit Party or such Person shall cause such Material Leasehold Property to be a Conforming Leasehold Interest but excluding any Material Leasehold Property where, in the Administrative Agent's reasonable discretion, the costs of causing such property to become a Conforming Leasehold Interest is excessive in relation to the value of the benefit to be afforded to the Lenders thereby or where such property is not material to the business and operations of such Credit Party or such Person.

          (b) From and after the Effective Time, in the event that (i) any Credit Party acquires any fee interest in real property or any Material Leasehold Property, or (ii) at the time any Person becomes a Subsidiary (other than a Subsidiary that is not required to become a Guarantor), such Person owns or holds any fee interest in real property or any Material Leasehold Property, in either case excluding any such Real Property Asset (x) where, in the Administrative Agent's reasonable discretion, the costs of obtaining a security interest in such Real Property Asset is excessive in relation to the value of the benefit to be afforded to the Lenders thereby or where such property is not material to the business and operations of such Credit Party or such Person or
(y) the encumbering of which requires the consent of any applicable lessor or (in the case of clause (ii) above) any then-existing senior lienholder, where the Credit Parties are unable to obtain such lessor's or senior lienholder's consent (any such non-excluded Real Property Asset described in the foregoing clause (i) or (ii) being a "Additional Mortgaged Property"), such Credit Party shall deliver to the Administrative Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or such Person is acquired, the following:

              (i) Additional Mortgages. A fully executed and notarized Mortgage (an "Additional Mortgage"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Credit Party in such Additional Mortgaged Property, and the Administrative Agent shall have the right in its sole discretion, but only after consulting with the Borrower, to record such Additional Mortgage;

              (ii) Leasehold Interests. In the case of any Additional Mortgaged Property consisting of a Leasehold Property, copies of all leases between any Credit Party and any landlord or tenant;

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              (iii) Landlord Waivers and Consents. In the case of any Additional
     Mortgaged Property consisting of a Leasehold Property, (a) a Landlord
     Waiver and Consent with respect thereto and where required by the terms of any lease, the consent of the mortgagee, ground lessor or other party and
     (b) evidence that such Leasehold Property is a Recorded Leasehold Interest;

              (iv) Matters Relating to Flood Hazard Properties. (A) Evidence as to whether any Additional Mortgaged Property is a Flood Hazard Property and (B) if such Additional Mortgaged Property is a Flood Hazard Property, evidence that the applicable Credit Party has obtained flood insurance with respect to each Flood Hazard Property in amounts reasonably approved by the Administrative Agent, or evidence acceptable to the Administrative Agent that such insurance is not available;

              (v) Title Insurance. (A) If required by the Administrative Agent, ALTA mortgagee title insurance policies or unconditional commitments therefor (the "Additional Mortgage Policies") issued by the Title Company with respect to the Additional Mortgaged Property, in an amount reasonably satisfactory to the Administrative Agent, insuring fee simple title to, or a valid leasehold interest in, each such Additional Mortgaged Property vested in such Credit Party and assuring the Administrative Agent that such Additional Mortgage creates a valid and enforceable First Priority mortgage Lien on such Additional Mortgaged Property, subject only to any standard exceptions as may be reasonably acceptable to the Administrative Agent, which Additional Mortgage Policy (I) shall include all endorsements for matters reasonably requested by the Administrative Agent and (II) shall provide for affirmative insurance and such reinsurance as the Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Administrative Agent; and (B) evidence reasonably satisfactory to the Administrative Agent that such Credit Party has (I) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Additional Mortgage Policy and (II) paid to the Title Company or to the appropriate Governmental Authorities all expenses and premiums of the Title Company in connection with the issuance of the Additional Mortgage Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Additional Mortgage in the appropriate real estate records;

              (vi) Copies of Documents Relating to Title Exceptions. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Additional Mortgage Policy;

              (vii) Environmental Audit. If reasonably required by the Administrative Agent, reports and other information in form, scope and substance reasonably satisfactory to the Administrative Agent and prepared by environmental consultants satisfactory to the Administrative Agent, concerning any environmental hazards or liabilities to which any Credit Party may be subject with respect to such Additional Mortgaged Property; and

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               (viii) Opinions of Counsel. (1) A favorable opinion of counsel
     (which counsel shall be reasonably satisfactory to the Administrative Agent and Special Counsel), as to the due authorization, execution and delivery by such Credit Party of such Additional Mortgage and such other matters as the Administrative Agent may reasonably request, and (2) if required by the Administrative Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent and Special Counsel) in the state in which such Additional Mortgaged Property is located with respect to the enforceability of the form of Additional Mortgages to be recorded in such state and such other matters (including any matters governed by the laws of such state regarding personal property security interests in respect of any Collateral) as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent.

          (c) If (i) any Credit Party acquires or (ii) at the time any Person becomes a Subsidiary (other than a Subsidiary that is not required to become a Guarantor), such Person holds, any Material Property License, the Credit Party or such Person shall cause to be delivered to the Administrative Agent, a Licensor Consent with respect thereto excluding any Material Property License where, in the Administrative Agent's reasonable discretion, the costs of obtaining such consent is excessive in relation to the value of the benefit to be afforded to the Lenders thereby.

          (d) Notwithstanding anything herein to the contrary, the Credit Parties shall be required only to exercise best efforts to comply with the terms of this Section 6.13 with respect to any leasehold or license interest in any Real Property Assets acquired in connection with the acquisition of radio stations KEYH-AM, KQQK-FM, KIOX-FM or KXGJ-FM.

          (e) Notwithstanding the foregoing, the Credit Parties and Empire Burbank shall not be obligated to comply with this Section 6.13 with regard to
(i) the Burbank Office Property so long as the Empire Burbank Loan shall be outstanding, and the Empire Burbank Mortgage shall continue to encumber such property and (ii) the Hollywood Office Property. So long as the Empire Burbank Loan shall be outstanding, Empire Burbank shall not be required to grant to the Administrative Agent a security interest in any of its assets.

     6.14 Hedging Agreements. The Borrower shall maintain, at all times when the Total Leverage Ratio as at the end of the preceding fiscal quarter for which financial statements and a Compliance Certificate shall have been delivered pursuant to Section 6.1(c) is greater than or equal to 4.00 to 1, a Hedging Agreement, reasonably satisfactory to the Administrative Agent, that shall cap for the period from the Closing Date to the second anniversary thereof the rate of interest payable by the Borrower with respect to its outstanding Indebtedness for borrowed money with respect to the principal amount of such Indebtedness equal to the excess of (a) 50% of the aggregate outstanding principal amount of Indebtedness for borrowed money and with respect to letters of credit of the Borrower minus (b) any Indebtedness for borrowed money and with respect to letters of credit of the Borrower that is subject to a fixed rate of interest.

     6.15 Post-Closing Obligations. The Borrower will, and will cause each of its Subsidiaries to, exercise diligent efforts to obtain a Control Agreement for the deposit accounts

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and securities accounts maintained by the Credit Parties at Union Bank of
California, N.A. on or before the date that is sixty (60) days after the Closing Date.

                                    ARTICLE 7

                               Negative Covenants

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Credit Parties covenant and agree with the Administrative Agent and the Lenders that:

     7.1 Indebtedness. The Credit Parties and their Subsidiaries shall not create, incur, assume or permit to exist any Indebtedness, except:

          (a)  Indebtedness created under the Loan Documents;

          (b)  Indebtedness existing on the date hereof which is set forth in
Schedule 4.14 and has been designated on such schedule as Indebtedness that will remain outstanding following the funding of the initial Loans, and any extension, renewal, refunding or replacement of any such Indebtedness that does not increase the principal amount thereof;

          (c) Unsecured Indebtedness of any Credit Party to any other Credit Party;

          (d) Indebtedness of Empire Burbank under the Empire Burbank Loan Documents; provided that the outstanding principal amount of Indebtedness under the Empire Burbank Loan does not exceed $3,000,000;

          (e) Indebtedness evidenced by the promissory notes described in clause (A) of the definition of "Liberman Subordinated Debt" which shall be paid in full on the Closing Date with the proceeds of the Loans;

          (f) Indebtedness to Jose and/or Lenard Liberman (or their spouses, lineal descendants, or heirs and devises or any trusts controlled by them) referred to in clause (B) of the definition of the "Liberman Subordinated Debt" but only to the extent such indebtedness is subordinated to the Loans (or any Credit Party's obligations to the Lenders and the Administrative Agent) pursuant to subordination agreements substantially identical to the Liberman Subordination Agreements; provided that the aggregate Indebtedness of the Credit Parties under Sections 7.1(e) and (f) shall not exceed $5,000,000 at any one time outstanding;

          (g) Indebtedness of the Credit Parties (determined on a consolidated basis without duplication in accordance with GAAP) consisting of Capital Lease Obligations, secured by Liens permitted under Section 7.2(i) and/or in connection with the acquisition of real property (other than any real property received or acquired in any Acquisition or Relocation) in an aggregate principal amount not exceeding $7,000,000 at any one time outstanding;

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          (h) Indebtedness (i) under any Hedging Agreement required under
Section 6.14 or otherwise not prohibited under Section 7.5(b) or (ii) for bank overdrafts in the ordinary course of business that are promptly repaid;

          (i) Indebtedness arising from guaranties of Indebtedness of any Credit Party permitted hereunder or other agreements of any Credit Party providing for indemnification, adjustment of purchase price or similar customary obligations, in each case incurred or assumed in connection with the disposition of any business or assets of any Credit Party permitted by Section 7.4; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Credit Parties in connection with such disposition;

          (j) Indebtedness in respect of the Relocation Profit to the extent required to be paid to the Shop At Home Sellers pursuant to the Shop At Home Acquisition Documents;

          (k) unsecured Indebtedness in respect of the Senior Subordinated Notes in an aggregate principal amount not exceeding $150,000,000; provided the Borrower may incur up to an additional $50,000,000 of unsecured Indebtedness in respect of the Senior Subordinated Notes so long as no Default shall have occurred and be continuing or caused thereby and, if the interest rate on such additional Indebtedness exceeds 10-1/8% per annum, then subject to the delivery by the Borrower to the Administrative Agent of an officer's certificate executed by a Financial Officer demonstrating on a pro forma basis compliance with the covenant set forth in Section 7.10(c) for the period of four consecutive fiscal quarters most recently ended as if such incurrence had occurred on the first day of such period;

          (l) Indebtedness required to be incurred in connection with any "Incentive Bonus" which may become payable pursuant to Eduardo Leon's employment agreement; and

          (m) In addition to the foregoing, unsecured Indebtedness in an aggregate principal amount not exceeding $4,000,000 at any time outstanding; provided that Indebtedness under this subsection (m) shall not include any Indebtedness to any holder of Holding Company Debt or other Indebtedness of any Holding Company unless such Indebtedness is subject to a subordination agreement satisfactory in form and substance to the Administrative Agent.

     7.2 Liens. No Credit Party or Subsidiary will create, incur, assume or permit to exist any Lien in favor of any other Person on any Property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except (the following being called "Permitted Liens"):

          (a) Liens created under the Loan Documents;

          (b) any Lien on any property or asset of any Credit Party or Subsidiary existing on the date hereof and set forth in Schedule 7.2(b); provided that (i) such Lien shall not apply to any other property or asset of any Credit Party and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

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          (c) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or (in the case of property taxes and assessments not exceeding $1,000,000 in the aggregate more than 90 days overdue) which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of any Credit Party or Subsidiary in accordance with GAAP;

          (d) landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens, and vendors' Liens imposed by statute or common law not securing the repayment of Indebtedness, arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments (including pre-judgment attachments) but only to the extent for an amount and for a period not resulting in an Event of Default under Section 8.1(j) hereof;

          (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance agreements;

          (f) pledges and deposits to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not, in the aggregate, materially detract from the value of the Property of any Credit Party or materially interfere with the ordinary conduct of the business of any Credit Party;

          (h) Liens consisting of bankers' liens and rights of setoff, in each case, arising by operation of law, and Liens on documents presented in letter of credit drawings;

          (i) Liens on tangible property, including real or personal property, acquired, constructed or improved by any Credit Party, provided that (A) such Liens secure Indebtedness (including Capital Lease Obligations) permitted by
Section 7.1(g), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, and (D) such security interests shall not apply to any other property or assets of any Credit Party or Subsidiary;

          (j) the Liens created by (i) the Empire Burbank Mortgage; provided that such Liens shall apply only to the Burbank Property and any other property of Empire Burbank referred to in such Mortgage on the date the Empire Burbank Loan was funded and (ii) the Empire Burbank Lease;

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          (k) Uniform Commercial Code financing statement filings with respect to Property leased by the Credit Parties;

          (l) Assignments of uncollectible accounts receivable to collection agencies in the ordinary course of business; and

          (m) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property which does not result in, or could not reasonably be expected to result in, a Material Adverse Effect.

     7.3 Contingent Liabilities. No Credit Party or Subsidiary will Guarantee the Indebtedness or other obligations of any Person, or Guarantee the payment of dividends or other distributions upon the stock of, or the earnings of, any Person, except:

          (a) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

          (b) Guarantees of obligations of any Credit Party by any other Credit Party to the extent constituting Indebtedness expressly permitted by Section 7.1, except that no Credit Party shall Guarantee the Empire Burbank Loan;

          (c) Guarantees in effect on the date hereof which are disclosed in
Schedule 4.14, and any replacements thereof in amounts not exceeding such Guarantees;

          (d) obligations to the Issuing Lender in respect of Letters of Credit;

          (e) Guarantees of obligations of any Credit Party by any other Credit Party for obligations to suppliers, customers, franchisees, lessors and licensees to the extent incurred in the ordinary course of business;

          (f) unsecured Guarantees by the Guarantors of the Senior Subordinated Notes; and

          (g) Guarantees of the Credit Parties in addition to the Guarantees permitted under the foregoing clauses of this Section 7.3 (excluding any Guarantee of the Empire Burbank Loan); provided that (i) the maximum aggregate principal amount Guaranteed under this clause (g) shall not exceed $2,000,000 at any time outstanding and (ii) the maximum aggregate principal amount Guaranteed under this clause (g) plus principal amount of any Investments permitted under
Section 7.5(a)(iii) shall not exceed $4,000,000 at any time outstanding.

     7.4 Fundamental Changes; Asset Sales. No Credit Party will enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). No Credit Party will effect any Disposition or Relocation or acquire any business or property from, or capital stock of, or other equity interests in, or be a party to any acquisition (including any Acquisition) of, any Person except for purchases by any Credit Party of property to be used in the ordinary course of business, Investments permitted hereunder, Capital Expenditures permitted hereunder, and Acquisitions permitted hereunder (including the El Dorado Acquisitions and the Guajillo Acquisitions). No

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Credit Party will convey, sell, lease, transfer or otherwise dispose (including any Disposition) of, in one transaction or a series of transactions, any part of its business or property, whether now owned or hereafter acquired (including receivables and leasehold interests, but excluding (x) obsolete or worn-out property (including leasehold interests), tools or equipment no longer used or useful in its business, and (y) any inventory or other property sold or disposed of in the ordinary course of business and on ordinary business terms; provided that a Credit Party may (1) lease or sublease real property to the extent such lease or sublease would not materially interfere with the operation of the businesses of the Credit Parties and (2) enter into any sale, lease, transfer or other disposition described clauses (a) through (f) of the definition of Disposition. The Lenders and the Administrative Agent (as the case may be) at the Borrower's expense hereby agree to complete, execute and deliver to the Borrower, upon reasonable prior written notice to the Administrative Agent and upon provision by the Borrower of a draft of such instrument, any release or termination of security interest required to permit the applicable Credit Party conveying, selling, leasing, transferring or otherwise disposing of any part of its property pursuant to and in accordance with the preceding sentence to convey, sell, lease, transfer or otherwise dispose of such property free and clear of any Lien under the Collateral Documents.

         Notwithstanding the foregoing provisions of this Section 7.4:

          (a) any Credit Party (other than the Borrower or any License Subsidiary) may be merged or consolidated with or into the Borrower or any other Credit Party, and any Subsidiary that is not a Credit Party may be merged into any Credit Party (with the Credit Party as the surviving entity); provided that if any such transaction shall be between a Subsidiary and the Borrower or a Wholly Owned Subsidiary, the Borrower or such Wholly Owned Subsidiary, as applicable, shall be the continuing or surviving corporation;

          (b) any Credit Party (other than the Borrower or any License Subsidiary) may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to any other Credit Party;

          (c) the capital stock of, or other equity interests in, any Credit Party may be sold, transferred or otherwise disposed of to the Borrower or any other Credit Party;

          (d) the Borrower may enter into Acquisitions to acquire all or substantially all of the assets or any division, business or broadcast station or capital stock of, or other equity interests in (including acquisitions by merger and each of the El Dorado Acquisitions and the Guajillo Acquisitions, to the extent such Acquisition is not consummated on the Closing Date), any Person only located in and organized under the laws of the United States or any state thereof (collectively, "Permitted Acquisitions"), subject to satisfaction of the following conditions:

              (i) the aggregate consideration paid or exchanged by the Borrower in connection with any such acquisition shall not exceed $50,000,000;

              (ii) both (A) immediately prior to the proposed Acquisition and
     (B) immediately following the proposed Acquisition after giving effect to such Acquisition on a pro forma basis incorporating such pro forma assumptions as are satisfactory to the

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     Administrative Agent in its reasonable discretion, the Credit Parties shall be in compliance with the covenants set forth in Section 7.10;

               (iii) the business so acquired shall be in the Permitted Lines of Business and shall be located in the United States;

               (iv) the assets so acquired shall be transferred free and clear of any Liens (except to the extent permitted by Section 7.2), and no Indebtedness shall be incurred, guaranteed, assumed or consolidated in connection with such Acquisition (except to the extent permitted by Section 7.1);

               (v) the Administrative Agent shall have received Lien searches reasonably satisfactory to the Administrative Agent with respect to the assets of, and equity interests in, any business being acquired;

               (vi) the Administrative Agent shall have received a First Priority perfected security interest in substantially all of the assets being acquired in such Acquisition (including the assets of any entity acquired) but excluding real property not otherwise required under Section
     6.13 and all filings, recordings and other actions with respect thereto shall be reasonably satisfactory in form and substance to the Administrative Agent; provided, however, that the security interest or mortgage as to any real property asset which is required to be obtained hereunder shall be perfected within a reasonable time after the consummation of such Acquisition;

               (vii) if requested, the Administrative Agent shall have received an opinion of counsel in each applicable jurisdiction reasonably satisfactory to it to the effect that the Administrative Agent has been granted a perfected security interest in such assets and as to such other matters as the Administrative Agent may reasonably require;

               (viii) in connection with such proposed Acquisition, the Borrower shall deliver to the Administrative Agent (i) a copy of the purchase agreement pursuant to which such Acquisition will be consummated, (ii) unless waived by the Administrative Agent in its reasonable discretion, a consent to the assignment of such purchase agreement to the Administrative Agent for collateral purposes, which consent shall be in form and substance satisfactory to the Administrative Agent; (iii) a copy of each material services agreement, consulting agreement, lease, credit or financing agreement or other material agreement relating to such Acquisition to be in effect after the consummation of such Acquisition, (iv) unless waived by the Administrative Agent in its reasonable discretion, an opinion of counsel to the sellers addressed to the Administrative Agent and the Lenders or permitting them to rely thereon and (v) such other information or reports as the Administrative Agent may reasonably request with respect to such Acquisition;

               (ix) to the extent any representation or warranty herein makes reference to one or more of the Schedules to this Agreement, the Credit Parties shall make revisions to such Schedules, in each case as of the date of the consummation of such Acquisition and notwithstanding that such representation or warranty may expressly state that it is

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     made as of an earlier date, reasonably acceptable to the Administrative
     Agent, solely to take into account the consummation of such Acquisition;

               (x) the Credit Parties shall have obtained all material permits, licenses, authorizations or consents from all Governmental Authorities (including the FCC and the United States Department of Justice) and all consents of other Persons, in each case that are necessary in connection with such proposed Acquisition, the continued operation of the business being acquired in such proposed Acquisition, as proposed to be conducted, by the Credit Parties, prior to or concurrently with the consummation thereof, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

               (xi) subject to the waiver by the Administrative Agent in its reasonable discretion, all applicable waiting periods with respect to such proposed Acquisition shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on such Acquisition (including the Pre-Merger/Hart-Scott-Rodino Act, as amended), and no action, request for stay, petition for review or rehearing, reconsideration or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Governmental Authority to take action to set aside its consent on its own motion shall have expired;

               (xii) the Administrative Agent shall have received a certificate from the Credit Parties' insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 6.5 is in full force and effect with respect to the assets being acquired in such Acquisition and that the Administrative Agent on behalf of the Lenders has been named as additional insured, mortgagee and loss payee thereunder to the extent required under Section 6.5;

               (xiii) immediately prior to such Acquisition and after giving effect thereto, no Default shall have occurred and be continuing;

               (xiv) to the extent either or both of the El Dorado Acquisitions is not consummated on the Closing Date and only with respect to such Acquisition, since March 31, 2002, there shall have occurred no Material Adverse Effect (in the reasonable judgment of the Administrative Agent) with respect to the Credit Parties or the assets to be acquired in connection with the Acquisition;

               (xv) to the extent either or both of the El Dorado Acquisitions is not consummated on the Closing Date and only with respect to such Acquisitions, the Administrative Agent shall have received a certificate, substantially in the form of Exhibit H, from a Financial Officer of the Borrower to the effect that, as of the date of such Acquisition and after giving effect to the Loans to fund a portion of the purchase price thereof:

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                     (A) the aggregate value of all properties of the Credit
          Parties at their present fair saleable value on a going concern basis (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for such properties within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceed the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Credit Parties;

                     (B) the Credit Parties will not, on a consolidated basis, have unreasonably small capital with which to conduct their business operations as heretofore conducted; and

                     (C) the Credit Parties will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature;

     Such certificate shall include a statement to the effect that the financial projections and underlying assumptions contained in such analysis are, fair and reasonable in the opinion of such Financial Officer at the time when made; and

               (xvi) to the extent either or both of the El Dorado Acquisitions is not consummated on the Closing Date and only with respect to such Acquisition, such Acquisition shall have been consummated substantially in accordance with the terms of the El Dorado Acquisitions Documents except for any conditions set forth therein that shall have been waived with the consent of the Administrative Agent and the Lenders; and

          (e) The Credit Parties shall be permitted to effect any Relocation, provided that the following conditions have been satisfied:

               (i) Such Voluntary Relocation shall not, as determined on the date of the consummation of such Voluntary Relocation, have a material adverse effect on the business, assets, operations or financial condition of the Credit Parties, taken as a whole;

               (ii) The Credit Parties shall give 30 days' prior written notice to the Administrative Agent of the proposed Relocation which notice shall include a description of all material aspects of the Relocation including the consideration to be received by any Credit Party in connection therewith;

               (iii) Simultaneously with informing the Shop At Home Sellers under the Shop At Home Acquisition Documents of any Relocation Profit, the Credit Parties shall so inform the Administrative Agent and thereafter keep the Administrative Agent apprised of the negotiation thereof, and shall forward to the Administrative Agent copies of all material correspondence, including, without limitation, any "Buyer's Relocation Profit Notice" or "Challenge Notice" (as such terms are defined in the Shop At Home Acquisition Documents) and all correspondence pertaining to any implementation of the Valuation Mechanism (as defined in the Shop At Home Acquisition Documents);

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               (iv) to the extent any representation or warranty herein makes reference to one or more of the Schedules to this Agreement, the Credit Parties shall make revisions to such Schedules, in each case as of the date of the consummation of any Relocation and notwithstanding that such representation or warranty may expressly state that it is made as of an earlier date, reasonably acceptable to the Administrative Agent, solely to take into account the consummation of such Relocation; and

               (v) In connection with any Involuntary Relocation the Credit Parties shall use their best efforts to receive only cash consideration therefor.

          (f) The Credit Parties shall be permitted to sell any radio and television stations in any fiscal year, provided that the aggregate EBITDA attributable to all such stations sold in any fiscal year shall not exceed 15% of the EBITDA of the Credit Parties for the immediately preceding fiscal year as stated in the Compliance Certificate required to be delivered for such fiscal year pursuant to Section 6.1(c) or, if such Compliance Certificate is not available at the time of such proposed sale, as demonstrated through financial statements and reports acceptable to the Administrative Agent in its reasonable discretion.

          (g) Intermediate Holdings may be merged with and into the Borrower on or after the Closing Date; provided that (i) the Borrower shall be the surviving corporation, (ii) immediately prior to such merger, Intermediate Holdings shall have no assets except for its ownership interest in the Borrower and no Indebtedness except Indebtedness pursuant to the Oaktree Note Purchase Documents which will be paid in full on or before the date of such merger, (iii) such merger does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority (other than the consent of the FCC, which consent has been obtained) or any other Person except for such consents, approvals, registrations, filings and other actions as have been obtained on or before the date of such merger; and (iv) such merger will not violate or result in a default under any material indenture, agreement or other instrument binding upon any Credit Party, or any assets, or give rise to a right thereunder to require any payment to be made by any Credit Party, where any such violation or default or right to payment would have a Material Adverse Effect.

          (h) Upon 30 days prior written notice to the Administrative Agent and with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld), the Borrower may merge with an Affiliate incorporated solely for the purpose of reincorporating the Borrower in another jurisdiction to realize tax or other benefits. The Administrative Agent shall give prompt notice thereof to the Lenders.

7.5      Investments; Hedging Agreements.

          (a) No Credit Party will make or permit to remain outstanding any Investment, except in the case of any Credit Party:

               (i) Investments by the Credit Parties in capital stock of, and other equity interests in, their Subsidiaries to the extent outstanding at the Effective Time and as set forth on Schedule 4.12 hereto, Investments consisting of deferred payment obligations in connection with permitted sales of assets in the aggregate not to exceed

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     $250,000 at any one time, advances by any Credit Party to any other Credit
     Party (which advances, whether existing on the Closing Date or made thereafter, may be cancelled or forgiven by such Credit Party) and capital contributions by any Credit Party to any other Credit Party;

               (ii)  Permitted Investments;

               (iii) advances, loans and extensions of credit to any director, officer or employee of a Credit Party or any other Person, Investments by the Credit Parties in connection with the satisfaction of accounts receivable or other Indebtedness due from a customer of a Credit Party or claims due and owing to the Credit Parties or otherwise for the benefit the business of the Credit Parties; provided that (A) the maximum aggregate principal amount of any Investments permitted under Section 7.5(a)(iii) shall not exceed $3,000,000 at any time outstanding and (B) the maximum aggregate principal amount of any Investments permitted under Section 7.5(a)(iii) plus the principal amount Guaranteed under Section ---- 7.3(g) shall not exceed $4,000,000 at any time outstanding, and, so long as no Default shall have occurred and be continuing and no Default shall be caused thereby, the Credit Parties may forgive or cancel any such advance, loan or extension of credit;

               (iv) Checking and deposit accounts used in the ordinary course of business maintained with the Administrative Agent or depository institutions who have executed Control Agreements except for (A) the escrow account maintained with U.S. Bank National Association in the amount not exceeding $50,000, (B) the deposit accounts maintained with Wells Fargo Bank, N.A., so long as the Borrower maintains an agreement to sweep the daily balances in such accounts at the end of each Business Day on which such daily balances exceed a specified balance, not to exceed $250,000 to
     (1) an account at Union Bank of California, N.A. described on Schedule 1 of the Control Agreement delivered in connection with the Existing Credit Agreement (the "Existing Control Agreement") or (2) an account covered by a new Control Agreement obtained pursuant to Section 6.15 or otherwise, and
     (C) the securities accounts and deposit accounts maintained with Union Bank of California, N.A., except to the extent a Control Agreement is obtained pursuant to Section 6.15;

               (v) escrow deposits made pursuant to the El Dorado Acquisitions Documents, the Guajillo Acquisitions Documents and Permitted Acquisitions;

               (vi) the Borrower and its Subsidiaries may continue to own the Investments owned by them and described in Schedule 7.5 annexed hereto and the Borrower may own any intercompany loans made by Intermediate Holdings to Holdings I prior to the Closing Date (the ownership of which will be transferred to the Borrower by operation of law upon the consummation of the Intercompany Merger) and the Borrower may forgive or cancel such loans;

               (vii) the Borrower may acquire and hold obligations of one or more officers or other employees of the Credit Parties in connection with such officers' or employees' acquisition of shares of Holdings I's common stock, so long as no cash is actually advanced by any Credit Party to such officers or employees or any Holding

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     Company in connection with the acquisition of any such obligations and, so long as no Default shall have occurred and be continuing and no Default shall be caused thereby, the Credit Parties may forgive or cancel any such advance, loan or extension of credit;

               (viii) the Credit Parties may accept promissory notes, debt or equity securities or other Investments as consideration in any Relocation, the aggregate amount of which received after the Closing Date shall not exceed $10,000,000; provided, that the Credit Parties may accept promissory notes, debt or equity securities or other Investments as consideration in an Involuntary Relocation in excess of such amount so long as the receipt of such excess Investments would not result in a Material Adverse Effect;

               (ix) the Borrower may make a loan to Intermediate Holdings on the Closing Date in the amount of the Intermediate Holdings Intercompany Note and the Borrower may forgive or cancel such loan; and

               (x) (1) for so long as Holdings I is an S Corporation or a substantially similar pass-through entity for federal income tax purposes and a QSSS Election is in effect for Intermediate Holdings (prior to the Intercompany Merger) and the Borrower, the Borrower may make loans to Intermediate Holdings, Holdings I or the shareholders of Holdings I in an amount (together with dividend payments made pursuant to Section 7.6(a)) not in excess of the Permitted Holdings Tax Distributions and the Permitted Shareholder Tax Distributions, (2) so long as no Default shall have occurred and be continuing and no Default shall be caused thereby, at any time the Total Leverage Ratio is less than 4.5 to 1 as of the end of any fiscal year with respect thereto, as shown in the financial statements required to be delivered pursuant to Section 6.1(a) and in the Compliance Certificate required to be delivered in respect of such fiscal year pursuant to Section 6.1(c), the Borrower may make loans (together with dividend payments made pursuant to Section 7.6(c)) to any Holding Company or the shareholders of Holdings I to the extent of Excess Cash Flow for such fiscal year; provided that the aggregate amount of loans made pursuant to this clause (2) after the date hereof (together with the aggregate amount of dividends made pursuant to Section 7.6(c) after the date hereof, shall not exceed $5,000,000, (3) so long as no Default shall have occurred or be continuing or shall be caused thereby, the Borrower may make loans to any Holding Company to pay corporate administrative expenses, provided, that the amount of cash loans made pursuant to this clause (3), together with the amount of cash distributions made pursuant to Section 7.6(d), shall not exceed $1,000,000 in any fiscal year, and (4) so long as no Default shall have occurred or be continuing or shall be caused thereby, any Credit Party may make loans to Holdings I to enable Holdings I to make the payments with respect to any portion of the "Incentive Bonus" which may become payable pursuant to the employment agreements of Andrew Mars dated November 15, 1998 and Xavier Ortiz dated September 1, 1999, respectively, or with respect to any notes issued with respect thereto; provided that the aggregate amount of such loans together with the aggregate amount of dividends made pursuant to Section 7.6(g) shall not exceed the amount of such bonuses required to be paid under such employment agreements (including any amounts required to be paid under any such notes), and (5) Borrower may forgive or cancel any of the loans made pursuant to clause
     (1), (2), (3) or (4) above.

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          (b)  No Credit Party will enter into any Hedging Agreement, other than
(i) Hedging Agreements required to be entered into pursuant to Section 6.14 of this Agreement and (ii) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which any Credit Party is exposed in the conduct of its business or the management of its liabilities.

     7.6 Restricted Junior Payments. No Credit Party will declare or make any Restricted Junior Payment at any time; provided, however, that (a) for so long as Holdings I is an S Corporation or a substantially similar pass-through entity for federal income tax purposes and a QSSS Election is in effect for Intermediate Holdings (prior to the Intercompany Merger) and the Borrower, the Borrower may declare and make dividend payments to Intermediate Holdings (or after the merger of Intermediate Holdings with and into the Borrower in accordance with Section 7.4(g), to Holdings I) in an amount (together with loans made pursuant to Section 7.5(a)(x)(1)) not in excess of the Permitted Holdings Tax Distributions and the Permitted Shareholder Tax Distributions; (b) so long as no Default shall have occurred and be continuing and no Default shall be caused thereby, the Borrower may make scheduled payments of interest on the Senior Subordinated Notes to the extent required to be paid in cash pursuant to the Senior Subordinated Note Indenture and any liquidated damages required to be paid in connection with any registration rights agreement related thereto; (c) so long as no Default shall have occurred and be continuing and no Default shall be caused thereby, at any time the Total Leverage Ratio is less than 4.5 to 1 as of the end of any fiscal year with respect thereto, as shown in the financial statements required to be delivered pursuant to Section 6.1(a) and Compliance Certificate required to be delivered in respect of such fiscal year pursuant to
Section 6.1(c), the Borrower may declare and make dividend payments (together with loans made pursuant to Section 7.5(a)(x)(2)) to Intermediate Holdings (or after the merger of Intermediate Holdings with and into the Borrower in accordance with Section 7.4(g), to Holdings I or any other Holding Company, as applicable) to the extent of Excess Cash Flow for such fiscal year, provided that the aggregate amount paid pursuant to this clause (c) after the date hereof (together with the aggregate amount of loans made pursuant to Section 7.5(a)(x)(2) after the date hereof) shall not exceed $5,000,000, (d) so long as no Default shall have occurred or be continuing or shall be caused thereby the Borrower may declare and make Restricted Junior Payments to any Holding Company to pay corporate administrative expenses, provided that the amount of cash distributions made pursuant to this clause (d) (together with the amount of loans made pursuant to Section 7.5(a)(x)(3)) shall not exceed $1,000,000 in any fiscal year, (e) the Credit Parties may pay their obligations to Empire Burbank to the extent required to be paid under the Empire Burbank Lease, (f) so long as no Default shall have occurred or be continuing or shall be caused thereby, Liberman Broadcasting, Inc., or any successor entity thereto, may make the payments described in clause (vi) of the definition of Restricted Junior Payment or make the payments with respect to any notes issued under the employment agreement described in such clause (vi), (g) so long as no Default shall have occurred or be continuing or shall be caused thereby, any Credit Party may make dividend payments to Holdings I (through another Holding Company, if applicable), to enable Holdings I to make the payments with respect to any portion of the "Incentive Bonus" which may become payable pursuant to the employment agreements of Andrew Mars dated November 15, 1998 and Xavier Ortiz dated September 1, 1999, respectively, or with respect to any notes issued with respect thereto; provided that the aggregate amount of such dividends together with the aggregate amount of loans made pursuant to Section 7.5(a)(x)(4) shall not exceed the amount of such bonuses required to be paid under such

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employment agreements (including any amounts required to be paid under any such notes), and (h) the Credit Parties may make payments on the Liberman Subordinated Debt on the Closing Date in an amount not in excess of $1,920,000 and may make payments of interest on the Liberman Subordinated Debt to the extent such payments of interest are permitted to be made under the Liberman Subordination Agreements. Nothing herein shall be deemed to prohibit the making of any dividend or distribution, or other payment constituting a Restricted Junior Payment under clauses (ii) or (iii) of the definition thereof by any Subsidiary to any Credit Party. Notwithstanding anything herein to the contrary, if part or all of a Permitted Holdings Tax Distribution or a Permitted Shareholder Tax Distribution is made in the form of a loan (rather than a dividend or other form of distribution), then (i) the terms of such loan shall be determined in the sole discretion of the Borrower, and (ii) the subsequent cancellation or forgiveness of such loan shall not be treated as a Restricted Junior Payment and shall not reduce the amount of subsequent Permitted Holdings Tax Distributions or Permitted Shareholder Tax Distributions.

     7.7 Transactions with Affiliates. Except as expressly permitted by this Agreement (including pursuant to any of the Sections of Articles 6 or 7), no Credit Party will directly or indirectly (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any property to an Affiliate; (c) merge into or consolidate with an Affiliate, or purchase or acquire property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including guarantees and assumptions of obligations of an Affiliate); provided that:

               (i) any Affiliate who is an individual may serve as a director, officer, employee or consultant of any Credit Party, receive compensation for his or her services in such capacity and benefit from Investments to the extent specified in Section 7.5(a)(iii);

               (ii) the Credit Parties may engage in and continue the transactions with or for the benefit of Affiliates which are described in
     Schedule 7.7, and in other similar transactions or transactions entered in the ordinary course of business provided that the terms of such similar transactions or such ordinary course transactions are not less favorable to the Credit Parties than the terms of a commercially reasonable, arms' length transaction between non-affiliated parties; provided, further that with respect to any such transaction involving the payment by a Credit Party of consideration in excess of $1,000,000, the Credit Parties shall provide adequate documentary and other evidence reasonably satisfactory to the Administrative Agent that the terms of such transaction satisfy the immediately preceding proviso;

               (iii) the Credit Parties may make the payments permitted by Sections 6.9(d) and (e); and

               (iv) the Borrower may make an intercompany loan to Intermediate Holdings pursuant to the Intermediate Holdings Intercompany Note and Intermediate Holdings may merge with and into the Borrower in accordance with Section 7.4(g).

     7.8 Restrictive Agreements. No Credit Party will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement (other than this Agreement, the

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Senior Subordinated Note Indenture and the documents related thereto and the
Holdings Securities Purchase Documents and the Subordination and Intercreditor Agreement dated as of March 21, 2001 by and among Holdings I, Alta and Oaktree, as such agreement is amended by the Holdings Amendment and as it may be further amended, supplemented or otherwise modified from time to time in accordance with the restrictions set forth in Section 7.15) that prohibits, restricts or imposes any condition upon (a) the ability of any Credit Party to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or other equity interests or to make or repay loans or advances to any other Credit Party or to Guarantee Indebtedness of any other Credit Party; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law, this Agreement, the Senior Subordinated Note Indenture and the documents related thereto, or the Holdings Securities Purchase Documents or the Subordination and Intercreditor Agreement referred in this
Section 7.8 above, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 7.8 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary, its assets or other Dispositions pending such sale or Disposition; provided such restrictions and conditions apply only to the Subsidiary or assets that are to be sold or Disposed of, as the case may be, and such sale or Disposition is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

     7.9 Sale-Leaseback Transactions. No Credit Party will, directly or indirectly, enter into any arrangements with any Person (other than another Credit Party; provided the Administrative Agent receives prior written notice of such transaction, copies of all documents and an opportunity to comment thereon) whereby such Credit Party shall sell or transfer (or request another Person to purchase) any property, real, personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property from any Person.

     7.10 Certain Financial Covenants. All of the following covenants shall be measured at the end of each fiscal quarter of the Credit Parties, based on the four immediately preceding fiscal quarters of the Credit Parties, except as otherwise set forth below.

          (a) Total Leverage Ratio. The Credit Parties will not permit the Total Leverage Ratio at the end of any fiscal quarter occurring during the periods below to exceed the ratio set opposite such period below:

                       Period                               Ratio
                       ------                               -----

         Closing Date through June 29, 2003            Not applicable
         June 30, 2003 through June 29, 2004              7.25 to 1
         June 30, 2004 through December 30, 2004          6.75 to 1
         December 31, 2004 through June 29, 2005          6.25 to 1
         June 30, 2005 through December 30, 2005          6.00 to 1

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         December 31, 2005 through June 29, 2006          5.50 to 1
         June 30, 2006 through June 29, 2007              5.00 to 1
         June 30, 2007 and thereafter                     4.50 to 1

          (b) Senior Leverage Ratio. The Credit Parties will not permit the Senior Leverage Ratio at the end of any fiscal quarter occurring during the periods below to exceed the ratio set opposite such period below:

                      Period                                Ratio

         Closing Date through June 30, 2004               4.00 to 1
         July 1, 2004 and thereafter                      3.50 to 1

          (c) Interest Coverage Ratio. The Credit Parties will not permit the Interest Coverage Ratio at the end of any fiscal quarter occurring during the periods below to be less than the ratio set opposite such period below:

                      Period                                Ratio

         Closing Date through June 29, 2003               1.40 to 1
         June 30, 2003 through December 30, 2003          1.50 to 1
         December 31, 2003 through June 30, 2004          1.60 to 1
         July 1, 2004 through December 31, 2004           1.75 to 1
         January 1, 2005 through June 30, 2006            2.00 to 1
         July 1, 2006 and thereafter                      2.25 to 1

          (d) Capital Expenditures. The Credit Parties will not permit the aggregate amount of Capital Expenditures in any fiscal year to exceed $8,000,000; provided, however that (i) for each fiscal year, no more than $2,000,000 in each fiscal year may be used for Real Estate Acquisition Expenditures, (ii) for each fiscal year, no more than $6,000,000 may be used for Capital Expenditures not constituting Real Estate Acquisition Expenditures, and
(iii) to the extent that actual Capital Expenditures permitted pursuant to clause (ii) above in any fiscal year shall be less than the maximum amount permitted by clause (ii) for such fiscal year, the excess of the maximum amount permitted under clause (ii) over the actual Capital Expenditures shall be available for Capital Expenditures under clause (ii) in the immediately succeeding fiscal year but may not be carried over into any subsequent fiscal year; provided that the sublimits set forth in clauses (i) and (ii) above shall not apply to fiscal year 2002; and provided further that up to $1,000,000 of the unused availability in fiscal year 2002 may be carried forward to fiscal year 2003 for Capital Expenditures not constituting Real Estate Acquisition Expenditures. For purposes of this Section 7.10(d), Capital Expenditures made by the reinvestment of Net Cash Payments in accordance with Section 2.10(b) shall not be deemed Capital Expenditures.

          (e) Fixed Charge Ratio. The Credit Parties will not permit the Fixed Charge Ratio at the end of any fiscal quarter occurring after the Closing Date to be less than 1.10 to 1.

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     7.11 Lines of Business; Restrictions on the Borrower. No Credit Party shall engage to any substantial extent in any line or lines of business activity other than (i) the Permitted Lines of Business, and (ii) such other lines of business as may be consented to by the Required Lenders and the Administrative Agent. The Borrower shall not own any assets, other than holding the equity interests of its Subsidiaries, cash and cash equivalents, and Investments permitted hereunder and shall not conduct any business, other than performing managerial functions relating the business of the Credit Parties and entering into and performing the Basic Documents, the Basic Documents (as defined in the Existing Credit Agreement) and other documents to which it is a party to the extent the execution of such documents is not otherwise prohibited hereunder (excluding by operation of this sentence) including agreements with respect to Acquisitions permitted hereunder.

     7.12 Subordinated Indebtedness. No Credit Party will purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, except (a) to the extent permitted by the Liberman Subordination Agreements and (b) payments in respect of the Senior Subordinated Notes and payments of liquidated damages required to be paid in connection with any registration rights agreement related thereto permitted by Section 7.6(b).

     7.13 Modifications of Certain Documents. No Credit Party will consent to any modification, supplement or waiver of any of the provisions of any agreements, instruments or documents in respect of any Subordinated Indebtedness, the effect of which is to (i) increase principal, interest, fees, reimbursements or other amounts payable with respect thereto or create any additional payment obligations thereunder, (ii) accelerate any scheduled or otherwise required payments of principal, interest, fees, reimbursements or other amounts, (iii) cause any covenants or other agreements to be more restrictive upon, or burdensome to the Credit Parties in any material respect,
(iv) alter any event of default provisions contained in any Subordinated Indebtedness in a manner materially adverse to the Credit Parties, (v) modify any of the subordination provisions thereof, (vi) designate any Indebtedness (other than the Loans and the other obligations of the Credit Parties under the Loan Documents) as "Designated Senior Debt" for purposes of the Senior Subordinated Note Indenture, or (vii) make any other change which could reasonably be expected to have a Material Adverse Effect, in each case, without the prior consent of the Required Lenders or the Administrative Agent on their behalf. No Credit Party will consent to any modification, supplement or waiver of any of the provisions of any of the Clear Channel Acquisition Documents, the Shop At Home Acquisition Documents El Dorado Acquisitions Documents or the Guajillo Acquisitions Documents in a manner materially adverse to the Credit Parties, without the prior consent of the Required Lenders or the Administrative Agent on their behalf. Without limiting the generality of the foregoing except as expressly permitted by this Agreement, no Credit Party will Guarantee any Subordinated Indebtedness or any Holding Company Debt or any other Indebtedness of any Holding Company without the prior consent of the Required Lenders and the Administrative Agent.

     7.14 Empire Burbank.

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          (a) Empire Burbank shall not (i) make any optional payment or prepayment under the Empire Burbank Loan Documents (other than a prepayment made with the proceeds of a Permitted Refinancing), (ii) amend, modify or change, or consent or agree to any amendment, modification or change to, the Empire Burbank Loan Documents in a manner which materially adversely affects the Administrative Agent or the Lenders (it being understood that no amendment or modification to Section 10.1 (regarding the pledge of Empire Burbank stock to the Administrative Agent, and the exercise of the Administrative Agent's rights in connection therewith), Section 13, or Section 14.3 (regarding notice to the Administrative Agent) thereof shall be permitted without the prior written consent of the Administrative Agent) or (iii) amend, modify or change, or consent or agree to any amendment, modification or change to, the Empire Burbank Lease in a manner which materially adversely affects the Administrative Agent or the Lenders (it being understood that no amendment or modification to the last sentence of
Section 5.2 of the Empire Burbank Lease (regarding the rights of creditors to enter the premises to exercise rights and remedies regarding personal property of LBI) shall be permitted without the prior written consent of the Administrative Agent) without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed.

          (b) The Borrower agrees to deliver to the Administrative Agent prompt written notice of any written declaration of default made by the lender under the Empire Burbank Loan Documents.

          (c) Empire Burbank shall not (i) engage in any business other than the ownership of the Burbank Office Property (and any additions to such Property), the leasing of such Property pursuant to the Empire Burbank Lease, the subleasing of certain portions thereof under the Empire Burbank Sublease, the subleasing or renting to third parties of certain sound stages, production equipment, studios and related office space included in such Property (or any additions to such Property) for use by such third parties or Empire Burbank as production facilities and businesses incidental thereto and guaranteeing the obligations under the Loan Documents, obligations under the Senior Subordinated Notes and the Senior Subordinated Note Indenture and the documents related thereto or (ii) own any assets other than the Burbank Office Property and any additions to such Property, its interests under the Empire Burbank Lease and the Empire Burbank Sublease and certain production and related equipment for use by third parties in connection with the subleasing of such sound stages and studios and additional assets necessary or advisable for the conduct in the ordinary course of its business described in clause (i).

     7.15 Holding Company Restrictions. Except for (a) the Holding Company Debt incurred or to be incurred by Holdings I on or after March 20, 2001 pursuant to the Holdings Securities Purchase Documents, (b) intercompany Indebtedness incurred by any Holding Company and owing to Intermediate Holdings (and after the Intercompany Merger, such Indebtedness and other intercompany Indebtedness incurred by any Holding Company to the Borrower or any other Credit Party or any other Holding Company) and (c) the Indebtedness which may be required to be incurred by the Holding Company under the employment agreements described in
Section 5.1(i) to the extent that payments under the phantom stock incentive provisions of such agreements are not permitted by this Agreement or any other document to be made in cash, the Holding Companies shall not create incur, assume or permit to exist any Indebtedness which requires the payment in cash of any principal or interest in respect

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thereof prior to March 31, 2010 without the prior written consent of the
Required Lenders. No Holding Company will purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any payment or prepayment of the principal of, or interest on, or any other amount owing in respect of, the Holdings Securities Purchase Documents, except, subject to the provisions of the Alta Subordination Agreement, to the extent required by the Holdings Securities Purchase Documents. No Holding Company will consent to any modification, supplement or waiver of any of the provisions of the Holdings Securities Purchase Documents, the effect of which is to (i) increase principal, interest, fees, reimbursements or other amounts payable with respect thereto or create any additional payment obligations thereunder, (ii) accelerate any scheduled or otherwise required payments of principal, interest, fees, reimbursements or other amounts, (iii) cause any covenants or other agreements to be more restrictive upon, or burdensome to, such Holding Company, in any respect materially adverse to the Credit Parties,
(iv) alter any event of default provisions contained in the Holdings Securities Purchase Documents in any material respect, or (v) make any other change which could reasonably be expected to have a Material Adversely Effect, in each case, without the prior written consent of the Required Lenders or the Administrative Agent on their behalf except that (A) Holdings I may enter into and perform its obligations under the Holdings Amendment and (B) in accordance with the Holdings Amendment, may, on the Closing Date, exchange (x) the notes outstanding under the Holdings Securities Purchase Documents for new notes, in the form attached to the Holdings Amendment, and (y) the warrants issued pursuant to the Holdings Securities Purchase Documents for new warrants, in the form attached to the Holdings Amendment. Intermediate Holdings shall not conduct any business or own any assets other than holding all of the equity interests issued by the Borrower, cash and cash equivalents, any loans to Holdings I or any Credit Party, performing managerial functions relating to the businesses of the Credit Parties and entering into and performing its obligations under the Oaktree Note Purchase Documents, the Oaktree Redemption Agreement and the Basic Documents to which it is a party except that Intermediate Holdings may enter and perform the Intermediate Holdings Intercompany Note, the documents relating to the Intercompany Merger and may merge with and into the Borrower in accordance with the provisions of Section 7.4(g). Holdings I shall not conduct any business or own any assets other than holding all of the equity interests issued by Intermediate Holdings, or, after the Intercompany Merger, all of the equity interests issued by the Borrower (or, if a new Holding Company is created after the Closing Date, all of the equity interests of such Holding Company), cash and cash equivalents, performing managerial functions relating to the businesses of the Credit Parties and entering into and performing its obligations under the Holdings Securities Purchase Documents, the other Basic Documents to which it is a party, the key employee agreements to which it is a party (and service agreements with any Credit Party relating to such employment agreements), the intercreditor and subordination agreement referred to in the last sentence of this Section 7.15, making distributions or loans to its shareholders with the proceeds of Permitted Shareholder Tax Distributions or Permitted Holdings Tax Distributions, and forgiving or canceling any such loans or any other loans to its Affiliates. Intermediate Holdings (or after the merger of Intermediate Holdings with and into the Borrower in accordance with Section 7.4(g), Holdings
I) shall not pledge, encumber or hypothecate any of the capital stock of the Borrower. Holdings I will not consent to any modification, supplement or waiver of any of the provisions of the Intercreditor and Subordination Agreement dated as of March 20, 2001 among Holdings I, Alta and Oaktree,

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except pursuant to the Holdings Amendment, without the prior written consent of the Administrative Agent in its sole discretion.

     7.16 License Subsidiaries.

          (a) Other than ancillary FCC Licenses owned by Empire Burbank (none of which are Material FCC Licenses), the Credit Parties will cause each FCC License which is owned or acquired by any Credit Party to be held in a License Subsidiary at all times (and provided that any FCC License relating to a Broadcast Station located outside the Designated Market Areas of those Broadcast Stations owned on the Closing Date, and acquired after the date hereof shall, at the reasonable request of the Required Lenders, be held in a separate License Subsidiary).

          (b) The Credit Parties shall not allow any License Subsidiary to (i) own any right, franchise or other asset except for FCC Licenses transferred to it by a Credit Party and FCC Licenses acquired by it directly or (ii) engage in any business or make any Investment other than holding such FCC Licenses.

          (c) Notwithstanding the foregoing, no License Subsidiary shall be permitted, under any circumstances, to create, incur, assume or suffer to exist:

              (i) any Indebtedness, other than Indebtedness to the Credit Parties or under the Loan Documents and the Indebtedness as a guarantor under the Senior Subordinated Note Indenture;

              (ii) any Lien, other than Liens created under the Loan Documents; and

              (iii) any Guarantee, other than the Guarantee of the Loans and the Guarantee of the Senior Subordinated Note Indenture and the Senior Subordinated Notes.

                                    ARTICLE 8

                                Events of Default

     8.1 Events of Default.

     If any of the following events ("Events of Default") shall occur:

          (a) the Credit Parties shall fail to pay to the Administrative Agent or the Lenders (i) any principal of any Loan on the due date thereof, (ii) any interest on, any Loan or any Reimbursement Obligation in respect of any LC Disbursement, within three Business Days after the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, or (iii) any other amount payable under this Agreement or any fee payable under this Agreement or any other agreement, within five Business Days after the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration of such due or prepayment date, or otherwise;

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          (b) any representation or warranty made or deemed made by or on behalf of any Credit Party or Empire Burbank in or in connection with this Agreement or any amendment or modification hereof or of any Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or of any Loan Document, shall prove to have been incorrect when made or deemed made in any material respect;

          (c) (i) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in Sections 6.2, 6.3, 6.7, 6.8, 6.9, 6.10, 6.14 or in Article 7, (ii) any Holding Company shall fail to observe or perform any covenant, condition or agreement contained in Section 7.15, or (iii) any Credit Party shall fail to observe or perform any other covenant, condition or agreement contained in Article 6 and such failure described in this clause
(iii) shall continue unremedied for a period of 30 days after the earlier of (x) actual knowledge by a Financial Officer of any Credit Party or (y) notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

          (d) (i) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clauses (a), (b) or (c) of this Article) or any other Loan Document or (ii) Empire Burbank shall fail to observe or perform any covenant, condition or agreement contained in Section 7.14, and such failure described in clause (i) or (ii) shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

          (e) any Credit Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness (other than obligations under the Loan Documents) of any Credit Party, when and as the same shall become due and payable, after giving effect to any grace period with respect thereto;

          (f) any event or condition occurs that results in any Material Indebtedness of any Credit Party becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity except for prepayments, repurchases, redemptions or defeasances of secured Material Indebtedness of any Credit Party resulting from the voluntary sale or transfer of property securing such Indebtedness;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Party or Holding Company or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or Holding Company or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

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          (h) any Credit Party or Holding Company shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or Holding Company or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; provided that none of the foregoing events of this clause (h) shall be deemed to have occurred as a result of the consummation of the Intercompany Merger;

          (i) any Credit Party or Holding Company shall become unable, admit in writing or fail generally to pay its debts as they become due;

          (j) a final judgment or judgments for the payment of money in excess of $3,500,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Credit Party and the same shall not be vacated or discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the relevant Credit Party shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

          (k) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

          (l) there shall have been asserted against any Credit Party claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by any Credit Party or any of its Affiliates, or any predecessor in interest of any Credit Party or any of its Affiliates, or relating to any site or facility owned, operated or leased by any Credit Party or any of its Subsidiaries or Affiliates, which claims or liabilities (insofar as they are payable by any Credit Party but after deducting any portion thereof which is reasonably expected to be paid by other credit worthy Persons jointly and severally liable therefor), in the judgment of the Required Lenders are reasonably likely to be determined adversely to any Credit Party, and the amount thereof is, singly or in the aggregate, reasonably likely to have a Material Adverse Effect;

          (m) any Change of Control shall have occurred;

          (n) Lenard Liberman (1) dies or (2) shall no longer be an officer of any Credit Party and shall not be providing any oversight role or services (in a capacity such as, but not limited to, chairman or vice chairman of the board of directors) and a successor of comparable experience and abilities (or a successor otherwise having reasonable qualifications and abilities in the broadcast industry) shall not have been engaged within 180 days of such death or such

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cessation; provided that in the event Lenard Liberman is unable to serve as and perform the duties as an officer of any Credit Party due to physical or mental illness, the date of such cessation for purposes of this clause (n) shall commence only after such inability exists for 170 days (including a period of 75 consecutive days) in any 12 consecutive month period;

          (o) any of the following shall occur: (i) the Liens created by the Collateral Documents shall at any time (other than by reason of the Administrative Agent relinquishing such Lien) cease in any material respect to constitute valid and perfected Liens on the Collateral intended to be covered thereby; (ii) except for expiration in accordance with its respective terms, any Collateral Document shall for whatever reason be terminated, or shall cease to be in full force and effect; or (iii) the enforceability of any Collateral Document shall be contested in writing by any Credit Party;

          (p) any Credit Party or Empire Burbank shall assert in writing that its obligations hereunder or under the Collateral Documents shall be invalid or unenforceable;

          (q) any Holding Company shall fail to observe or perform any covenant, condition or agreement in respect of any Holding Company Debt that results in such Holding Company Debt becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Holding Company Debt or any trustee or agent on its or their behalf to cause any Holding Company Debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity except for prepayments, repurchases, redemptions or defeasances resulting from the voluntary sale or transfer of property securing such Holding Company Debt to the extent permitted hereunder;

          (r) Jose or Lenard Liberman shall default in the observance or performance of their respective obligations under the Liberman Subordination Agreements (if any) and such default shall continue unremedied for a period of 30 days after the earlier of (x) actual knowledge by a Financial Officer of any Credit Party or (y) notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

          (s) other than as a result of a sale or other Disposition permitted hereunder or from the conversion of any Broadcast Station to digital television or in connection with any Relocation, except any such conversion or Relocation which causes a Material Adverse Effect, any Credit Party shall lose, fail to keep in force, suffer the termination, suspension or revocation of, or terminate, forfeit or suffer an adverse amendment to, any Material FCC License(s) held by any Credit Party which contribute(s) in the aggregate in excess of 5% of the EBITDA of the Credit Parties for the immediately preceding fiscal year as stated in the Compliance Certificate required to be delivered for such fiscal year pursuant to Section 6.1(c) or, if such Compliance Certificate is not available at the time of such loss, termination, suspension or revocation, as demonstrated through financial statements and reports acceptable to the Administrative Agent in its reasonable discretion; or

          (t) any Credit Party shall permit its on-the-air broadcast operations to be interrupted at any time for more than seven days, whether or not consecutive, during any period of ten consecutive days, if such interruption is likely to have a Material Adverse Effect unless

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(and only so long as), substantially all damages, liabilities and other effects of such interruption of service (including any adverse effect on the Credit Parties' ability to perform its obligations under this Agreement) are fully covered by business interruption insurance;

then, and in every such event (other than an event described in clause (g) or (h) of this Section 8.1), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Credit Parties, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Credit Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties, and
(iii) the Administrative Agent may exercise all of the rights hereunder or under the Collateral Documents or applicable law, including the rights as secured party and mortgagee under the Collateral Documents; and in case of any event described in clause (g) or (h) of this Section 8.1, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Credit Parties accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties, and the Administrative Agent shall be permitted to exercise such rights hereunder or under the Collateral Documents or applicable law, including the rights as secured party and mortgagee under the Collateral Documents to the extent permitted by applicable law.

                                    ARTICLE 9

                            The Administrative Agent

     9.1 Appointment and Authorization. Each of the Lenders and the Issuing Lender hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

     9.2 Administrative Agent's Rights as Lender. The Lender or other financial institution serving as the Administrative Agent or the Issuing Lender hereunder shall have the same rights and powers in its capacity as a Lender hereunder as any other Lender and may exercise the same as though it were not the Administrative Agent or the Issuing Lender, and such institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Credit Party or any Subsidiary or other Affiliate of any thereof as if it were not the Administrative Agent or the Issuing Lender hereunder.

     9.3 Duties As Expressly Stated. Neither the Administrative Agent nor the Issuing Lender shall have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) neither the

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Administrative Agent nor the Issuing Lender shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither the Administrative Agent nor the Issuing Lender shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by this Agreement and the other Loan Documents that the Administrative Agent or Issuing Lender is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as is required hereunder with respect to such action), and (c) except as expressly set forth herein and in the other Loan Documents, neither the Administrative Agent nor the Issuing Lender shall have any duty to disclose, or shall be liable for the failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries that is communicated to or obtained by the financial institution serving as the Administrative Agent or the Issuing Lender or any of its Affiliates or Approved Funds in any capacity. Neither the Administrative Agent nor the Issuing Lender shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as is required hereunder with respect to such action) or all of the Lenders if expressly required, or in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor the Issuing Lender shall be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent or the Issuing Lender by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in, or in connection with, this Agreement or the other Loan Documents, (ii) the contents of any certificate, report or other document delivered hereunder or under any of the other Loan Documents or in connection herewith of therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, the other Loan Documents or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or the Issuing Lender. Neither the Administrative Agent nor the Issuing Lender shall, except to the extent the Administrative Agent expressly instructed by the Required Lenders with respect to collateral security under the Collateral Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to the Loan Documents or applicable law.

     9.4 Reliance By Administrative Agent. The Administrative Agent and the Issuing Lender shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent and the Issuing Lender also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent and the Issuing Lender may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent and the Issuing Lender shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if

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so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action (it being understood that this provision shall not release the Administrative Agent from performing any action with respect to the Borrower expressly required to be performed by it pursuant to the terms hereof) under this Agreement. The Administrative Agent and the Issuing Lender shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

     9.5 Action Through Sub-Agents. The Administrative Agent and the Issuing Lender may perform any and all of its duties, and exercise its rights and powers, by or through any one or more sub-agents appointed by the Administrative Agent or the Issuing Lender. The Administrative Agent and the Issuing Lender and any such sub-agent may perform any and all its duties and exercise its rights and powers through its Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and the Issuing Lender and any such sub-agent, and shall apply to its activities in connection with the syndication of the credit facilities provided for herein as well as activities of the Administrative Agent or the Issuing Lender.

     9.6 Resignation of Administrative Agent and Appointment of Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent, as provided in this paragraph, the Administrative Agent may resign at any time upon 30 days' notice to the Lenders, the Issuing Lender and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the prior written consent of the Borrower (which shall not be unreasonably withheld or delayed), to appoint a successor Administrative Agent. If no successor shall have been so appointed and shall have accepted such appointment within 30 days after such retiring Administrative Agent gives notice of its resignation, then such retiring Administrative Agent may, on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent, which shall be a bank with an office in Boston, Massachusetts, Los Angeles, California or New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder, by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

     9.7 Lenders' Independent Decisions. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Issuing Lender or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also

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acknowledges that it will, independently and without reliance upon the
Administrative Agent, the Issuing Lender or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement and the other Loan Documents, any related agreement or any document furnished hereunder or thereunder. Except as explicitly provided herein, neither the Administrative Agent nor the Issuing Lender has any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to such operations, business, property, condition or creditworthiness, whether such information comes into its possession on or before the first Event of Default or at any time thereafter. Neither the Administrative Agent nor the Issuing Lender shall be deemed a trustee or other fiduciary on behalf of any party.

     9.8 Indemnification. Each Lender agrees to indemnify and hold harmless each of the Agents, the Sole Lead Arranger and the Issuing Lender (to the extent not reimbursed under Section 10.3, but without limiting the obligations of the Borrower under Section 10.3), ratably in accordance with the aggregate principal amount of the respective Commitments of and/or Loans and LC Exposure held by the Lenders (or, if all of the Commitments shall have been terminated or expired, ratably in accordance with the aggregate outstanding amount of the Loans and LC Exposure held by the Lenders), for any and all liabilities (including pursuant to any Environmental Law), obligations, losses, damages, penalties, actions, judgments, deficiencies, suits, costs, expenses (including reasonable attorney's fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against any of the Agents, the Sole Lead Arranger or the Issuing Lender (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of any Loan Document or any other documents contemplated by or referred to therein for any action taken or omitted to be taken by any Agent, the Sole Lead Arranger or the Issuing Lender under or in respect of any of the Loan Documents or other such documents or the transactions contemplated thereby (including the costs and expenses that the Borrower is obligated to pay under Section 10.3, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Lender shall be liable for any of the foregoing to the extent they are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the party to be indemnified. The agreements set forth in this
Section 9.8 shall survive the payment of all Loans and other obligations hereunder and shall be in addition to and not in lieu of any other indemnification agreements contained in any other Loan Document.

     9.9 Consents Under Other Loan Documents. Except as otherwise provided in this Agreement and the other Loan Documents, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the other Loan Documents.

     9.10 The Agents. None of the Co-Syndication Agents nor the Co-Documentation Agents shall have any duties or obligations under this Agreement or the other Loan Documents, express or implied. None of the Co-Syndication Agents nor the Co-Documentation Agents shall incur any personal liability by reason of being named the Co-Syndication Agents or Co-Documentation Agents hereunder.

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                                   ARTICLE 10

                                  Miscellaneous

     10.1 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telephonic facsimile (fax), as follows:

          (a) if to any Credit Party, to LBI Media, Inc., 1813 Victory Place, Burbank, CA 91504, Attention: Executive Vice President (fax no. (818) 558-4244), with copies to: O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, CA 90071, Attention: Joseph K. Kim (fax no. (213) 430-6407).

          (b) if to the Administrative Agent, to Fleet National Bank, 1185 Avenue of the Americas, 16/th/ Floor, Media & Entertainment Group, Mail Stop NYEH 30916K, New York, New York 10036-2600, Attention: Garret Komjathy (fax no.
(212) 819-6202), with a copy to Palmer & Dodge LLP, 111 Huntington Avenue, Boston, Massachusetts 02199, Attention: George Ticknor (fax no. (617) 227-4420);

          (c) if to any Lender (including to Fleet in its capacity as the Issuing Lender), to it at its address (or fax number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     10.2 Waivers; Amendments.

          (a) No failure or delay by the Administrative Agent, the Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Lender and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Credit Party or Subsidiary therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Lender may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except to the extent this Agreement or any other Loan Document provides for revisions to the schedules hereto or thereto with the

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approval of the Administrative Agent or pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the written consent of the Required Lenders and the Administrative Agent; provided that no such agreement shall:

               (i) increase the Commitment of any Lender without the written consent of such Lender and the Administrative Agent, except that the consent of the Administrative Agent shall not be required with respect to any Revolving Credit Commitment Increase;

               (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby;

               (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement other than mandatory prepayments of the Loans required under Section 2.10(b), or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, change the maturity date of any Loan, or postpone the scheduled date of expiration of any Commitment, or postpone the ultimate expiration date of any Letter of Credit beyond the Revolving Credit Maturity Date, without the written consent of each Lender affected thereby;

               (iv) change Section 2.10(c) in a manner that would alter the application of prepayments thereunder, or change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without in each case the written consent of each Lender;

               (v) change any of the provisions of this Section 10.2 or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Document or make any determination or grant any consent hereunder or thereunder, without the written consent of each Lender;

               (vi) release any of the Guarantors from its obligations in respect of its Guarantee under Article 3 or release all or substantially all of the Collateral (or terminate any Lien with respect thereto), except as expressly permitted in the Loan Documents, without the written consent of each Lender; or

               (vii) waive any of the conditions precedent specified in Section
     5.1 without the consent of each Lender and the Administrative Agent;

provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent or the Issuing Lender hereunder without the prior written consent of such Agent or the Issuing Lender, as the case may be.

          (c) None of the Collateral Documents nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered

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into by the Credit Parties party thereto, and by the Administrative Agent with the written consent of the Required Lenders.

     10.3 Expenses; Indemnity; Damage Waiver.

          (a) The Credit Parties jointly and severally agree to pay, or reimburse the Administrative Agent, the Sole Lead Arranger or the Lenders, as applicable, for paying, (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Sole Lead Arranger and their Affiliates, including the reasonable fees, charges and disbursements of Special Counsel, any FCC counsel or local counsel, in connection with the syndication of the credit facilities provided for herein, the preparation of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Lender, the Sole Lead Arranger or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Lender, the Sole Lead Arranger or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.3, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof, and (iv) all Other Taxes levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Collateral Document or any other document referred to therein.

          (b) The Credit Parties jointly and severally agree to indemnify the Agents, the Sole Lead Arranger, the Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee and settlement costs, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby, the performance or failure to perform by the parties hereto and thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party or any of their Subsidiaries, or any Environmental Liability related in any way to any Credit Party or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be

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available to the extent that such losses, claims, damages, liabilities or related expenses (are determined by a court of competent jurisdiction by final and nonappealable judgment to have) resulted from the gross negligence or willful misconduct of such Indemnitee.

          (c) To the extent that the Credit Parties fail to pay any amount required to be paid by them to the Administrative Agent under paragraph (a) or
(b) of this Section 10.3, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such. To the extent that the Credit Parties fail to pay any amount required to be paid by them to the Sole Lead Arranger under paragraph (a) or (b) of this Section 10.3, each Lender severally agrees to pay to the Sole Lead Arranger such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Sole Lead Arranger in its capacity as such. To the extent that the Credit Parties fail to pay any amount required to be paid by them to the Issuing Lender under paragraph (a) or (b) of this Section 10.3, each Revolving Credit Lender severally agrees to pay to the Issuing Lender such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Issuing Lender in its capacity as such.

          (d) To the extent permitted by applicable law, none of the Credit Parties shall assert, and each Credit Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) All amounts due under this Section 10.3 shall be payable promptly after written demand therefor.

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

     10.4 Successors and Assigns.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and the Administrative Agent (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) and may assign Revolving Credit Commitment and Revolving Credit Loans; provided that:

              (i) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund of a Lender, the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Credit Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Lender) each must give its prior written consent to such assignment (which consent shall not be unreasonably withheld, delayed or conditioned),

              (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or Approved Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender's Loans or Commitment, the amount of the Loans or Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than the lesser of $5,000,000 or the entire Commitment of such assigning Lender, unless the Borrower and the Administrative Agent otherwise consent;

              (iii) the parties to each assignment (other than an assignment to a Lender or its Affiliate or Approved Fund) shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,000, and

              (iv) the assignee shall be an Eligible Assignee and shall deliver to the Administrative Agent an Administrative Questionnaire;

provided further that any consent of the Borrower otherwise required under this paragraph shall not be required (i) if an Event of Default has occurred and is continuing, (ii) in the event of an assignment to an existing Lender, or (iii) in the event of an assignment by General Electric Capital Corporation following a determination by such Lender or its affiliate, the National Broadcasting Company ("NBC"), that continued ownership of rights or obligations hereunder would (A) violate FCC rules pertinent to attributable ownership or (B) cause NBC to forgo investments or acquisition opportunities in any of the markets in which the Borrower then operates, then, in each case, such Lender shall consult with the Borrower and the Administrative Agent regarding proposed assignees and use reasonable efforts to cause such assignment to an assignee reasonably acceptable to the Borrower and the Administrative Agent.

Notwithstanding the foregoing, the restrictions of this Section 10.4(b)(ii) shall not apply until the date on which the primary syndication of the Commitments has been completed.

          (c) Upon acceptance and recording pursuant to paragraph (e) of this
Section 10.4, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.3 with respect to matters described therein occurring or accruing prior to the effective date of any such Assignment and Acceptance). Notwithstanding anything therein to the contrary, no Approved Fund shall be entitled to receive any greater amount pursuant to Sections 2.14, 2.15 and 2.16 than the transferor Lender would have been entitled to receive in respect of the assignment effected by such transferor Lender had no assignment occurred. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with paragraph (b) of this Section 10.4 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.

          (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in Boston, Massachusetts a copy of each Assignment and Acceptance and Lender Joinder Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary (absent manifest error). The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender or the Administrative Agent, at any reasonable time and from time to time upon reasonable prior notice.

          (e) (i) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 10.4 and any written consent to such assignment required by paragraph (b) of this Section 10.4, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph, and (ii) upon its receipt of a duly completed Lender Joinder Agreement executed by a New Lender and Administrative Agent in accordance with Section 2.1(b), and the New Lender's completed Administrative Questionnaire, the Administrative Agent shall accept such Lender Joinder Agreement and record the information contained therein in the Register.

          (f) Any Lender may, without the consent of or notice to the Borrower, the Administrative Agent or the Issuing Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 10.2(b), or Section 10.2(c), that affects such Participant. Subject to paragraph (g) of this Section 10.4, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14. 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.4.

          (g) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

          (h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

          (i) Anything in this Section 10.4 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to any Credit Party or any of its Affiliates or Subsidiaries without the prior consent of each Lender and the Administrative Agent.

          (j) A Lender may furnish any information concerning any Credit Party, Holding Company or Subsidiary in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) subject, however, to and so long as the recipient agrees in writing to be bound by, the provisions of Section 10.13. In addition, the Administrative Agent may furnish any information concerning any Credit Party or any of its Subsidiaries or Affiliates in the Administrative Agent's possession to any Affiliate of the Administrative Agent, subject, however, to the provisions of Section 10.13. The Credit Parties shall assist any Lender in effectuating any assignment or participation pursuant to this Section
10.4 (including during syndication) in whatever manner such Lender reasonably deems necessary, including participation in meetings with prospective transferees.

          (k) Each Lender listed on the signature pages hereof hereby agrees (i) that it is an Eligible Assignee described in the definition thereof. Each Lender that becomes a party hereto pursuant to an Assignment and Acceptance shall be deemed to agree that the agreements of such Lender contained in Section 3 of such Assignment and Acceptance are incorporated herein by this reference.

     10.5 Survival. All covenants, agreements, representations and warranties made by the Credit Parties and Subsidiaries herein and in the other Loan Documents, and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Loan Documents, shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect so long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or the other Loan Documents is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 10.3 and Article 9 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

     10.6 Counterparts; Integration; References to Agreement; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent or its counsel and to certain other lenders constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Whenever there is a reference in any Collateral Document or UCC Financing Statement to the "Credit Agreement" to which the Administrative Agent, the Lenders and the Credit Parties are parties, such reference shall be deemed to be made to this Agreement among the parties hereto. Except as provided in Section 5.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     10.7 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     10.8 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 10.8 are in addition to any other rights and remedies (including other rights of setoff) that such Lender may have.

     10.9 Governing Law; Jurisdiction; Consent to Service of Process.

          (a) This Agreement and all issues arising with respect hereto, including the validity or enforceability of any agreement contained herein and the issue of usury with respect to the transactions contemplated hereby, shall be construed in accordance with and governed by the law, other than the conflict of law rules, of The Commonwealth of Massachusetts.

          (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of The Commonwealth of Massachusetts and of the United States District Court for the District of Massachusetts, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Massachusetts court (or, to the extent permitted by law, in such Federal court). Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Credit Party or Subsidiary or its properties in the courts of any jurisdiction.

          (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section 10.9. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     10.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.

     10.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     10.12 Release of Collateral and Guarantees. The Administrative Agent and the Lenders agree that if all of the capital stock of or other equity interests in, or any assets of, any Subsidiary that is owned by the Credit Parties is sold to any Person as permitted by the terms of this Agreement and the Collateral Documents, or if any Subsidiary is merged or consolidated with or into any other Person as permitted by the terms of this Agreement and such Subsidiary is not the continuing or surviving corporation, the Administrative Agent shall, upon request of the Borrower (and upon the receipt by the Administrative Agent of such evidence as the Administrative Agent or any Lender may reasonably request to establish that such sale, designation, merger or consolidation is permitted by the terms of this Agreement), terminate the Guarantee of such Subsidiary under Article 3 and authorize the Administrative Agent to release the Lien created by the Collateral Documents on any capital stock of or other equity interests in such Subsidiary and on any assets of such Subsidiary.

     10.13 Confidentiality. Each Lender agrees to keep confidential information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's employees, representatives, directors, attorneys, auditors, agents, professional advisors, trustees or Affiliates who are advised of the confidential nature of such information or to any direct or indirect contractual counter party in swap agreements or such contractual counter party's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counter party agrees to be bound by the provisions of this Section 10.13), (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source of such information that is in the public domain at the time of disclosure (so long as such information does not become publicly available as a result of a breach of this
Section 10.13), (c) to the extent disclosure is required by law (including applicable securities law), regulation, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to the Borrower unless such notice is legally prohibited) or requested or required by bank, securities, insurance or investment company regulators or auditors or any administrative body or commission (including the Securities Valuation Office of the National Association of Insurance Commissioners) to whose jurisdiction such Lender may be subject, (d) to any rating agency to the extent required in connection with any rating to be assigned to such Lender, (e) to assignees or participants or prospective assignees or participants who agree to be bound by the provisions of this Section 10.13, (f) to the extent required in connection with any litigation between any Credit Party and any Lender with respect to the Loans or this Agreement and the other Loan Documents or (g) with the Borrower's prior written consent.

     10.14 Continued Effectiveness; No Novation. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation of the obligations, liabilities or indebtedness of the Credit Parties under the Existing Credit Agreement. Instead, it is the express intention of the parties hereto to reaffirm, amend and restate the obligations, liabilities and indebtedness created under or otherwise evidenced by the Existing Credit Agreement that is evidenced by the notes provided for therein and secured by the collateral contemplated thereby and hereby. The Credit Parties acknowledge and confirm that the liens and security interests granted pursuant to the Loan Documents secure the obligations, liabilities and indebtedness of the Credit Parties to the Lenders under the Existing Credit Agreement, as amended and restated hereby, and that the term "Secured Obligations" used in certain of the Loan Documents (or any other term used herein to describe or refer to the obligations, liabilities and indebtedness of the Credit Parties) describes and refers to the Credit Parties' obligations, liabilities and indebtedness hereunder and under the Existing Credit Agreement, as amended and restated hereby, as the same may be further amended, modified, supplemented or restated from time to time. The Loan Documents and all agreements, documents and instruments executed and delivered in connection with any of the foregoing shall each be deemed to be amended to the extent necessary to give effect to the provisions of this Agreement. Cross-references in the Loan Documents to particular section or subsection numbers in the Existing Credit Agreement shall be deemed to be cross-references to the corresponding sections or subsections, as applicable, of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    BORROWER
                                    --------

                                    LBI MEDIA, INC., (formerly known as LBI
                                    Holdings II, Inc.)
                                    a California corporation

                                    By: /s/ Lenard Liberman
                                       ------------------------------------
                                         Name:  Lenard Liberman
                                         Title: Executive Vice President


                                   GUARANTORS
                                   ----------

                                   LIBERMAN TELEVISION OF HOUSTON, INC., a
                                   California corporation

                                   By: /s/ Lenard Liberman
                                      -------------------------------------
                                         Name:  Lenard Liberman
                                         Title: Executive Vice President

                                       KZJL LICENSE CORP.,
                                       a California corporation

                                       By: /s/ Lenard Liberman
                                          --------------------------------------
                                              Name:  Lenard Liberman
                                              Title: Executive Vice President

                                       LIBERMAN TELEVISION, INC.,
                                       a California corporation

                                       By: /s/ Lenard Liberman
                                          --------------------------------------
                                              Name:  Lenard Liberman
                                              Title: Executive Vice President

                                       KRCA TELEVISION, INC.,
                                       a California corporation

                                       By: /s/ Lenard Liberman
                                          --------------------------------------
                                              Name:  Lenard Liberman
                                              Title: Executive Vice President

                                       KRCA LICENSE CORP.,
                                       a California corporation

                                       By: /s/ Lenard Liberman
                                          --------------------------------------
                                              Name:  Lenard Liberman
                                              Title: Executive Vice President

                                       LIBERMAN BROADCASTING, INC.,
                                       a California corporation

                                       By: /s/ Lenard Liberman
                                          --------------------------------------
                                              Name:  Lenard Liberman
                                              Title: Executive Vice President

                                       LBI RADIO LICENSE CORP.,
                                       a California corporation

                                       By: /s/ Lenard Liberman
                                          --------------------------------------
                                              Name:  Lenard Liberman
                                              Title: Executive Vice President


                                       LIBERMAN BROADCASTING OF HOUSTON, INC.,
                                       a California corporation

                                       By: /s/ Lenard Liberman
                                          --------------------------------------
                                              Name:  Lenard Liberman
                                              Title: Executive Vice President


                                       LIBERMAN BROADCASTING OF HOUSTON LICENSE
                                       CORP., a California corporation

                                       By: /s/ Lenard Liberman
                                          --------------------------------------
                                              Name:  Lenard Liberman
                                              Title: Executive Vice President

                                       EMPIRE BURBANK STUDIOS, INC.,
                                       a California Corporation

                                       By: /s/ Lenard Liberman
                                          --------------------------------------
                                              Name:  Lenard Liberman
                                              Title: Executive Vice President


                                       HOLDING COMPANIES
                                       -----------------

                                       Solely with respect to provisions of
                                       ------------------------------------
                                       Section 7.15:
                                       ------------

                                       LBI HOLDINGS I, INC. ,
                                       a California corporation

                                       By: /s/ Lenard Liberman
                                          --------------------------------------
                                              Name:  Lenard Liberman
                                              Title: Executive Vice President


                                       LBI INTERMEDIATE HOLDINGS, INC. ,
                                       a California corporation

                                       By: /s/ Lenard Liberman
                                          --------------------------------------
                                              Name:  Lenard Liberman
                                              Title: Executive Vice President

                                       ADMINISTRATIVE AGENT

                                       FLEET NATIONAL BANK,
                                       as Administrative Agent and Lender

                                       By: /s/ Stephen J. Healey
                                          --------------------------------------
                                              Name:  Stephen J. Healey
                                              Title: Managing Director


                                       SOLE LEAD ARRANGER
                                       ------------------

                                       FLEET SECURITIES, INC.,
                                       as Sole Lead Arranger

                                       By: /s/ Jonathan Mullen
                                          --------------------------------------
                                              Name:  Jonathan Mullen
                                              Title: Vice President

                                          CO-SYNDICATION AGENTS

                                          GENERAL ELECTRIC CAPITAL CORPORATION,
                                          as Co-Syndication Agent and Lender

                                          By: /s/ K.M. Gacevich
                                             -----------------------------------
                                                Name:  Kenneth M. Gacevich
                                                Title: Duly Authorized Signatory

                                             U.S. BANK, N.A.,
                                             as Co-Syndication Agent and Lender

                                             By: /s/ Jaycee Earll
                                                --------------------------------
                                                 Name:  Jaycee Earll
                                                 Title: Assistant Vice President

                                            CO-DOCUMENTATION AGENTS
                                            -----------------------

                                            CIT LENDING SERVICES CORPORATION,
                                            as Co-Documentation Agent and Lender

                                            By: /s/ Rosemary Abee
                                               ---------------------------------
                                                  Name:  Rosemary Abee
                                                  Title: Vice President

                                            SUNTRUST BANK,
                                            as Co-Documentation Agent and Lender

                                            By: /s/ Thomas C. King, Jr.
                                               ---------------------------------
                                                  Name:  Thomas C. King, Jr.
                                                  Title: Vice President

                              LENDERS

                              CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH

                              By: /s/ Paul J. Corona            /s/ Bill O'Daly
                                 ----------------------------------------------
                                  Name:  Paul J. Corona             Bill O'Daly
                                  Title: Director                   Director

                                    CIBC INC.

                                    By: /s/ Keith Labbate
                                        -----------------------
                                        Name:  Keith Labbate
                                        Title: Executive Director
                                               CIBC World Markets Corp. As Agent

                                              UBS AG, STAMFORD BRANCH

                                              By: /s/ Wilfred V. Saint
                                                 -------------------------------
                                                    Name:  Wilfred V. Saint
                                                    Title: Associate Director
                                                           Banking Products
                                                           Services, US


                                              By: /s/ Luke Goldsworthy
                                                 -------------------------------
                                                    Name:  Luke Goldsworthy
                                                    Title: Associate Director
                                                           Banking Products
                                                           Services, US

                                              CITY NATIONAL BANK

                                              By: /s/ Aaron C. Cohen
                                                 ------------------------------
                                                    Name:  Aaron C. Cohen
                                                    Title: Vice President